As filed with the Securities and Exchange Commission on March 24, 2026

File No. 000-56795

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Golub Capital Private Income Fund S
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or registration)	39-3613464 (I.R.S. Employer Identification No.)
200 Park Avenue, 25th Floor New York, NY (Address of principal executive offices)	10166 (Zip Code)

(212) 750-6060
(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda	Bissie Bonner
Nathan Briggs	Simpson Thacher & Bartlett LLP
Simpson Thacher & Bartlett LLP	425 Lexington Avenue
900 G Street, N.W.	New York, NY 10017
Washington, DC 20001

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Exchange Act:
Common shares of beneficial interest, par value $0.01 per share
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

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EXPLANATORY NOTE

Golub Capital Private Income Fund S is filing this amendment no. 2 to its registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and in order to provide current public information to the investment community. We are subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

•	In this Registration Statement, unless otherwise specified, the terms:

o	“we,” “us,” “our,” the “Fund” and “GPIF S” refer to Golub Capital Private Income Fund S, a Delaware statutory trust;

o	“GC Advisors” or the “Investment Adviser” refers to GC Advisors LLC, our investment adviser;

o	“Administrator” refers to Golub Capital LLC, an affiliate of GC Advisors and our administrator;

o	“Golub Capital” refers, collectively, to the activities and operations of Golub Capital LLC (formerly Golub Capital Management LLC), which entity employs all of Golub Capital’s investment professionals, GC Advisors and associated investment funds and their respective affiliates; and

o	“shareholder” refers to holders of our common shares of beneficial interest, par value $0.01 per share (each a “Class S Share” or “Common Share” and collectively the “Class S Shares” or “Common Shares”).

•	The Fund’s Common Shares can only be sold to “accredited investors” as defined in rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). An investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

•	The Fund’s Common Shares will not be listed on a securities exchange, and it is not currently expected that they will be listed or that a secondary market will develop.

•	Beginning no later than the second full calendar quarter from the date on which we held our Initial Closing (as defined below), and at the discretion of our board of trustees (the “Board of Trustees”), we intend to commence a share repurchase program in which we intend to offer to repurchase, in each quarter, up to 5% of our Common Shares outstanding (either by number of Common Shares or aggregate net asset value (“NAV”)) as of the close of the previous calendar quarter. Our Board of Trustees may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in our best interest and the best interest of our shareholders. Investors should consider our Common Shares to be an illiquid investment.

•	An investment in the Fund would not be suitable for investors who need the money they invest in a specified time frame.

•	There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. Any capital returned through distributions will be returned after the payment of fees and expenses.

•	We filed an election to be regulated as a BDC under the 1940 Act on December 31, 2025 and are subject to the 1940 Act requirements applicable to BDCs.

FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including, without limitation, those caused by global health pandemics or other large scale events;

•	the effect of investments that we expect to make and the competition for those investments;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with GC Advisors and other affiliates of Golub Capital;

•	the dependence of our future success on the general economy and its effect on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	the use of borrowed money to finance a portion of our investments;

•	the adequacy of our financing sources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	general economic and political trends and other external factors;

•	changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets;

•	elevated levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest;

•	the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments;

•	the ability of GC Advisors or its affiliates to attract and retain highly talented professionals;

•	the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics or other large scale events;

•	turmoil in Eastern Europe and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest;

•	our ability to qualify and maintain our qualification as a regulated investment company and as a BDC;

•	the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;

•	general price and volume fluctuations in the stock markets;

•	the impact on our business of Dodd-Frank (as defined below) and the rules and regulations issued thereunder and any actions toward repeal thereof; and

•	the effect of changes to tax legislation and our tax position.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as “Item 1A. Risk Factors” in this Registration Statement.

We have based the forward-looking statements included in this Registration Statement on information available to us on the date of the filing of this Registration Statement. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we make directly to you or through reports that we in the future file with the Securities and Exchange Commission (“SEC”) including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This Registration Statement contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

You should understand that, under Section 27A(b)(2)(B) of the Securities Act, and Section 21E(b)(2)(B) of the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to the forward-looking statements made in this Registration Statement or in periodic reports we file under the Exchange Act.

RISK FACTOR SUMMARY

The risk factors described below are a summary of the principal risk factors associated with an investment in us. These are not the only risks we face. You should carefully consider these risk factors, together with the risk factors set forth in “Item 1A. Risk Factors” of this Registration Statement and the other reports and documents filed by us with the SEC.

We are subject to risks relating to our business and structure

•	We are a new company and have a limited operating history.

•	We are subject to risks associated with the current interest rate environment, and to the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income.

•	We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

•	We are dependent upon GC Advisors for our success and upon its access to the investment professionals and partners of Golub Capital and its affiliates.

•	Our business model depends to a significant extent upon strong referral relationships with sponsors and investing in companies backed by private equity sponsors. Any inability of GC Advisors to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

•	There are significant potential conflicts of interest as a result of our arrangements with GC Advisors and its affiliates and GC Advisors’ investment committee that could affect our investment returns.

•	To the extent consistent with GC Advisors’ fiduciary duties, GC Advisors could make certain investment decisions for the purpose of receiving transaction fees.

•	Reductions, waivers or absorptions of fees and costs can temporarily result in higher returns to investors than they would otherwise receive if full fees and costs were charged.

•	GC Advisors could prioritize its relationship with a borrower or private equity sponsor instead of seeking the most advantageous terms for our investments.

•	GC Advisors operates in multiple business lines and could pursue additional business lines, which could create a conflict of interest in the allocation of its time and focus.

•	Golub Capital could pursue strategic transactions, which could create a conflict of interest in the allocation of GC Advisors’ time and focus.

•	We and GC Advisors could be the target of litigation or regulatory investigations.

•	We will be subject to corporate-level income tax if we are unable to qualify for taxation as a “regulated investment company” (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

•	We intend to finance our investments with borrowed money, which will accelerate and increase the potential for gain or loss on amounts invested and could increase the risk of investing in us.

•	We could default under our credit facilities.

•	The majority of our portfolio investments are valued using the investment’s fair value, as determined in good faith by GC Advisors, as our valuation designee (the “Valuation Designee”), subject to oversight by our Board of Trustees, and, as a result, there could be uncertainty as to the value of our portfolio investments.

•	Our Board of Trustees could change our investment objective, operating policies and strategies without prior notice or shareholder approval.

•	GC Advisors can resign on 60 days’ notice, and we can provide no assurance that we would be able to find a suitable replacement, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

•	The Administrator can resign on 60 days’ notice, and we can provide no assurance that we would be able to find a suitable replacement, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

•	Investors should consider Common Shares to be an illiquid investment.

We are subject to risks relating to our investments

•	Economic recessions or downturns could impair our portfolio companies and defaults by our portfolio companies will harm our operating results.

•	Inflation could adversely affect the business, results of operations and financial condition of our portfolio companies.

•	Our investments in leveraged portfolio companies are risky, and we could lose all or part of our investment.

•	The lack of liquidity in our investments could adversely affect our business.

•	Our portfolio companies could prepay loans, which could reduce our yields if capital returned cannot be invested in transactions with equal or greater expected yields.

•	We are subject to credit and default risk and our portfolio companies could be unable to repay or refinance outstanding principal on their loans at or prior to maturity.

•	Our portfolio could be concentrated in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

•	We expect to hold the debt securities of leveraged companies that could, due to the significant volatility of such companies, enter into bankruptcy proceedings.

•	Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

•	Because we generally do not hold controlling equity interests in our portfolio companies, we generally will not be able to exercise control over our portfolio companies or prevent decisions by management of our portfolio companies that could decrease the value of our investment.

•	Our portfolio companies could incur debt that ranks equally with, or senior to, our investments in such companies and such portfolio companies could fail to generate sufficient cash flow to service their debt obligations to us.

•	The disposition of our investments could result in contingent liabilities.

•	GC Advisors’ liability is limited, and we have agreed to indemnify GC Advisors against certain liabilities, which could lead GC Advisors to act in a riskier manner on our behalf than it would when acting for its own account.

•	We could be subject to risks if we engage in hedging transactions and could become subject to risks if we invest in foreign securities.

•	We could suffer losses from our equity investments.

•	We could be subject to lender liability claims with respect to our portfolio company investments.

Investors are subject to risks relating to an investment in our securities

•	Investing in our securities could involve an above average degree of risk.

•	There is a risk that investors in our equity securities will not receive distributions or that our distributions will not grow over time and a portion of our distributions could be a return of capital.

•	We have not established any limit on the amount of funds we can use from available sources, such as borrowings, if any, or proceeds from offerings of our Common Shares, to fund distributions (which could reduce the amount of capital we ultimately invest in assets).

We believe these factors include but are not limited to those described herein in “Item 1A. Risk Factors” in this Registration Statement, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Registration Statement and in our other periodic filings.

Item 1.	Business.

Golub Capital Private Income Fund S

The Fund was formed on July 22, 2025 as a Delaware statutory trust. We are an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated as soon as reasonably practical, and intend to qualify annually thereafter, as a RIC under the Code. As a BDC and a RIC, we are required to comply with certain regulatory requirements.

We intend to invest primarily in privately originated and privately negotiated investments, predominantly through direct lending to U.S. private companies in the middle-market in the form of one stop loans (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) and other senior secured loans. GC Advisors structures these one stop loans as senior secured loans, and we obtain security interests in the assets of the portfolio company that serve as collateral in support of the repayment of these loans. This collateral often takes the form of first-priority liens on the assets of the portfolio company. In many cases, we are the sole lender, or we, together with our affiliates, are the sole lenders of one stop loans, which can afford us additional influence over the borrower in terms of monitoring and, if necessary, remediating any underperformance.

Our investment objective is to generate current income and capital appreciation. We seek to meet our investment objective by:

•	accessing the established loan origination channels developed by Golub Capital, a leading lender to U.S. middle-market companies with over $90 billion in capital under management as of January 1, 2026;

•	selecting liquid and illiquid credit investments of U.S. companies, and, to a lesser extent, non-U.S. companies, in the middle-market;

•	partnering with experienced private equity firms, or sponsors, in many cases with whom Golub Capital has invested alongside in the past;

•	implementing the disciplined underwriting standards of Golub Capital; and

•	drawing upon the aggregate experience and resources of Golub Capital.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) directly or indirectly in private credit investments (loans, bonds and other credit and related instruments that are issued in private offerings or issued by private companies).

Under normal circumstances, we expect that the majority of our portfolio will be directly or indirectly invested in privately originated and privately negotiated investments, predominantly through direct lending to U.S. private companies in the middle-market in the form of one stop loans (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) and other senior secured loans. We will also selectively invest in second lien and subordinated loans (including loans that rank senior only to a borrower’s equity securities and ranks junior to all of such borrower’s other indebtedness in priority of payment) of private companies. We also expect to, including potentially to a significant extent, invest in liquid credit instruments, including secured floating rate syndicated loans (e.g., broadly syndicated loans), securitized products and corporate bonds. Our portfolio may, but will not necessarily, initially be comprised of a greater percentage of such instruments than it will as our investment program matures, though the exact allocation may vary from time to time depending on market conditions and available investment opportunities. Our portfolio may also include other credit-related investments, including, without limitation, structured and synthetic debt investments and debt investments accompanied by equity securities, preferred equity and, to a limited extent, common equity investments not associated with a debt investment.

Under normal conditions, we expect to make investments that typically will have position sizes under 1% of our portfolio, on average. We expect to selectively invest more than 1% of our portfolio in some of our portfolio companies and generally expect that the size of our individual investments will vary proportionately with the size of our capital base, particularly during the period prior to raising sufficient capital, which may result in larger individual investments when and if our capital base increases. We may invest in companies of any size or capitalization.

We intend to primarily invest in U.S. middle-market companies, and, to the extent we invest in foreign companies, we intend to do so in accordance with the limits of the 1940 Act applicable to BDCs and only in jurisdictions with, in our view, established legal frameworks and a history of respecting creditors’ rights as well as investment grade sovereign credit ratings, which generally includes countries that are members of the Organisation for Economics Co-operation and Development (“OECD”), such as the United Kingdom, countries that are members of the European Union, as well as Canada, Australia and Japan, among others. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other funds affiliated with Golub Capital. We expect to co-invest with other funds affiliated with Golub Capital. See “— Investment Criteria/Guidelines.”

We generally expect to invest in instruments that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These investments, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of the Fund’s debt investments have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which may increase the Fund’s risk of losing part or all of its investment.

We intend to finance our investments with borrowed money. The amount of leverage that we employ depends on GC Advisors’ and our Board of Trustees’ assessment of market and other factors at the time of any proposed borrowing. While we intend to target a leverage ratio of 0.85x to 1.25x debt-to-equity, we can exceed, deviate from and/or modify this target leverage ratio in our discretion, including for example during our ramp-up period, during periods when we are experiencing unusual market volatility or other unexpected conditions, in connection with material acquisitions or otherwise in the Investment Adviser’s discretion based on market conditions. We could issue senior debt securities to banks, insurance companies and other lenders, issue unsecured debt or notes through one or more wholly-owned collateralized loan obligations (“CLOs”), borrow under one or more credit facilities from banks or other affiliated or unaffiliated parties, including Golub Capital or its affiliates, and/or enter into reverse repurchase agreements or similar transactions. Under the terms of our declaration of trust (the “Declaration of Trust”), the Board of Trustees may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act.

In addition, investment in leveraged companies involves a number of significant risks. Leveraged companies in which we invest could have limited financial resources and could be unable to meet their obligations under their debt securities that we hold.

We may engage in hedging transactions to the limited extent such transactions are permitted under the 1940 Act and applicable commodities laws. We could, for example, use instruments such as interest rate swaps, caps, collars and floors, and, if we were to invest in foreign securities, we could use instruments such as forward contracts or currency options in currencies selected to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. We could also, for example, borrow under a credit facility in currencies selected to minimize our foreign currency exposure. There can be no assurance any hedging strategy we employ will be successful.

Our investments are subject to a number of risks. See “Item 1A. Risk Factors.”

Our Investment Adviser

Our investment activities are managed by our Investment Adviser, GC Advisors. GC Advisors is responsible for sourcing potential investments, conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. GC Advisors was organized in September 2008 and is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Under our investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”) we pay GC Advisors a management fee and an incentive fee for its services. See “— Investment Advisory Agreement” for a discussion of the management fee and incentive fee, including the income and capital gains incentive fee payable by us to GC Advisors.

GC Advisors is an affiliate of Golub Capital, and pursuant to a staffing agreement (the “Staffing Agreement”) Golub Capital LLC makes experienced investment professionals available to GC Advisors and provides access to the senior investment personnel of Golub Capital LLC and its affiliates. The Staffing Agreement provides GC Advisors with access to deal flow generated by Golub Capital LLC and its affiliates in the ordinary course of their businesses and commits the members of GC Advisors’ investment committee to serve in that capacity. As our Investment Adviser, GC Advisors is obligated to allocate investment opportunities among us and its other Clients (as defined below) fairly and equitably over time in accordance with its allocation policy. See “Conflicts of Interest”. However, there can be no assurance that such opportunities will be allocated to us fairly or equitably over any given time period. GC Advisors seeks to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Golub Capital LLC’s investment professionals.

Golub Capital LLC

Golub Capital LLC, our Administrator and an affiliate of GC Advisors, provides the administrative services necessary for us to operate pursuant to the administration agreement (the “Administration Agreement”) by and between the Administrator and us. See “Administration Agreement” for a discussion of the fees and expenses (subject to the review and approval of our Independent Trustees (as defined below)) we are required to reimburse to the Administrator.

About Golub Capital

Golub Capital, founded in 1994, is a leading lender to middle-market companies, with a long track record of investing in senior secured, one stop, second lien and subordinated loans. As of January 1, 2026, Golub Capital has over $90 billion of capital under management. Since its inception, Golub Capital has closed deals with over 420 middle-market sponsors and repeat transactions with over 280 sponsors, as of September 30, 2025.

Golub Capital’s middle-market lending group is managed by an eight-member senior management team consisting of Lawrence E. Golub, David B. Golub, Andrew H. Steuerman, Gregory W. Cashman, Spyro G. Alexopoulos, Marc C. Robinson, Robert G. Tuchscherer and Jason J. Van Dussen. As of September 30, 2025, Golub Capital had more than 230 investment professionals supported by more than 850 administrative and back office personnel that focus on operations, finance, legal and compliance, accounting and reporting, marketing, investor relations, information technology and office management.

Market Opportunity

We intend to pursue an investment strategy focused on investing primarily in newly originated first lien, senior secured, floating rate loans in U.S. middle-market companies in industries that we believe are resistant to recession. We find the middle-market attractive for the following reasons:

Target Market. We believe that small and middle-market companies in the United States with annual revenues between $10 million and $2.5 billion represent a significant growth segment of the U.S. economy and often require substantial capital investments to grow. Middle-market companies have generated a significant number of investment opportunities for investment funds managed or advised by Golub Capital, and we believe that this market segment will continue to produce significant investment opportunities for us. We intend to focus our portfolio on borrowers in what we believe are recession resistant industries.

Specialized Lending Requirements. We believe that several factors render many U.S. financial institutions ill-suited to lend to U.S. middle-market companies. For example, based on the experience of our management team, lending to U.S. middle-market companies (1) is generally more labor intensive than lending to larger companies due to the smaller size of each investment and the fragmented nature of information for such companies, (2) requires due diligence and underwriting practices consistent with the demands and economic limitations of the middle-market and (3) also requires more extensive ongoing monitoring by the lender.

Demand for Debt Capital. We believe there is a large pool of committed but uninvested private equity capital for middle-market companies. We expect private equity firms will seek to leverage their investments by combining equity capital with senior secured loans and subordinated debt from other sources, such as us.

Competition from Bank Lenders. We believe that many traditional bank lenders to middle-market businesses have either exited or de-emphasized their service and product offerings in the middle-market. These traditional lenders have instead focused on lending and providing other services to large corporate clients. We believe this has resulted in fewer key players and the reduced availability of debt capital to the companies we target.

Market Environment. We believe middle-market investments are likely to excel in uncertain market environments and that these investments have historically generated premium yields with more desirable structures for lenders as compared to large corporate loans.1 In addition, we believe the recent credit market dislocation will accelerate the market share shift toward well-positioned larger platforms. On the other hand, we believe that there has been increased competition for direct lending to middle-market businesses, which would be expected to result in less favorable pricing terms for our potential investments. If we match our competitors’ pricing, terms and structure, we would expect to experience decreased net interest income, lower yields and increased risk of credit loss. However, we believe that Golub Capital’s scale, product suite, entrenched relationships and strong market position will continue to allow us to find investment opportunities with attractive risk-adjusted returns.

Broadly Syndicated Loans and Other Investments. As noted above, we also expect to, including potentially to a significant extent, invest in liquid credit instruments, including secured floating rate syndicated loans (e.g. broadly syndicated loans), securitized products and corporate bonds. Our portfolio may, but will not necessarily, initially be comprised of a greater percentage of such instruments than it will as our investment program matures, though the exact allocation may vary from time to time depending on market conditions and available investment opportunities. Our portfolio may also include other credit related investments, including, without limitation, structured and synthetic debt investments and debt investments accompanied by equity securities, preferred equity and, to a limited extent, common equity investments not associated with a debt investment.

Competitive Strengths

Deep, Experienced Management Team. We are managed by GC Advisors, which, as of September 30, 2025, has access through the Staffing Agreement to the resources and expertise of Golub Capital’s more than 1,100 employees, led by Lawrence E. Golub, and our chief executive officer and chairman, David B. Golub. As of September 30, 2025, Golub Capital’s more than 230 investment professionals had an average of approximately 13 years2 of investment experience and were supported by more than 850 administrative and back office personnel that focus on operations, finance, legal and compliance, accounting and reporting, marketing, investor relations, information technology and office management. GC Advisors also manages (i) Golub Capital BDC, Inc., a Delaware corporation (“GBDC”); (ii) Golub Capital Private Credit Fund, a Delaware statutory trust (“GCRED”); (iii) Golub Capital Direct Lending Corporation, a Maryland corporation (“GDLC”); (iv) Golub Capital BDC 4, Inc., a Maryland corporation (“GBDC 4”); (v) Golub Capital Direct Lending Unlevered Corporation, a Maryland corporation (“GDLCU”); and (vi) Golub Capital Private Income Fund I (“GPIF I”), each of which has elected to be regulated as a BDC and, in the case of GBDC, whose shares of common stock are publicly traded on the Nasdaq Global Select Market, have investment mandates similar to ours, and primarily focus on investing in one stop and other senior secured loans. Golub Capital seeks to hire and retain high-quality investment professionals and reward those personnel based on investor returns.

1	Standard & Poor’s “High-End Middle-Market Lending Review Q4 2024” – New-issue first-lien yield-to-maturity. Middle-Market loans have, on average, generated higher yields in comparison to large corporate loans based on data starting in June 2005.
2	Excludes experience of credit monitoring team.

Leading U.S. Debt Platform Provides Access to Proprietary Relationship-Based Deal Flow. GC Advisors gives us access to the deal flow of Golub Capital, one of the leading middle-market lenders in the United States. Golub Capital has been a top three Traditional Middle-Market Bookrunner each year from 2008 through Q3 2025 for senior secured loans of up to $500.0 million for leveraged buyouts based on number of deals completed according to London Stock Exchange Group (“LSEG”) and internal data. We believe this market position makes Golub Capital the first choice lender to many sponsors. Since its inception, Golub Capital has closed deals with over 420 middle-market sponsors and repeat transactions with over 280 sponsors. We believe that Golub Capital receives relationship-based “early looks” and “last looks” at many investment opportunities in the U.S. middle-market, allowing it to be highly selective in the transactions it pursues.

Disciplined Investment and Underwriting Process. GC Advisors utilizes the established investment process of Golub Capital for reviewing lending opportunities, structuring transactions and monitoring investments. Using its disciplined approach to lending, GC Advisors seeks to minimize credit losses through effective underwriting, comprehensive due diligence investigations, structuring and the implementation of restrictive debt covenants. We expect that GC Advisors will select borrowers whose businesses will retain significant value, even in a depressed market or a distressed sale. GC Advisors intends to reduce risk further by focusing on repeat transactions with proven, successful sponsors. While emphasizing thorough credit analysis, GC Advisors intends to maintain strong relationships with sponsors by offering rapid initial feedback from senior investment professionals on each investment opportunity.

Regimented Credit Monitoring. Following each investment, GC Advisors implements a regimented credit monitoring system. This careful approach, which involves ongoing review and analysis by teams of professionals, has enabled GC Advisors to identify problems early and to assist borrowers before they face difficult liquidity constraints. If necessary, GC Advisors can assume the role of deal sponsor in a work-out situation and has extensive restructuring experience, both in and out of bankruptcy. GC Advisors believes in the need to prepare for possible negative contingencies in order to address them promptly should they arise.

Concentrated Middle-Market Focus. Because of our focus on the middle-market, we understand the following general characteristics of middle-market lending:

•	middle-market companies are generally less leveraged than large companies and, we believe, offer more attractive investment returns in the form of upfront fees, prepayment penalties and higher interest rates;

•	middle-market issuers are more likely to have simple capital structures;

•	carefully structured covenant packages enable middle-market lenders to take early action to remediate poor financial performance; and

•	middle-market lenders can undertake thorough due diligence investigations prior to investment.

Investment Criteria/Guidelines

Our investment objective is to generate current income and capital appreciation. We intend to invest primarily in one stop loans (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) and other senior secured loans of U.S. middle-market companies. We seek to generate strong risk-adjusted net returns by assembling a portfolio of investments across a broad range of industries and private equity sponsors.

We primarily target U.S. middle-market companies controlled by private equity investors that require capital for growth, acquisitions, recapitalizations, refinancings and leveraged buyouts. We seek to have a portfolio of first-lien, senior secured loans to borrowers focused on a number of sectors and industries that we believe have shown resilience during economic disruptions and are likely to show resilience in future recessionary periods, including, for example, software and technology companies as well as business, financial and healthcare services, among others. We will also make opportunistic loans to independently owned and publicly held middle-market companies. We seek to partner with strong management teams executing long-term growth strategies. Target businesses will typically exhibit some or all of the following characteristics:

•	annual EBITDA of less than $150.0 million;

•	sustainable leading positions in their respective markets;

•	scalable revenues and operating cash flow;

•	experienced management teams with successful track records;

•	insulation from the effects of economic disruptions;

•	stable, predictable cash flows with low technology and market risks;

•	a substantial equity cushion in the form of capital ranking junior to our investment provided by a middle-market private equity sponsor;

•	low capital expenditures requirements;

•	a North American base of operations;

•	strong customer relationships;

•	products, services or distribution channels having distinctive competitive advantages;

•	defensible niche strategy or other barriers to entry; and

•	demonstrated growth strategies.

While we believe that the criteria listed above are important in identifying and investing in prospective portfolio companies, not all of these criteria will be met by each prospective portfolio company.

We also expect to, including potentially to a significant extent, invest in liquid credit instruments, including secured floating rate syndicated loans (e.g., broadly syndicated loans), securitized products and corporate bonds. Our portfolio may, but will not necessarily, initially be comprised of a greater percentage of such instruments than it will as our investment program matures, though the exact allocation may vary from time to time depending on market conditions and available investment opportunities. Our portfolio may also include other credit-related investments, including, without limitation, structured and synthetic debt investments and debt investments accompanied by equity securities, preferred equity and, to a limited extent, common equity investments not associated with a debt investment.

Investment Process Overview

We view our investment process as consisting of four distinct phases described below:

Origination. GC Advisors sources investment opportunities through access to a network of over 36,000 individual contacts developed in the financial services and related industries by Golub Capital and managed through a proprietary customer relationship database. Among these contacts is an extensive network of private equity firms and relationships with leading middle-market senior lenders. The senior deal professionals of Golub Capital supplement these leads through personal visits and marketing campaigns. It is their responsibility to identify specific opportunities, to refine opportunities through candid exploration of the underlying facts and circumstances and to apply creative and flexible thinking to solve clients’ financing needs. The investment professionals of Golub Capital have a long and successful track record investing in companies across many industry sectors. Collectively, these investment professionals have completed investments in over 2,800 loans/transactions at Golub Capital. Golub Capital’s investments have been made in the following industries, among others: healthcare, restaurant and retail, software, digital and technology services, specialty manufacturing, business services, consumer products and services, food and beverages, aerospace and defense and value-added distribution.

Golub Capital has principal lending offices in North America, Europe, Asia and the Middle East. Each of Golub Capital’s originators maintains long-standing customer relationships and is responsible for covering a specified target market. We believe those originators’ strength and breadth of relationships across a wide range of markets generate numerous financing opportunities, which we believe enables GC Advisors to be highly selective in recommending investments to us.

Underwriting. We will utilize the systematic, consistent approach to underwriting developed by Golub Capital, with a particular focus on determining the value of a business in a downside scenario. The key criteria that we will consider include (1) strong and resilient underlying business fundamentals; (2) a substantial equity cushion in the form of capital ranking junior in right of payment to our investment; and (3) a conclusion that overall “downside” risk is manageable. While the size of this equity cushion will vary over time and across industries, the equity cushion generally sought by GC Advisors today is between 35% and 45% of total portfolio capitalization. We will generally focus on the criteria developed by Golub Capital for evaluating prospective portfolio companies, which uses a combination of analyses, including (1) fundamental analysis of a business’s financial statements, health, management, competitive advantages, competitors and markets; (2) analysis of opportunities in a given market based upon fluctuations due to seasonal, financial and economic factors; (3) quantitative analysis of the relative risk-return characteristics of investments and a comparison of yields between asset classes and other indicators; and (4) analysis of proprietary and secondary models. In evaluating a particular company, we put more emphasis on credit considerations (such as (1) loan-to-value ratio (which is the amount of our loan divided by the enterprise value of the company in which we are investing); (2) the ability of the company to maintain a liquidity cushion through economic cycles and in downside scenarios; (3) the ability of the company to service its fixed charge obligations under a variety of scenarios; and (4) its anticipated strategic value in a downturn) than on profit potential and loan pricing. Based upon a combination of bottom-up analysis of the individual investment and GC Advisors’ expectations of future market conditions, GC Advisors seeks to assess the relative risk and reward for each investment. GC Advisors seeks to mitigate the risks of a single company or single industry through portfolio diversification. GC Advisors also has the discretion to consider qualitative and reputational risks in the investment decision-making process in accordance with its Responsible Investing and Corporate Responsibility policy. In general, GC Advisors seeks to identify and assess risk factors related to operational practices, policies, and impacts that it believes could materially impact the performance of potential investments prior to making such investments. GC Advisors typically evaluates the materiality of such risk factors based on GC Advisors’ assessment of their potential contribution to the credit risk of the investment. Investment professionals are expected to highlight for the investment committee any such material concerns identified in the due diligence process. Golub Capital’s due diligence process for middle-market credits will typically entail:

•	a thorough review of historical and pro forma financial information;

•	on-site visits;

•	interviews with management and employees;

•	a review of loan documents and material contracts;

•	third-party “quality of earnings” accounting due diligence;

•	when appropriate, background checks on key managers and research relating to the company’s business, industry, markets, customers, suppliers, products and services and competitors; and

•	the commission of third-party market studies when appropriate.

The following chart illustrates the stages of Golub Capital’s evaluation and underwriting process:

ILLUSTRATIVE DEAL EVALUATION PROCESS

Execution. In executing transactions for us, GC Advisors will utilize the due diligence process developed by Golub Capital. Through a consistent approach to underwriting and careful attention to the details of execution, Golub Capital seeks to maintain discipline with respect to credit, pricing, and structure to ensure the ultimate success of the financing. Upon completion of due diligence, the investment team working on an investment delivers a final memorandum to GC Advisors’ investment committee. Once an investment has been approved by the investment committee, it moves through a series of steps generally, including initial documentation using standard document templates, final documentation, including resolution of business points and the execution of original documents held in escrow. Upon completion of final documentation, a loan is funded upon the execution of an investment committee memorandum by members of GC Advisors’ investment committee.

Monitoring. We will view active portfolio monitoring as a vital part of our investment process. We will consider board observation rights, where appropriate, regular dialogue with company management and sponsors and detailed, internally generated monitoring reports to be critical to our performance. Golub Capital has developed a monitoring template that is designed to reasonably ensure compliance with these standards. This template is used by GC Advisors as a tool to assess investment performance relative to our plan. In addition, our portfolio companies will often rely on GC Advisors to provide them with financial and capital markets expertise.

As part of the monitoring process, GC Advisors will regularly assess the risk profile of each of our investments and rate each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our future competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings

Rating	Definition

5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.

4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.

3	Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower could be out of compliance with debt covenants; however, loan payments are generally not past due.

2	Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments could be past due (but generally not more than 180 days past due).

1	Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

For any investment rated 1, 2 or 3, GC Advisors increases its monitoring intensity and prepares regular updates for the investment committee, summarizing current operating results and material impending events and suggesting recommended actions.

GC Advisors monitors and, when appropriate, changes the internal performance ratings assigned to each investment in our portfolio. In connection with our valuation process, GC Advisors and our Board of Trustees will review these internal performance ratings on a quarterly basis.

Investment Committee

The purpose of GC Advisors’ investment committee, which is comprised of officers of GC Advisors, will be to evaluate and approve all of our investments, subject to the oversight of our Board of Trustees. The investment committee process is intended to bring the diverse experience and perspectives of the committee’s members to the analysis and consideration of each investment. The investment committee currently consists of Lawrence E. Golub, David B. Golub, Andrew H. Steuerman, Gregory W. Cashman, Spyro G. Alexopoulos, Marc C. Robinson, Robert G. Tuchscherer and Jason J. Van Dussen. The investment committee serves to provide investment consistency and adherence to our core investment philosophy and policies. The investment committee also determines appropriate investment sizing and suggests ongoing monitoring requirements. Investment teams and investment committees responsible for an area of investment may include investment professionals and senior management from among one or more of the Investment Adviser and its affiliates.

In addition to reviewing investments, investment committee meetings serve as a forum to discuss credit views and outlooks. Potential transactions and deal flow will be reviewed on a regular basis. Members of the investment team will be encouraged to share information and credit views with the investment committee early in their analysis. We believe this process will improve the quality of the analysis and assist the deal team members in working more efficiently.

Each transaction will be presented to the investment committee in a formal written report. Each investment opportunity will generally receive the unanimous approval of the investment committee. Each member of the investment committee will perform a similar role for other investment funds, accounts or other investment vehicles, collectively referred to as accounts, sponsored or managed by Golub Capital and its affiliates.

The day-to-day management of investments that will be approved by the Investment Committee is overseen by Messrs. Lawrence E. Golub and David B. Golub. Biographical information with respect to Mr. Lawrence E. Golub is included below and with respect to Mr. David B. Golub is set out under “Item 5. Trustees and Officers—Biographical Information—Interested Trustees.”

Mr. Lawrence E. Golub serves as a member of the board of directors of GBDC, GDLC, GBDC 4 and GDLCU. Each board of directors benefits from Mr. Golub’s business leadership, experience and knowledge of the financial services industry. Mr. Golub previously spent ten years as a principal investor and investment banker. As a Managing Director of the Risk Merchant Bank at Bankers Trust Company, he applied derivative products to principal investing and merger and acquisitions transactions. As a Managing Director of Wasserstein Perella Co., Inc., he established that firm’s capital markets group and debt restructuring practice. As an officer of Allen & Company Incorporated, he engaged in principal investing, mergers and acquisitions advisory engagements and corporate finance transactions. Mr. Golub is active in charitable and civic organizations. He is President of the Harvard University JD-MBA Alumni Association. He is also a member of the Harvard Medical School Board of Fellows, the Columbia Medical School Board of Advisors, the Advisory Council of Harvard Kennedy School’s Mossavar-Rahmani Center for Business & Government, the U.S.-U.A.E. Business Council Board of Directors and the Council on Foreign Relations. Mr. Golub currently serves on the Board of Overseers of the Hoover Institution, the Stanford Interdisciplinary Life Sciences Council and as Co-founder and Chair of the Golub Capital Social Impact Labs and the Golub Capital Nonprofit Board Fellows Program. In 2025, Mr. Golub was recognized with the Business Leadership Award by the Harvard Business School Club of New York. In 2024, Mr. Golub was also recognized with a Lifetime Achievement Award by The M&A Advisor and inducted into their Hall of Fame. Mr. Golub was a private member of the Financial Control Board of the State of New York for over twelve years. He was a White House Fellow and served for over fifteen years as Treasurer of the White House Fellows Foundation. Mr. Golub was Chairman of Mosholu Preservation Corporation, a nonprofit developer and manager of low-income housing in the Bronx. He served for over fifteen years as a trustee of Montefiore Einstein, the academic medical center and University Hospital for Albert Einstein College of Medicine. Mr. Golub previously served on the board of directors of GBDC 3 and GCIC prior to their mergers with GBDC in 2024 and 2019, respectively, and Empire State Realty Trust, Inc. (NYSE). Mr. Golub earned his AB degree magna cum laude in economics from Harvard College. He received an MBA from Harvard Business School, where he was selected as a Baker Scholar, and a JD from Harvard Law School, where he served as an editor of the Harvard Law Review.

Broadly Syndicated Loans Investment Team

GC Advisors’ BSL Team is generally responsible for managing the Fund’s BSLs where Golub Capital does not act as lead arranger, joint lead arranger or co-manager. The Fund’s BSL investments may be comprised of debt obligations with various public credit ratings, although we expect such investments primarily to be comprised of obligations below investment grade quality.

Investment Structure

Once GC Advisors determines that a prospective portfolio company is suitable for investment, GC Advisors typically will work with the private equity sponsor, if applicable, the management of that company and its other capital providers to structure our investment. GC Advisors will negotiate with these parties to agree on how our investment should be structured relative to other capital in the portfolio company’s capital structure.

GC Advisors will structure our investments, which typically have maturities of three to seven years, as follows:

Senior Secured Loans. GC Advisors will structure these investments as senior secured loans. We will obtain security interests in the assets of the portfolio company that serve as collateral in support of the repayment of our senior secured loans. This collateral will often takes the form of first-priority liens on the assets of the portfolio company. Our senior secured loans often provide for moderate loan amortization in the early years of the loan, with the majority of the amortization deferred until loan maturity. Our senior secured loans may include a PIK feature.

One Stop Loans. GC Advisors will structure our one stop loans as senior secured loans. A one stop loan is a single loan that blends the characteristics of traditional first lien senior secured debt and traditional junior debt. The structure generally combines the stronger lender protections associated with senior debt with the superior economics of junior capital. We will obtain security interests in the assets of the portfolio company that serve as collateral in support of the repayment of these loans. This collateral often takes the form of first-priority liens on the assets of the portfolio company. In some cases, one stop loans are provided to borrowers experiencing high revenue growth supported by a high level of discretionary expenditures. As part of the underwriting of such loans and consistent with industry practice, we will adjust our characterization of the earnings of such borrowers for a reduction or elimination of such discretionary expenses if appropriate. One stop loans typically provide for moderate loan amortization in the initial years of the facility, with the majority of the amortization deferred until loan maturity. Our one stop loans may include a PIK feature. One stop loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. In many cases, we will be the sole lender or we, together with our affiliates, will be the sole lenders of a one stop loan, which can afford us additional influence over the borrower in terms of monitoring and, if necessary, remediating any underperformance.

One stop loans include loans to technology companies undergoing strong growth due to new services, increased adoption and/or entry into new markets. We refer to loans to these companies as recurring revenue loans. Other targeted characteristics of recurring revenue businesses include strong customer revenue retention rates, a diversified customer base and backing from growth equity or venture capital firms. In some cases, the borrower’s high revenue growth is supported by a high level of discretionary spending. As part of the underwriting of such loans and consistent with industry practice, we will adjust our characterization of the earnings of such borrowers for a reduction or elimination of such discretionary expenses, if appropriate.

Second Lien Loans. GC Advisors will structure these investments as subordinated, secured loans for which our claims on the related collateral are subordinated. We will obtain security interests in the assets of the portfolio company that serve as collateral in support of the repayment of such loans. This collateral typically takes the form of second priority liens on the assets of a portfolio company. Second lien loans typically provide for minimal loan amortization in the initial years of the facility, with the majority of the amortization deferred until loan maturity.

Subordinated Loans. GC Advisors will structure these investments as unsecured, subordinated loans that will provide for relatively high, fixed interest rates and provide us with significant current interest income. These loans typically require interest-only payments (often representing a combination of cash pay and PIK interest) in the early years, with all or the majority of amortization of principal deferred until loan maturity. Subordinated loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity.

Second lien loans and subordinated loans are generally more volatile than first lien, senior secured loans and involve a greater risk of loss of principal. In addition, the PIK feature of many subordinated loans, which effectively operates as negative amortization of loan principal, increases credit risk exposure over the life of the loan. Subordinated loans are more likely to include a PIK feature.

Equity Investments. GC Advisors will structure these investments as direct or indirect minority equity co-investments in a portfolio company, usually on terms similar to the controlling private equity sponsor and in connection with our loan to such portfolio company. As a result, if a portfolio company appreciates in value, we can achieve additional investment return from these equity co-investments. GC Advisors can structure these equity co-investments to include provisions protecting our rights as a minority-interest holder, which could include a “put,” or right to sell such securities back to the issuer, upon the occurrence of specified events or demand and “piggyback” registration rights. However, because these equity co-investments will typically be in private companies, there is no guarantee that we, as a minority-interest holder, will control the timing or value of our realization of any gains on such investments.

Our equity co-investments will typically include customary “tag-along” and/or “drag-along” rights that will permit or require us to participate in a sale of such equity co-investments at such time as the majority owners, not GC Advisors, determine.

GC Advisors will tailor the terms of each investment to the facts and circumstances of the transaction and the prospective portfolio company, negotiating a structure that protects our rights and manages our risk while creating incentives for the portfolio company to achieve its business plan and improve its operating results. When possible, GC Advisors will seek to limit the downside potential of our investments by, among other things:

•	selecting investments that we believe have a low probability of loss;

•	targeting a total return on our investments that we believe will compensate us appropriately for credit risk; and

•	negotiating covenants in connection with our investments that afford our portfolio companies as much flexibility in managing their businesses as possible, consistent with the preservation of our capital. Such restrictions could include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights.

We expect to hold most of our investments to maturity or repayment, but we may sell some of our investments earlier if a liquidity event occurs, such as a sale, recapitalization or worsening of the credit quality of the portfolio company.

Investments

We seek to create a portfolio that includes primarily one stop and other senior secured loans by investing in the securities of middle-market companies. We intend to invest primarily in first lien, senior secured loans in middle-market companies in industries that we believe are recession resistant. In addition, we seek to have a portfolio of first-lien, senior secured loans to borrowers focused on a number of sectors and industries that we believe have shown resilience during economic disruptions and are likely to show resilience in future recessionary periods, including, for example, software and technology companies as well as business, financial and healthcare services, among others. Under normal conditions we expect to make investments that typically will have position sizes under 1% of our portfolio, on average. We expect to selectively invest more than 1% of our portfolio in some of our portfolio companies and generally expect that the size of our individual investments will vary proportionately with the size of our capital base, particularly during the period prior to raising sufficient capital, which could result in larger individual investments when and if our capital base increases. We may invest in companies of any size or capitalization.

Managerial Assistance

As a BDC, we offer, and must provide upon request, managerial assistance to our portfolio companies. This assistance could involve monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. The Administrator or an affiliate of the Administrator provides such managerial assistance on our behalf to portfolio companies that request this assistance. We could receive fees for these services and reimburse the Administrator or an affiliate of the Administrator, as applicable, for its allocated costs in providing such assistance, subject to the review and approval by our Board of Trustees, including our Independent Trustees.

Competition

Our primary competitors in providing financing to middle-market companies include public and private funds, other BDCs, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger than us and have considerably greater financial, technical, and marketing resources than we have. For example, we believe some competitors have access to funding sources that will not be available to us. In addition, some of our competitors have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or to the source-of-income, asset diversification and distribution requirements we must satisfy to qualify for and maintain our qualification as a RIC.

We use the expertise of the investment professionals of Golub Capital and its affiliates to which we have access to assess investment risks and determine appropriate pricing for our investments in portfolio companies. In addition, the relationships of the senior members of Golub Capital and its affiliates enable us to learn about, and compete effectively for, financing opportunities with attractive middle-market companies in the industries in which we invest. See “Item 1A. Risk Factors—Risks Relating to our Business and Structure—We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.”

Temporary Investments

Pending investments in other types of qualifying assets, as described above, our investments could consist of cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt investments that mature in one year or less from the date of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets or temporary investments. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, so long as the agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that could be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would generally not meet the diversification tests described in Section 851(b)(3) of the Code in order to qualify as a RIC for U.S. federal income tax purposes. Accordingly, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit.

Administration

We do not have any direct employees, and our day-to-day investment operations are managed by GC Advisors. Our business and affairs are managed under the direction of our Board of Trustees. Among other officers, we have a chief executive officer, chief financial officer and chief compliance officer, and to the extent necessary, our Board of Trustees and the Chief Executive Officer can elect to appoint additional officers. See “Item 5. Trustees and Executive Officers.” Our officers are officers and/or employees of Golub Capital LLC, an affiliate of GC Advisors, and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs will be paid by us pursuant to the Administration Agreement. See “Investment Advisory Agreement” and “Administration Agreement.”

The Offering

The Fund is offering Class S Shares in a private placement (the “Offering”) to certain qualified investors who are “accredited investors,” as defined under the Securities Act and who have pre-existing relationships with Golub Capital and/or its agents. The Fund intends to offer and sell its Common Shares in a private placement in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act.

The Fund accepted initial subscriptions and issued Class S Shares in an initial closing on December 31, 2025 (the “Initial Closing”) at an initial offering price of $25 per share, which was equal to the Fund's NAV per share as of that date. We intend to sell our Class S Shares at a purchase price per share (exclusive of any upfront placement or other fees) equal to our NAV per share as of the last calendar day of the month immediately prior to the effective date of the monthly share purchase date. Investors who buy Class S Shares through certain financial intermediaries may be directly charged transaction or other fees by such intermediaries, including upfront placement fees or brokerage commissions, in such amounts as the financial intermediaries may determine, provided that selling agents limit such charges to 3.5% for Class S Shares, as a percentage of the NAV of Class S Shares. Class S Shares are not expected to be registered or offered under the Securities Act or the securities laws of any state or other jurisdiction. The minimum initial investment amount for Class S Shares is $2,500. Subsequent purchases of Class S Shares must be in increments of $500. The Fund reserves the right to waive investment minimums.

Investors may purchase Class S Shares on an ongoing basis pursuant to accepted subscription orders effective as of the first business day of the month. To be accepted, a subscription request must include a completed subscription agreement (“Subscription Agreement”) and the full subscription amount and must be received in good order at least five business days prior to the first calendar day of the month, unless waived by the Investment Adviser and/or Managing Dealer.

Prior to the Initial Closing and prior to the Fund’s election to be regulated as a BDC, an affiliate of the Investment Adviser (the “Golub Affiliated Entity”) purchased approximately $21 million of Shares of the Fund (the “Initial Capitalization”). As described in more detail below, the Fund invested the proceeds from the Initial Capitalization in a portfolio of investments comprised of directly originated investments in middle-market companies and other investments that fit within the Fund’s investment objective and investment strategy (the “Initial Assets”). On December 29, 2025, prior to the Fund’s election to be regulated as a BDC, the Fund entered into a share purchase and sale agreement (the “GPIF S Purchase Agreement”) with GCP OS Cayman Trust as seller to acquire the Initial Assets through the purchase of 100% of the beneficial interests in GPIF S Holdings and GPIF S Funding. The Initial Assets were purchased at a price equal to their fair value as of December 31, 2025, as determined in accordance with valuation procedures approved by the Board of Trustees. The Fund determined the fair value of the Initial Assets, as of December 31, 2025, in accordance with the valuation procedures approved by the Board of Trustees, and, in connection with such determination, received a report by an independent evaluator assessing the fair value of the Initial Assets and/or evaluated prices provided by independent third-party pricing sources, as applicable. Neither the Investment Adviser nor any of its affiliates has received, or will receive, any additional compensation in connection with the Fund acquiring the Initial Assets other than the management fee it receives in connection with managing the Fund and/or fees or other payments related to providing other services with respect to the Fund’s assets.

The following schedule of investments is unaudited and sets forth certain information as of December 31, 2025, about each Initial Asset acquired by the Fund. The Fund purchased investments in 40 portfolio companies with an aggregate principal amount of $202.2 million ($175.9 million of which was funded). As of December 31, 2025, the fair value of the investments the Fund purchased was $200.4 million.

Golub Capital Private Income Fund S

(Dollar and share amounts in thousands)

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Investments
Non-controlled/non-affiliate company investments
Debt investments
Automobiles
Denali Midco 2, LLC	One stop				N/A(6)				12/2028	$—	$—	—%	$—
Denali Midco 2, LLC*	One stop	SF +	5.25%	(f)	8.97%				12/2028	4,082	4,082	3.8	4,082
Denali Midco 2, LLC	One stop	SF +	5.25%	(f)	8.97%				12/2028	295	295	0.3	295
Denali Midco 2, LLC(16)	Second lien	N/A			13.00%	PIK			12/2029	496	496	0.5	496
National Express Wash Parent Holdco, LLC	One stop	SF +	5.00%	(h)	8.87%				07/2029	78	78	—	78
National Express Wash Parent Holdco, LLC*	One stop	SF +	5.00%	(g)	8.67%				07/2029	4,925	4,925	4.6	4,925
National Express Wash Parent Holdco, LLC	One stop	SF +	5.00%	(h)	8.60%				07/2029	212	212	0.2	212
										10,088	10,088	9.4	10,088
Beverages
Financial Information Technologies, LLC	One stop				N/A(6)				06/2030	—	—	—	—
Financial Information Technologies, LLC*	One stop	SF +	4.75%	(g)	8.42%				06/2030	5,387	5,387	5.0	5,387
										5,387	5,387	5.0	5,387
Building Products
BECO Holding Company, Inc.*	One stop	SF +	5.25%	(g)	9.07%				11/2028	2,619	2,619	2.5	2,619
BECO Holding Company, Inc.	One stop				N/A(6)				11/2027	—	—	—	—
BECO Holding Company, Inc.	One stop	SF +	5.25%	(g)	9.07%				11/2028	19	19	—	19
BECO Holding Company, Inc.	One stop				N/A(6)				11/2028	—	—	—	—
										2,638	2,638	2.5	2,638
Commercial Services & Supplies
CI (Quercus) Intermediate Holdings, LLC*	One stop	SF +	5.00%	(g)	8.69%				06/2031	1,974	1,974	1.9	1,974
CI (Quercus) Intermediate Holdings, LLC	One stop				N/A(6)				06/2031	—	—	—	—
CI (Quercus) Intermediate Holdings, LLC	One stop	SF +	5.00%	(g)	8.67%				06/2031	547	547	0.5	547
Gateway Services, Inc.(7)(8)(10)	One stop				N/A(6)				09/2028	—	—	—	—
Gateway Services, Inc.*(7)(8)(10)	One stop	CA +	4.75%	(i)	7.01%				09/2028	8	8	—	8
Gateway Services, Inc.(7)(10)	One stop	SF +	4.75%	(g)	8.42%				09/2028	1	1	—	1
Gateway Services, Inc.(7)(10)	One stop				N/A(6)				09/2028	—	—	—	—
Gateway Services, Inc.*(7)(10)	One stop	SF +	4.75%	(g)	8.42%				09/2028	782	782	0.7	782
PT Intermediate Holdings III, LLC	One stop				N/A(6)				04/2030	—	—	—	—
PT Intermediate Holdings III, LLC*(16)	One stop	SF +	5.00%	(g)	6.92%	cash/	1.75%	PIK	04/2030	5,655	5,655	5.3	5,655
										8,967	8,967	8.4	8,967
Containers & Packaging
Chase Intermediate*	One stop	SF +	4.75%	(g)	8.59%				10/2028	5,551	5,551	5.2	5,551
Chase Intermediate	One stop	SF +	4.75%	(g)	8.42%				10/2028	203	203	0.2	203
Chase Intermediate	One stop				N/A(6)				10/2028	—	—	—	—
Packaging Coordinators Midco, Inc.*	One stop	SF +	4.50%	(g)	8.34%				07/2032	3,651	3,651	3.4	3,651
Packaging Coordinators Midco, Inc.	One stop				N/A(6)				07/2032	—	—	—	—
Packaging Coordinators Midco, Inc.	One stop				N/A(6)				07/2032	—	—	—	—
Packaging Coordinators Midco, Inc.	One stop	SF +	4.50%	(g)	8.34%				07/2032	26	26	—	26

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Packaging Coordinators Midco, Inc.	One stop				N/A(6)				07/2032	$—	$—	—%	$—
Packaging Coordinators Midco, Inc.	One stop				N/A(6)				07/2032	—	—	—	—
Packaging Coordinators Midco, Inc.(8)	One stop	SN +	4.50%	(e)	8.22%				07/2032	1	1	—	1
										9,432	9,432	8.8	9,432
Diversified Consumer Services
PADI Holdco, Inc.	One stop	SF +	5.00%	(g)	9.08%				01/2029	78	78	0.1	78
PADI Holdco, Inc.*(8)	One stop	E +	5.00%	(c)	7.07%				01/2029	1,068	1,068	1.0	1,068
PADI Holdco, Inc.*	One stop	SF +	5.00%	(g)	8.99%				01/2029	1,660	1,660	1.6	1,660
PADI Holdco, Inc.*(8)	One stop	A +	5.50%	(d)	9.20%				01/2029	302	302	0.3	302
										3,108	3,108	3.0	3,108
Food & Staples Retailing
PDI TA Holdings, Inc.	One stop	SF +	5.50%	(g)	9.34%				02/2031	176	176	0.2	176
PDI TA Holdings, Inc.*	One stop	SF +	5.50%	(g)	9.34%				02/2031	2,885	2,885	2.7	2,885
										3,061	3,061	2.9	3,061
Healthcare Equipment & Supplies
CCSL Holdings, LLC	One stop	SF +	5.75%	(f)	9.47%				12/2028	300	300	0.3	300
CCSL Holdings, LLC*	One stop	SF +	5.75%	(f)	9.47%				12/2028	4,066	4,066	3.8	4,066
CCSL Holdings, LLC*(8)	One stop	SN +	5.75%	(e)	9.47%				12/2028	494	494	0.5	494
CCSL Holdings, LLC*(8)	One stop	E +	5.75%	(b)	7.65%				12/2028	948	948	0.9	948
										5,808	5,808	5.5	5,808
Healthcare Providers & Services
Datix Bidco Limited and RL Datix Holdings, Inc.*(7)(8)(9)	One stop	SN +	5.00%	(e)	8.72%				04/2031	1,921	1,921	1.8	1,921
Datix Bidco Limited and RL Datix Holdings, Inc.(7)(9)	One stop				N/A(6)				04/2031	—	—	—	—
Datix Bidco Limited and RL Datix Holdings, Inc.*(7)(9)	One stop	SF +	5.00%	(h)	8.73%				04/2031	3,001	3,001	2.8	3,001
Datix Bidco Limited and RL Datix Holdings, Inc.(7)(9)	One stop				N/A(6)				10/2030	—	—	—	—
PPV Intermediate Holdings, LLC	One stop	SF +	5.75%	(g)	9.63%				08/2029	55	50	—	50
PPV Intermediate Holdings, LLC*	One stop	SF +	5.75%	(g)	9.57%				08/2029	5,420	5,365	5.0	5,365
PPV Intermediate Holdings, LLC(16)	One stop	N/A			13.75%	PIK			08/2030	290	281	0.3	281
PPV Intermediate Holdings, LLC	One stop				N/A(6)				08/2029	—	—	—	—
										10,687	10,618	9.9	10,618
Healthcare Technology
Netsmart Technologies, Inc.*(16)	One stop	SF +	5.20%	(f)	6.22%	cash/	2.70%	PIK	08/2031	4,855	4,855	4.5	4,855
Netsmart Technologies, Inc.	One stop				N/A(6)				08/2031	—	—	—	—
Netsmart Technologies, Inc.	One stop				N/A(6)				08/2031	—	—	—	—
										4,855	4,855	4.5	4,855
Hotels, Restaurants & Leisure
BJH Holdings III Corp.*	One stop	SF +	5.00%	(g)	8.69%				08/2027	5,375	5,375	5.0	5,375
BJH Holdings III Corp.	One stop	SF +	5.00%	(g)	8.69%				08/2027	413	413	0.4	413
QSR Acquisition Co.*	One stop	SF +	4.25%	(f)	7.97%				06/2032	4,679	4,679	4.4	4,679
QSR Acquisition Co.	One stop				N/A(6)				06/2032	—	—	—	—
QSR Acquisition Co.	One stop				N/A(6)				06/2032	—	—	—	—
Saguaro Buyer, LLC*	One stop	SF +	4.50%	(g)	8.17%				07/2032	1,292	1,292	1.2	1,292

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Saguaro Buyer, LLC	One stop				N/A(6)				07/2032	$—	$—	—%	$—
Saguaro Buyer, LLC*	One stop	SF +	4.50%	(g)	8.34%				07/2032	1,701	1,701	1.6	1,701
										13,460	13,460	12.6	13,460
Insurance
Captive Resources Midco, LLC	One stop				N/A(6)				07/2028	—	—	—	—
Captive Resources Midco, LLC*	One stop	SF +	4.50%	(f)	8.22%				07/2029	5,635	5,635	5.3	5,635
J.S. Held Holdings, LLC	One stop				N/A(6)				06/2028	—	—	—	—
J.S. Held Holdings, LLC*	One stop	SF +	4.75%	(g)	8.57%				06/2028	3,821	3,821	3.6	3,821
J.S. Held Holdings, LLC	One stop	SF +	4.75%	(g)	8.57%				06/2028	2	2	—	2
Pareto Health Intermediate Holdings, Inc.	One stop				N/A(6)				06/2029	—	—	—	—
Pareto Health Intermediate Holdings, Inc.*	One stop	SF +	4.75%	(h)	8.35%				06/2030	5,183	5,183	4.9	5,183
Pareto Health Intermediate Holdings, Inc.	One stop				N/A(6)				06/2030	—	—	—	—
People Corporation(7)(8)(10)	One stop	CA +	5.25%	(i)	7.82%				02/2027	217	217	0.2	217
People Corporation*(7)(8)(10)	One stop	CA +	5.25%	(i)	7.83%				02/2028	4,978	4,991	4.7	4,991
People Corporation(7)(8)(10)	One stop	CA +	5.00%	(i)	7.57%				02/2028	541	541	0.5	541
										20,377	20,390	19.2	20,390
IT Services
ReliaQuest Holdings, LLC	One stop				N/A(6)				04/2031	—	—	—	—
ReliaQuest Holdings, LLC	One stop				N/A(6)				04/2031	—	—	—	—
ReliaQuest Holdings, LLC*(16)	One stop	SF +	6.00%	(g)	6.59%	cash/	3.25%	PIK	04/2031	5,467	5,467	5.1	5,467
										5,467	5,467	5.1	5,467
Life Sciences Tools & Services
PAS Parent Inc.	One stop				N/A(6)				08/2031	—	—	—	—
PAS Parent Inc.*	One stop	SF +	4.50%	(f)	8.22%				08/2032	2,586	2,586	2.4	2,586
PAS Parent Inc.	One stop				N/A(6)				08/2032	—	—	—	—
										2,586	2,586	2.4	2,586
Marine
Project Nike Purchaser, LLC(5)	One stop				N/A(6)				04/2029	—	(3)	—	(3)
Project Nike Purchaser, LLC*	One stop	SF +	5.25%	(g)	8.92%				04/2029	5,791	5,732	5.4	5,732
										5,791	5,729	5.4	5,729
Professional Services
Denali Intermediate Holdings, Inc.	One stop				N/A(6)				08/2032	—	—	—	—
Denali Intermediate Holdings, Inc.*	One stop	SF +	5.50%	(f)	9.23%				08/2032	5,591	5,591	5.2	5,591
										5,591	5,591	5.2	5,591
Real Estate Management & Development
Inhabit IQ Inc.	One stop				N/A(6)				01/2032	—	—	—	—
Inhabit IQ Inc.*	One stop	SF +	4.50%	(f)	8.22%				01/2032	2,236	2,236	2.1	2,236
Inhabit IQ Inc.	One stop				N/A(6)				01/2032	—	—	—	—
MRI Software, LLC	One stop	SF +	4.75%	(g)	8.44%				02/2028	116	116	0.1	116
MRI Software, LLC*	One stop	SF +	4.75%	(g)	8.42%				02/2028	5,429	5,429	5.1	5,429
MRI Software, LLC*	One stop	SF +	4.75%	(g)	8.42%				02/2028	126	126	0.1	126
										7,907	7,907	7.4	7,907
Software
Appfire Technologies, LLC	One stop	SF +	4.75%	(g)	8.42%				03/2028	78	74	0.1	74

	Investment Type	Spread Above Index(1)			Interest Rate(2)				Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Appfire Technologies, LLC*	One stop	SF +	4.75%	(g)	8.42%				03/2028	$5,468	$5,413	5.1%	$5,413
Appfire Technologies, LLC	One stop	SF +	4.75%	(g)	8.42%				03/2028	36	35	—	35
Bayshore Intermediate #2, L.P.	One stop	SF +	5.00%	(g)	8.69%				10/2027	151	151	0.1	151
Bayshore Intermediate #2, L.P.*(16)	One stop	SF +	5.50%	(g)	6.19%	cash/	3.00%	PIK	10/2028	5,152	5,152	4.8	5,152
Bottomline Technologies, Inc.*	One stop	SF +	4.50%	(g)	8.17%				05/2029	2,454	2,454	2.3	2,454
Diligent Corporation	One stop	SF +	5.00%	(g)	8.82%				08/2030	690	690	0.6	690
Diligent Corporation	One stop				N/A(6)				08/2030	—	—	—	—
Diligent Corporation	One stop	SF +	5.00%	(g)	8.75%				08/2030	121	121	0.1	121
Diligent Corporation*	One stop	SF +	5.00%	(g)	8.82%				08/2030	3,927	3,927	3.7	3,927
GS Acquisitionco, Inc.	One stop	SF +	5.25%	(g)	8.92%				05/2028	103	100	0.1	100
GS Acquisitionco, Inc.*	One stop	SF +	5.25%	(g)	8.92%				05/2028	5,388	5,335	5.0	5,335
GS Acquisitionco, Inc.	One stop	SF +	5.25%	(g)	8.92%				05/2028	26	26	—	26
Hyland Software, Inc.*	One stop	SF +	5.00%	(g)	8.67%				09/2030	3,840	3,840	3.6	3,840
Hyland Software, Inc.	One stop				N/A(6)				09/2029	—	—	—	—
Pineapple German Bidco GMBH*(7)(8)(12)(16)	One stop	E +	5.26%	(c)	4.15%	cash/	3.13%	PIK	01/2031	4,492	4,492	4.2	4,492
Pineapple German Bidco GMBH(7)(8)(12)(16)	One stop	E +	5.26%	(c)	4.15%	cash/	3.13%	PIK	01/2031	150	150	0.1	150
Pineapple German Bidco GMBH(7)(12)(16)	One stop	SF +	5.26%	(g)	5.78%	cash/	3.13%	PIK	01/2031	491	491	0.5	491
Pineapple German Bidco GMBH(7)(8)(12)	One stop				N/A(6)				01/2031	—	—	—	—
Riskonnect Parent, LLC	One stop	SF +	4.75%	(g)(h)	8.44%				12/2028	108	108	0.1	108
Riskonnect Parent, LLC*	One stop	SF +	4.75%	(h)	8.62%				12/2028	5,104	5,104	4.8	5,104
Riskonnect Parent, LLC	One stop				N/A(6)				12/2028	—	—	—	—
Sapphire Bidco Oy*(7)(8)(11)	One stop	E +	4.75%	(c)	6.78%				07/2029	828	828	0.8	828
Togetherwork Holdings, LLC	One stop	SF +	5.00%	(f)	8.72%				05/2031	70	70	0.1	70
Togetherwork Holdings, LLC	One stop	SF +	5.00%	(f)	8.72%				05/2031	37	37	—	37
Togetherwork Holdings, LLC*	One stop	SF +	5.00%	(f)	8.72%				05/2031	2,816	2,816	2.6	2,816
Viper Bidco, Inc.*(8)	One stop	SN +	4.75%	(e)	8.47%				11/2031	1,495	1,499	1.4	1,499
Viper Bidco, Inc.*	One stop	SF +	4.75%	(g)	8.42%				11/2031	2,957	2,965	2.8	2,965
Viper Bidco, Inc.	One stop				N/A(6)				11/2031	—	—	—	—
Viper Bidco, Inc.	One stop				N/A(6)				11/2031	—	—	—	—
										45,982	45,878	42.9	45,878
Water Utilities
S.J. Electro Systems, LLC	Senior secured	SF +	4.75%	(a)(g)	8.60%				06/2027	81	77	0.1	77
S.J. Electro Systems, LLC*	Senior secured	SF +	4.75%	(g)	8.74%				06/2028	4,575	4,552	4.2	4,552
S.J. Electro Systems, LLC(5)	Senior secured				N/A(6)				06/2028	—	(4)	—	(4)
										4,656	4,625	4.3	4,625

Total debt investments										175,848	175,595	164.4	175,595

	Investment Type	Spread Above Index(1)	Interest Rate(2)		Acquisition Date	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Equity investments(13)(14)
Automobiles
National Express Wash Parent Holdco, LLC	LP interest	N/A	N/A		07/2022	N/A	1	$107	0.1%	$107

Building Products
BECO Holding Company, Inc.(15)	Preferred stock	N/A	11.75%	Non-Cash	11/2021	N/A	1	84	0.1	84
BECO Holding Company, Inc.	LP interest	N/A	N/A		11/2021	N/A	1	100	0.1	100
								184	0.2	184
Commercial Services & Supplies
CI (Quercus) Intermediate Holdings, LLC	LP interest	N/A	N/A		10/2021	N/A	67	89	0.1	89
PT Intermediate Holdings III, LLC	LLC interest	N/A	N/A		12/2021	N/A	1	149	0.1	149
								238	0.2	238
Containers & Packaging
Chase Intermediate	LP units	N/A	N/A		04/2022	N/A	34	52	—	52

Diversified Consumer Services
PADI Holdco, Inc.	LLC interest	N/A	N/A		07/2017	N/A	—	84	0.1	84

Food & Staples Retailing
PDI TA Holdings, Inc.	Preferred stock	N/A	N/A		02/2023	N/A	4	184	0.2	184

Healthcare Equipment & Supplies
CCSL Holdings, LLC	LP interest	N/A	N/A		12/2020	N/A	—	119	0.1	119

Hotels, Restaurants & Leisure
Saguaro Buyer, LLC	Common stock	N/A	N/A		07/2025	N/A	—	50	—	50

Life Sciences Tools & Services
PAS Parent Inc.	LP interest	N/A	N/A		12/2021	N/A	1	149	0.2	149
PAS Parent Inc.	Preferred stock	N/A	N/A		03/2023	N/A	—	26	—	26
								175	0.2	175
Real Estate Management & Development
Inhabit IQ Inc.	LLC interest	N/A	N/A		01/2018	N/A	—	23	—	23

	Investment Type	Spread Above Index(1)			Interest Rate(2)		Acquisition Date	Maturity Date	Principal ($) / Shares(3)	Amortized Cost	Percentage of Net Assets	Fair Value (4)
Software
Bayshore Intermediate #2, L.P.	Common stock	N/A			N/A		10/2021	N/A	408	$501	0.5%	$501
Diligent Corporation	Preferred stock	N/A			N/A		04/2016	N/A	17	37	—	37
Diligent Corporation(15)	Preferred stock	N/A			10.50%	Non-Cash	04/2021	N/A	—	384	0.4	384
GS Acquisitionco, Inc.(15)	Preferred stock	N/A			11.00%	Non-Cash	04/2021	N/A	—	438	0.4	438
GS Acquisitionco, Inc.	LP interest	N/A			N/A		09/2021	N/A	—	—	—	—
GS Acquisitionco, Inc.(15)	Preferred stock	N/A			11.00%	Non-Cash	11/2021	N/A	—	15	—	15
GS Acquisitionco, Inc.(15)	Preferred stock	SF +	10.50%	(g)	14.17%	Non-Cash	08/2023	N/A	—	1	—	1
Riskonnect Parent, LLC	LP interest	N/A			N/A		11/2021	N/A	118	120	0.1	120
Riskonnect Parent, LLC(15)	Preferred stock	N/A			11.00%	Non-Cash	04/2022	N/A	—	261	0.2	261
Riskonnect Parent, LLC(15)	Preferred stock	SF +	10.50%	(g)	14.70%	Non-Cash	07/2022	N/A	—	15	—	15
Riskonnect Parent, LLC(15)	Preferred stock	N/A			10.50%	Non-Cash	06/2024	N/A	—	1	—	1
Togetherwork Holdings, LLC	Preferred stock	N/A			N/A		07/2024	N/A	13	59	0.1	59
										1,832	1.7	1,832

Total equity investments										3,048	2.8	3,048

Total investments										$178,643	167.2%	$178,643

Money market funds (included in cash equivalents)
Morgan Stanley Institutional Liquidity Funds - Treasury Portfolio Institutional Share Class (CUSIP 61747C582)					3.64%	(17)				$21,795	20.4%	$21,795
Total money market funds										21,795	20.4	21,795
Total investments and money market funds										$200,438	187.6%	$200,438

*	Denotes that all or a portion of the investment collateralizes the BANA Credit Facility.

(1)	The majority of the investments bear interest at a rate that is permitted to be determined by reference to the Secured Overnight Financing Rate (“SOFR” or “SF”), Euro Interbank Offered Rate (“EURIBOR” or “E”), Prime (“P”), Sterling Overnight Index Average ("SONIA" or “SN”), Australian Interbank Rate (”AUD” or ”A”) or Canadian Overnight Repo Rate Average (“CORRA” or “CA”) which reset daily, monthly, quarterly, semiannually, or annually. For each, the Company has provided the spread over the applicable index and the weighted average current interest rate in effect as of December 31, 2025. Certain investments are subject to an interest rate floor. For fixed rate loans, a spread above a reference rate is not applicable. For positions with multiple outstanding contracts, the spread for the largest outstanding contract is shown. Listed below are the index rates as of December 31, 2025, which was the last business day of the period on which the applicable index rates were determined. The actual index rate for each loan listed may not be the applicable index rate outstanding as of December 31, 2025, as the loan may have priced or repriced based on an index rate prior to December 31, 2025.

(a) Denotes that all or a portion of the contract was indexed to the Prime rate, which was 6.75% as of December 31, 2025.

(b) Denotes that all or a portion of the contract was indexed to the 30-day EURIBOR, which was 1.94% as of December 31, 2025.

(c) Denotes that all or a portion of the contract was indexed to the 90-day EURIBOR, which was 2.03% as of December 31, 2025.

(d) Denotes that all or a portion of the contract was indexed to the Three-Month AUD, which was 3.74% as of December 31, 2025.

(e) Denotes that all or a portion of the contract was indexed to SONIA, which was 3.73% as of December 31, 2025.

(f) Denotes that all or a portion of the contract was indexed to the 30-day Term SOFR which was 3.69% as of December 31, 2025.

(g) Denotes that all or a portion of the contract was indexed to the 90-day Term SOFR which was 3.65% as of December 31, 2025.

(h) Denotes that all or a portion of the contract was indexed to the 180-day Term SOFR which was 3.57% as of December 31, 2025.

(i) Denotes that all or a portion of the contract was indexed to the 90-day Term CORRA, which was 2.26% as of December 31, 2025.

(2)	For positions with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of December 31, 2025.

(3)	The total principal amount is presented for debt investments while the number of shares or units owned is presented for equity investments.

(4)	The fair values of investments were valued using significant unobservable inputs, unless otherwise noted. The fair value of loan investments may include the impact of the unfunded commitment being valued below par.

(5)	The negative fair value is the result of the capitalized discount on the loan or the unfunded commitment being valued below par. The negative amortized cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan.

(6)	The entire commitment was unfunded as of December 31, 2025. As such, no interest is being earned on this investment. The investment could be subject to an unused facility fee.

(7)	The investment is treated as a non-qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company's total assets. As of December 31, 2025, total non-qualifying assets at fair value represented 7.0% of the Company's total assets calculated in accordance with the 1940 Act.

(8)	Investment is denominated in foreign currency and is translated into U.S. dollars as of the valuation date or the date of the transaction.

(9)	The headquarters of this portfolio company is located in the United Kingdom.

(10)	The headquarters of this portfolio company is located in Canada.

(11)	The headquarters of this portfolio company is located in Finland.

(12)	The headquarters of this portfolio company is located in Germany.

(13)	Equity investments are non-income producing securities unless otherwise noted.

(14)	Ownership of certain equity investments occurs through a holding company or partnership.

(15)	The Company holds an equity investment that is income producing.

(16)	All or a portion of the loan interest was capitalized into the outstanding principal balance of the loan in accordance with the terms of the credit agreement during the period ended December 31, 2025.

(17)	The rate shown is the annualized seven-day yield as of December 31, 2025.

Following the Initial Capitalization, the Golub Affiliated Entity owned 100% of the outstanding Common Shares. Prior to the Initial Closing, and as authorized by the Board of Trustees, the Fund redeemed all of the Common Shares held by the Golub Affiliated Entity, at a price per share equal to the NAV per Common Share as of December 31, 2025 (the “Initial Redemption”). The Fund used proceeds from the Initial Closing to purchase the Common Shares redeemed.

Class S Shares are not currently or expected to be listed on a national securities exchange, and it is not currently expected that a secondary market will develop for Class S Shares. Repurchases of Class S Shares by the Fund, if any, are expected to be limited. An investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame. Investors should consider Class S Shares to be an illiquid investment.

Managing Dealer Agreement

We have entered into an Amended and Restated Managing Dealer Agreement (the “Managing Dealer Agreement”) with Arete Wealth Management, LLC (the “Managing Dealer”), a registered broker-dealer, pursuant to which the Managing Dealer has agreed to, among other things, manage our relationships with third-party brokers engaged by the Managing Dealer to participate in the distribution of our Class S Shares, which we refer to as “participating brokers,” and financial advisors. The Managing Dealer also coordinates our marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of the Offering, our investment strategies, material aspects of our operations and subscription procedures. The Fund pays a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV to the Managing Dealer on a monthly basis for Class S Shares. The distribution and servicing expenses borne by the participating brokers may be different from and substantially less than the amount of shareholder servicing and/or distribution fees charged. The shareholder servicing and/or distribution fees is payable to the Managing Dealer, but the Managing Dealer anticipates that all or a portion of the shareholder servicing and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers. All or a portion of the shareholder servicing and/or distribution fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services. The Fund also may pay for these sub-transfer agency, sub-accounting and certain other administrative services outside of the shareholder servicing and/or distribution fees. In addition, we also pay the Managing Dealer certain fees for its services as Managing Dealer, which will be borne indirectly by all shareholders of the Fund. As set forth in and pursuant to the Managing Dealer Agreement, we pay the Managing Dealer a 1.75 basis point variable managing dealer fee that is payable quarterly in arrears on any new capital raised in the Offering. The total underwriting compensation and total organization and offering expenses as a percentage of the gross proceeds from this Offering are not subject to any specific regulatory or contractual limits. Such fees will be borne indirectly by all shareholders of the Fund. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Other Compensation

We or the Investment Adviser may also pay directly, or reimburse the Managing Dealer if the Managing Dealer pays on our behalf, any organization and offering expenses (other than any upfront selling commissions and shareholder servicing and/or distribution fees).

The Investment Adviser may pay additional compensation, out of its own funds and not as an additional charge to the Fund or shareholders, to selected brokers, dealers or other financial intermediaries, including affiliated broker dealers, for the purpose of introducing a selling agent to the Fund and/or promoting the recommendation of an investment in the Common Shares. Such payments made by the Investment Adviser may be based on the aggregate purchase price of investors in the Fund as determined by the Investment Adviser. The amount of these payments is determined from time to time by the Investment Adviser and may be substantial.

Share Repurchase Program

Beginning no later than the second full calendar quarter from the date on which we held our Initial Closing, and at the discretion of our Board of Trustees, we intend to commence a share repurchase program in which we intend to offer to repurchase, in each quarter, up to 5% of our Common Shares outstanding (either by number of Common Shares or aggregate NAV) as of the close of the previous calendar quarter. Our Board of Trustees may amend or suspend the share repurchase program at any time if in its reasonable judgment deems such action to be in our best interest and the best interest of our shareholders. For example, in accordance with the Board of Trustees’ fiduciary duty to the Fund and shareholders, it may amend or suspend the share repurchase program during periods of market dislocation where selling assets to fund a repurchase could have a materially negative impact on remaining shareholders. As a result, share repurchases may not be available each quarter. Following any such suspension, the Board of Trustees will reinstate the share repurchase program when appropriate and subject to its fiduciary duty to the Fund and shareholders. We intend to conduct such repurchase offers (also referred to as a tender offer) in accordance with the requirements of Rule 13e-4 under the Exchange Act and the 1940 Act. All Common Shares purchased by us pursuant to the terms of a tender offer will be retired and thereafter will be authorized and unissued shares.

In the event the amount of Common Shares tendered exceeds the repurchase offer amount, Common Shares will be repurchased on a pro rata basis based on the total number of Common Shares tendered. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable.

We will have no obligation to repurchase Common Shares, including if the repurchase would violate the restrictions on distributions under federal law or Delaware law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

We will offer to repurchase Common Shares on such terms as may be determined by our Board of Trustees in its complete and absolute discretion unless, in the judgment of our Independent Trustees, such repurchases would not be in the best interests of our shareholders or would violate applicable law. There is no assurance that our board will exercise its discretion to offer to repurchase Common Shares or that there will be sufficient funds available to accommodate all of our shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of Common Shares that you request to have repurchased. If we do not repurchase the full amount of your Common Shares that you have requested to be repurchased, or we determine not to make repurchases of our Common Shares, you will likely not be able to dispose of your Common Shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act. Shareholders will not pay a fee to us in connection with our repurchase of Common Shares under the share repurchase program, except that the Fund will charge a 2% early repurchase fee with respect to any repurchase of Common Shares that have not been outstanding for at least 12 months (the “Early Repurchase Deduction”). The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder; in the event that a shareholder’s Common Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; for investors in the Promissory Notes Offering (as defined below); or due to trade or operational error. In addition, our Common Shares may be sold to certain feeder vehicles primarily created to hold the Fund’s Common Shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, we may not apply the Early Repurchase Deduction to repurchase requests made by the feeder vehicles, often including because of administrative or systems limitations. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders.

The Fund will repurchase Common Shares from shareholders pursuant to written tenders on terms and conditions that the Board of Trustees determines to be fair to the Fund and to all shareholders. When the Board of Trustees determines that the Fund will repurchase Common Shares, notice will be provided to shareholders describing the terms of the offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.

The majority of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we intend to generally maintain under normal circumstances an allocation to syndicated loans and other liquid investments. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our Common Shares is in the best interests of the Fund as a whole, then we may choose to offer to repurchase fewer Common Shares than described above, or none at all.

Payment for repurchased Common Shares may require us to liquidate portfolio holdings earlier than our Investment Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. Our Investment Adviser intends to take measures, subject to policies as may be established by our Board of Trustees, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Common Shares.

Operating and Regulatory Structure

Our investment activities are managed by the Investment Adviser under the oversight of our Board of Trustees, a majority of whom are independent of us, Golub Capital and the Investment Adviser. As a BDC, we are required to comply with certain regulatory requirements.

Also, as a BDC, we are generally prohibited from acquiring assets other than “qualifying assets” unless, after giving effect to any acquisition, at least 70% of our total assets are qualifying assets. Qualifying assets generally include securities of “eligible portfolio companies,” cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. Under the 1940 Act and the rules thereunder, “eligible portfolio companies” includes any issuer that:

•	is organized under the laws of, and has its principal place of business in, the United States;

•	is not an investment company (other than a small business investment company, or “SBIC,” wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

•	satisfies either of the following:

o	does not have any class of securities listed on a national securities exchange or has any class of securities listed on a national securities exchange subject to a $250.0 million market capitalization maximum; or

o	is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result, the BDC has an affiliated person who is a director of the eligible portfolio company.

We intend to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a RIC under the Code. In order to be treated as a RIC, we must satisfy certain source-of-income, asset diversification and distribution requirements under the Code.

Conflicts of Interest

GC Advisors and its affiliates are subject to various actual and potential conflicts of interest, including, but not limited to, those discussed below and under the caption entitled “Risk Factors” in this Registration Statement. GC Advisors attempts to identify, monitor and mitigate conflicts of interest. GC Advisors has implemented policies and procedures reasonably designed to ensure its Clients are treated fairly and equitably over time. However, it can be difficult to ensure that conflicts of interest will not adversely affect the Fund. By subscribing to the Fund, an investor acknowledges the existence of, and consents to, such actual and potential conflicts of interest.

Management of the Fund and Other Activities of the Investment Adviser and Affiliates

Certain personnel responsible for managing the Fund also oversee the activities of other investment funds and accounts and other business activities of GC Advisors and its affiliates. Conflicts of interest exist in allocating the time, services and functions of these personnel. In addition, the Fund has no dedicated portfolio manager that receives a material portion of his or her compensation from the performance of the Fund.

GC Advisors and its affiliates have an incentive to devote resources, time and attention to investments or business lines based on the possibility of earning fees or other benefits associated with such investments or business lines, even though such investments or business lines might be of little or no benefit to the Fund. Neither the Fund nor any shareholder will have any rights in or to other ventures of GC Advisors or its affiliates or the returns of these ventures solely in its capacity as the Fund or as a shareholder, as applicable.

Client Relationships

GC Advisors and its affiliates have existing and potential relationships with, and provide services to, other entities and accounts. In providing services to the Fund and their other private funds, separately managed accounts, collateralized loan obligation issuers, proprietary accounts, and entities regulated under the 1940 Act (including BDCs, registered investment companies and their respective wholly-owned subsidiaries) (“Clients”), GC Advisors and its affiliates face conflicts of interest with respect to activities recommended to or performed for such Clients, on the one hand, and the Fund, on the other hand.

GC Advisors and its affiliates currently manage and have other Clients with similar and/or competing investment objectives. In providing services to the Fund and other Clients, GC Advisors and its affiliates have obligations to such other Clients, the fulfillment of which could be inconsistent with the best interests of the Fund and, consequently, the Fund’s shareholders. Where the Fund’s investment objective overlaps with the investment objective of one or more of such affiliated accounts, GC Advisors faces conflicts in the allocation of investment opportunities among the Fund and such accounts.

Transactions with Affiliated Entities

GC Advisors offers us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objective, positions, policies, strategies and restrictions, as well as regulatory requirements and other relevant factors. Such offers are made in accordance with GC Advisors’ allocation policies, and therefore, while it is unlikely that we will participate in each individual opportunity we expect on an overall basis, to participate equitably with other entities sponsored or managed by GC Advisors and its affiliates over time.

To the extent that we compete with other Clients for a particular investment opportunity, GC Advisors will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its allocation policies, (2) the requirements of the Advisers Act and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates, as modified by no-action relief granted by the SEC as well as exemptive relief from the SEC to permit flexibility to negotiate the terms of co-investments, in each case in compliance with the terms and conditions of such no-action or exemptive relief, to the extent applicable. GC Advisors has adopted allocation policies reasonably designed to ensure that such opportunities are allocated fairly and equitably among its Clients over time and in a manner that is consistent with applicable laws, rules and regulations. The allocation policies also seek to achieve reasonable efficiency and provide flexibility to allocate investments among Clients in a manner that will benefit the Clients and promote the growth of the financing and advisory operations of the GC Advisors’ affiliates to the benefit of all Clients.

GC Advisors and its affiliates have other Clients with similar or competing investment objectives, including GBDC, GCRED, GDLC, GBDC 4, GDLCU, GPIF I and several private funds, some of which are continuing to seek new capital commitments, that are pursuing an investment strategy similar to ours. In serving these Clients, GC Advisors could have obligations to other Clients or investors in those entities. Our Investment Adviser’s professional staff will devote such time and effort in conducting activities on behalf of the Fund as our Investment Adviser reasonably determines appropriate to perform its duties to the Fund. Our investment objective often overlaps with such affiliated accounts. GC Advisors’ allocation procedures are designed to allocate investment opportunities among its Clients in a manner consistent with its obligations under the Advisers Act. If two or more Clients are actively investing, GC Advisors will seek to allocate investment opportunities among such Clients in a manner that is fair and equitable over time and consistent with its allocation policy. GC Advisors has put in place policies that address the co-investment restrictions set forth under the 1940 Act. See “Item 1A. Risk Factors—Risks Relating to our Business and Structure—There are conflicts related to the obligations of GC Advisors’ investment committee, GC Advisors or its affiliates have to other clients and conflicts related to fees and expenses of such other clients.”

GC Advisors seeks to ensure the equitable allocation of investment opportunities when we invest alongside other Clients. When we invest alongside such other Clients, such investments are made consistent with GC Advisors’ allocation policy. Under this allocation policy, GC Advisors will determine separately the amount of any proposed investment to be made by us and other Clients. We may receive smaller allocations relative to larger accounts, including accounts that can incur material amounts of leverage, and/or receive larger allocations relative to the Fund’s size as compared to allocations to larger accounts. In situations in which co-investment with other Clients is not permitted or appropriate, such as when, in the absence of exemptive relief described below, we and such other entities would be making different investments in the same issuer, GC Advisors will need to decide whether we or such other entity or entities will proceed with the investment. GC Advisors will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on a basis that will be fair and equitable over time.

GC Advisors and its affiliates as well as certain of their Clients have received exemptive relief from the SEC that permits us, among other things, to co-invest alongside other Clients, in certain privately placed investments that involve the negotiation of certain terms of the securities to be purchased (in addition to price and quantity-related terms), subject to certain conditions. We believe that co-investment by us and other Clients of GC Advisors and its affiliates could afford us additional investment opportunities and the ability to achieve greater diversification. See “Conflicts of Interest.”

To the extent permitted by applicable law, we could make or hold different investments in the same issuer as other entities advised by GC Advisors and its affiliates or otherwise hold different classes of an issuer’s securities or loans. In addition, it is possible that we could hold an investment in a different part of the capital structure than an investor or another party with which GC Advisors or its affiliates has a material relationship, in which case GC Advisors could have an incentive to cause us or the portfolio company to offer more favorable terms to such parties (including, for instance, financing arrangements). Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities or loans that may be held by such entities. To the extent we hold securities or loans that are different (including with respect to their relative seniority) than those held by other entities advised by GC Advisors and its affiliates, GC Advisors and its affiliates could be presented with decisions when the interests of us and such other investors are in conflict. For example, conflicts could arise where we lend funds to a portfolio company while another entity advised by GC Advisors and its affiliates invests in equity securities of such portfolio company, which could create conflicts if, for example, such portfolio company were to go into bankruptcy, become insolvent or otherwise be unable to meet its payment obligations or comply with its debt covenants, as the holders of different types of securities or loans could differ as to what actions the portfolio company should take. If additional financing or a follow-on investment in an existing portfolio company is necessary or appropriate, failure on our part to make follow-on investments could, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or could result in a missed opportunity for us to increase our participation in a successful portfolio company. Furthermore, co-investment exemptive relief may restrict our ability to make certain follow-on investments. Given the breadth of holdings across the entities advised by GC Advisors and its affiliates, there may be certain follow-on investment opportunities for such other entities that we will be restricted from participating in under the terms of such co-investment exemptive relief.

GC Advisors and its affiliates could choose to take steps to reduce the potential for conflicts between us and other entities that co-invest or could co-invest with us, including causing us or such other entities to take certain actions that, in the absence of such conflict, we or they would not take. To the extent we hold significant or control interests in a portfolio company or hold investments in different parts of a portfolio company’s capital structure, conflicts of interest would be more pronounced. We and the other entities with whom we co-invest will have different motives, incentives and other interests with respect to any given portfolio company.

Conflicts of interest could still arise even when we co-invest in the same securities as other entities advised by GC Advisors and its affiliates. For example, it is possible in non-negotiated investments or secondary market purchases that as a result of legal, tax, regulatory, accounting, political, national security or other considerations, the terms of such investment (and divestment thereof) (including with respect to price and timing) for us and such other entities may not be the same. Additionally, we and such other entities will generally have different investment periods and/or investment objectives (including return profiles), as a result, could have conflicting goals with respect to the price and timing of disposition opportunities. As such, to the extent permissible under applicable law and any applicable order issued by the SEC, we and such other entities could dispose of co-investments at different times and on different terms.

Additionally, under our incentive fee structure, GC Advisors benefits when we recognize capital gains and, because GC Advisors determines when a holding is sold, GC Advisors controls the timing of the recognition of such capital gains. See “Item 1A. Risk Factors—Risks Relating to our Business and Structure—Our management and incentive fee structure creates incentives for GC Advisors that are not fully aligned with the interests of our shareholders and could induce GC Advisors to make certain investments, including speculative investments.”

Investment Activities

GC Advisors provides investment advisory services to various clients, including BDCs, private investment funds, pooled investment vehicles and separately managed accounts. GC Advisors is permitted to give advice and/or take actions with respect to any client account it manages, for its own account or for the account of an employee, which differ from the advice it gives and the actions it takes on behalf of other accounts. It is not obligated to recommend, buy or sell, or refrain from recommending, buying or selling any security that it, or its employees, buy or sell for its or their own accounts or for the account of any client. It, or its employees, are permitted to invest in securities held by accounts that we manage, except to the extent these investments violate GC Advisors’ Code of Ethics or applicable law. When a person is responsible for portfolio management of multiple advisory accounts, that person will have a conflict of interest in connection with investment decisions to the extent that such person has an incentive to favor the account in which he or she is invested or otherwise entitled to share in the returns or fees.

From time to time, GC Advisors’ employees or relevant parties invest or otherwise have an interest in securities owned by or recommended to its clients. Moreover, such persons could invest or otherwise have an interest, directly or indirectly, in the BDCs or the private investment funds GC Advisors advises that invest in securities held in other accounts that it also advises. Additionally, GC Advisors, its affiliates and/or relevant parties often enter into financing arrangements with clients or make loans or otherwise advance money to clients for operational ease, to ensure timely funding of negotiated investments, to assist with loan origination and seasoning and/or for other purposes that GC Advisors determines to be necessary or appropriate. In such arrangements, GC Advisors has a conflict of interest between its obligation to act in the best interest of its clients and its own best interest. The terms associated with any such financing arrangement, loan or monetary advancement, including the interest charged, shall, in the aggregate, be no more favorable to GC Advisors, its affiliates and/or the relevant parties than could be obtained in an arm’s-length transaction. As these situations involve conflicts of interest, GC Advisors has implemented policies and procedures relating to personal securities transactions, insider trading and side-by-side management, including the Code of Ethics, which are designed to identify actual and potential conflicts of interest, to prevent or mitigate actual conflicts of interest and to resolve such conflicts appropriately as they arise.

Repeat Transactions in the Same Issuer

GC Advisors or an affiliate often acts as an underwriter, arranger or placement agent, or otherwise participates in the origination, structuring, negotiation, syndication or offering of loans held by its clients. These loans are typically held by multiple clients and are often prepayable at the option of the obligor. Its clients often have certain protective rights against prepayment, such as prepayment or call premiums, and on occasion, we could waive these prepayments or call premiums. GC Advisors often has fiduciary duties to multiple holders of such obligations, and it is not always the case that each holder’s interest is aligned with the interests of other holders with respect to waivers of prepayment or call protections. In general, clients who participate in a refinancing of an obligation would benefit from a waiver, while those that do not participate would generally prefer to apply prepayment premiums and other prepayment protections. Whether or not a client is able to participate in a refinancing depends on a variety of factors that vary based on each client.

When determined to be in the overall best interests of GC Advisors’ clients taken as a whole, GC Advisors could cause certain clients to waive prepayment premiums or other similar call premiums in certain circumstances, including when we, or its affiliates, are involved in the refinancing, restructuring or other modification of such assets. Where one or more clients, when considering only those clients’ individual and particular circumstances, do not participate in a related refinancing, GC Advisors faces a conflict of interest between its duty to these clients and the interests of other clients that will participate in the refinancing, as well as, in some cases, its interests or the interests of related entities.

Loan Origination

GC Advisors is engaged in loan origination activities. These loan origination activities typically result in fees, including origination, commitment, document, structuring, facility, monitoring, amendment, refinancing and/or other fees. Its clients, and the investment vehicles in which its clients invest, often acquire loans that are originated and/or arranged by these affiliated loan origination activities and, in respect of which, GC Advisors receives fees. In general, because certain of these fees are a part of its advisory compensation with respect to many of its clients, the fees will not be shared with such clients or be applied to reduce the management fees applicable to such clients. GC Advisors could also have an incentive to waive certain fees in connection with a refinancing to receive certain fees in the new transaction.

Fees that GC Advisors and/or its affiliates earn in connection with loan origination activities create a conflict of interest as there is an incentive to refinance loans in which clients have already invested. Clients that have invested in these loans are often entitled to receive certain prepayment premiums paid in connection with the refinancing of a loan (“Call Protection”). However, certain clients likely hold a relatively small number of loans for which Call Protection is not fully payable to the extent that GC Advisors and/or our affiliates lead the refinancing (an “Affiliated Refinancing”). In the event of an Affiliated Refinancing, such clients would not receive the Call Protection to which they would otherwise be entitled to in the case of a refinancing led by an unaffiliated third party. In such circumstances, GC Advisors expects to remit to such clients the lesser of (i) the amount of the Call Protection such clients did not receive due to an Affiliated Refinancing and (ii) such clients’ pro rata share of the fees received by us in connection with the refinancing that do not offset the management fees of, or otherwise benefit, such clients.

In some cases, GC Advisors will serve “lead left” or in another lead position on a particular originated loan. While GC Advisors believes that serving in these roles generally benefits its clients through access to more attractive investments over time, these lead roles (and the fees it or its affiliates receive in connection therewith) could conflict with the short term interests of its clients on any particular deal. For example, when GC Advisors serves in a lead role, it is frequently responsible for placing investments in each segment of the capital structure that comprises a particular offering, which could result in its clients participating in or retaining indirectly a larger portion of revolving loans or delayed draw term loans than is otherwise desired. While the fees related to retaining such revolving loans or delayed draw term loans benefit our clients, when clients retain revolving loans or delayed draw term loans, they generally reserve a sufficient amount of liquid capital (which could be in the form of affiliated or third-party leverage or uncalled capital) to satisfy drawdown requests from borrowers with respect to these loans. As a result, a greater portion of a client’s capital could be held in cash or other highly liquid assets than if the client did not retain revolving or delayed draw term loans, which could adversely impact performance. If a large number of borrowers with revolving loans make drawdown requests in a compressed time period, it could exacerbate liquidity pressures on our clients and the subsidiaries through which they invest. Certain events, such as the financial crisis, have historically caused a large number of borrowers to make drawdown requests in a compressed time period. If a client or subsidiary fails to satisfy a drawdown request, this could have an adverse impact on GC Advisors’ operations, and the operations of its affiliates, its clients, and their subsidiaries.

Further, upon the closing of a particular transaction, it is possible that the price attributed to various segments of a deal will not reflect the eventual fair value of these assets. For example, the revolving loan portion of a deal could be overpriced initially compared to where a revolver would trade between third party buyers and sellers. If a client receives indirectly a portion of a revolving loan that is larger than initially desired, the effect of the initial closing prices would be magnified. In addition, GC Advisors could be required to sell a larger portion of an originated loan to third parties to win a mandate on a loan origination or to otherwise satisfy sponsor requests than GC Advisors would otherwise prefer to sell in its capacity as investment adviser to its clients. Further, GC Advisors often receives fees in connection with syndicating loans and are generally permitted to retain a portion or all of these fees as part of its advisory compensation arrangements. As a result, there is an incentive to syndicate more of such loans to third parties than GC Advisors would in the absence of such fees. In these cases, it is possible that its clients will receive a smaller indirect allocation of a loan than would be desirable for its clients. Nonetheless, we believe that in the long term, lead roles are integral to our efforts to secure the best investment opportunities for our clients.

Reductions, Waivers and Absorptions of Fees and Other Costs

GC Advisors is permitted to reduce, waive or absorb some of the fees or costs otherwise payable by its clients or their subsidiaries. While this activity could be seen as friendly to investors, reductions, waivers and absorptions of fees and costs result in higher returns to investors than such investors would receive if full fees and costs were charged and impacts the net of fees performance that is present to prospective clients and investors. These reductions, waivers and absorptions are entirely at GC Advisors’ discretion and there is no guarantee that any particular reduction, waiver or absorption will continue or be offered in the future. GC Advisors does not believe these reductions, waiver and absorptions are material to investors over time. GC Advisors will provide historical return and reduction, waiver and absorption information upon request.

Allocation of Expenses among GC Advisors and its Clients

Certain of GC Advisors’ clients reimburse it for shared services expenses, others pay shared services fees and GC Advisors bears shared services expenses for others and expenses, other than shared services expenses, can also arise that require allocation between and among GC Advisors and its affiliates. Because GC Advisors has an interest in minimizing the expenses that its bears and could benefit from the allocation of expenses to or away from certain clients, conflicts could arise in connection with identifying allocable expenses and in its allocation of expenses between its clients and itself or among its clients. Although this allocation is provided for in clients’ governing documents, in practice, it could be required to exercise some discretion in determining whether a particular expense is charged to the client or to GC Advisors. In using such discretion, GC Advisors is incentivized to charge expenses to clients instead of to itself.

Similar conflicts arise in connection with the allocation of expenses related to transactions that are not ultimately consummated. When a transaction is consummated, the expenses of the transaction are typically allocated to GC Advisors’ advisory clients who participate in the transaction as well as any co-investors. In the case of middle-market loans, the borrower of successfully consummated loans ordinarily pays for transaction expenses. However, when transactions are unsuccessful, it is impractical for GC Advisors to determine which advisory clients would have been allocated interests in the transaction had it been consummated. As a result, we either allocate unsuccessful transaction expenses to the Applicable Clients, pro rata, based on their relative assets, calculated on a fair value basis as of the following quarter end or using such other reasonable methodology that GC Advisors and its affiliates determine in our discretion, or, if GC Advisors elects to do so, waive or bear a portion of these expenses for or on behalf of one or more Applicable Clients. “Applicable Clients” means those clients that would ordinarily participate in investments of the same type as the unsuccessful transaction, with such determination made in sole discretion of GC Advisors and its affiliates.

Golub Capital Balance Sheet

GC Advisors has established one or more affiliates to conduct loan syndication activities and to facilitate loan seasoning for certain current and future clients (collectively, the “Syndication and Seasoning Affiliate”). The Syndication and Seasoning Affiliate is a proprietary account and all profits and losses will be for the benefit of GC Advisors and its affiliates. This practice presents multiple conflicts of interest, including the following: (i) since the Syndication and Seasoning Affiliate will hold assets, including those that could rise in value, and the Syndication and Seasoning Affiliate expects to sell such assets later to third-party investors as well as GC Advisors’ clients, as applicable, the Syndication and Seasoning Affiliate could profit from such activities; (ii) the Syndication and Seasoning Affiliate also expects to earn fees on these transactions on behalf of GC Advisors and its affiliates and such fees will not be shared with clients, including the Fund; and (iii) GC Advisors will be conflicted in determining allocation of investment opportunities between the Syndication and Seasoning Affiliate and clients.

Notwithstanding any conflicts, GC Advisors is a fiduciary and must put its clients’ interests first. In allocating to the Syndication and Seasoning Affiliate, the specific processes employed and factors considered in allocating investments depend on the nature of the investment and the purpose for which it is acquired:

1.	With respect to certain clients that require a seasoned loan solution, GC Advisors expects to allocate investments to the Syndication and Seasoning Affiliate for potential eventual sale to such clients, in compliance with GC Advisors’ allocation policy and tax guidelines, such clients’ governing documents and applicable law;

2.	With respect to syndication activities, in accordance with the GC Advisors’ allocation policy, GC Advisors can allocate some or all of such investment amounts to the Syndication and Seasoning Affiliate for syndication to third-party investors; provided, however, where obligated by the sponsor to syndicate a certain loan amount to the market, GC Advisors shall allocate at least such amount to the Syndication and Seasoning Affiliate for syndication to the market. The Syndication and Seasoning Affiliate is expected to retain syndication-related fees to the Syndication and Seasoning Affiliate’s benefit; and

3.	With respect to transactions that include investments in multiple segments of a portfolio company’s capital structure (e.g., senior secured debt and equity), the Syndication and Seasoning Affiliate and GC Advisors’ clients are expected to acquire a position in every segment of the portfolio company’s capital structure. However, it is not expected that the Syndication and Seasoning Affiliate will take a pro rata strip of all segments. Rather, it is anticipated that the Syndication and Seasoning Affiliate will make minimum investments in certain segments. For example, GC Advisors may allocate to the Syndication and Seasoning Affiliate a minimum position in a certain segment if (x) it anticipates a client that requires a seasoning solution cannot take such a position or that it would be tax inefficient to do so, or (y) the Syndication and Seasoning Affiliate cannot syndicate certain segments for regulatory reasons. In these instances, other clients of GC Advisors could be apportioned the balance of such positions, but only to the extent that the Investment Adviser believes that acquiring such positions is in the best interests of these clients. These clients will have greater exposure in these positions, which could be beneficial or disadvantageous depending on the performance of that security and that segment of the capital structure. The Syndication and Seasoning Affiliate could retain investments in one or more segments of a portfolio company’s capital structure in connection with its activities. This creates a conflict of interest in certain situations, such as a workout. The Syndication and Seasoning Affiliate’s interests could be adverse to holders of interests in other segments of a portfolio company’s capital structure.

GC Advisors will engage in these practices only when consistent with its fiduciary duty to its advisory clients, its investment allocation and trade procedures, disclosures to clients and applicable law.

Differing Investment Positions

GC Advisors’ clients generally take directionally similar positions. For example, if one of GC Advisors’ clients purchases a loan in a particular issuer, it would be atypical for another client to take a short position in, or buy a credit default swap on, that same issuer.

However, pursuant to GC Advisors’ allocation policy, it is expected, from time to time, that accounts GC Advisors advises will take investment positions in different segments of a portfolio company’s capital structure or otherwise in different classes of an issuer’s securities or loans that have different rights. For example, a client account GC Advisors manages could hold a senior loan in a company while another client account holds subordinated debt or a preferred or common equity investment in the same company. There have been and will likely continue to be portfolio companies in which several GC Advisors clients each participate in different segments of the portfolio companies’ capital structures. Even when clients are all in the same segments of a portfolio company’s capital structure, the proportions in which one client holds such segments could vary materially from the proportions in which another client holds such segments.

In addition, as the broadly syndicated loan origination business of GC Advisors and its affiliates continues to grow, certain client accounts will likely seek to sell interests in these broadly syndicated loans that are also held, and could continue to be held, by other client accounts. In certain circumstances, the sale of an interest in a loan by one client account could affect the market value of the interests in such loan that are held by other client accounts.

Workouts

When a company encounters financial problems, the terms of a workout will often raise conflicts of interest (including conflicts over proposed waivers and amendments to debt covenants), because different accounts could hold different positions in the company’s capital structure. For example, a senior debt holder would likely be advantaged by a company liquidation in which such holder was paid in full, while a junior debt holder or an equity holder would likely prefer a reorganization that provides for the potential to create more long term value for such holders. When a company goes through a restructuring, different conflicts of interest are raised. For example, if a GC Advisors client were to invest in a restructuring of a portfolio company where another client account holds an investment, a conflict exists between the pre-restructuring and post-restructuring investors. Similarly, additional capital could be infused into a company in a workout, and that additional capital could have certain preferred features compared to then-existing capital. In a typical workout, junior positions in the capital structure could find the value of their investment severely diminished or even worthless, as the focus of the business shifts to the part of the capital structure that is “in the money”. GC Advisors’ decisions as to a workout could have different impacts on different clients depending on the type of interests the clients hold and/or acquire in connection with the workout.

GC Advisors seeks to handle these capital stack conflicts, whether in the context of workouts or not, in a manner that benefits its clients, taken as a whole.

Capital Stack Conflicts

When different Client accounts participate in a portfolio company on an other than pro rata basis, a capital stack conflict of interest occurs. Some clients could hold loans with different priorities in a distribution waterfall and/or some clients could own common or preferred equity while other clients do not. A capital stack conflict occurs because different segments of a portfolio company’s capital structure are not fully aligned in a portfolio company’s performance. For example, a client account that holds a senior secured loan could be interested in consistent results so that a loan is paid off, while a client account that holds equity interests could be more interested in growth potential and willing to withstand extended periods of reduced cash flow or profitability.

Although the GC Advisors’ client accounts do not typically have voting control of performing portfolio companies, individual actions that GC Advisors and its affiliates make could indirectly benefit some clients over others. For example, a decision to participate in the refinancing of a loan or the decision to give relief from a financial covenant could affect different clients differently. These conflicts could be more acute if a company is in distress, and in workout and similar situations, GC Advisors could have a greater ability to influence the direction of a portfolio company in a way that benefits certain clients over others. A capital stack conflict of interest can also occur if the Fund and another person (other than a client) with whom GC Advisors or an affiliate thereof has a material relationship hold investments in different segments of a portfolio company’s capital structure or otherwise in different classes of an issuer’s securities or loans. In this circumstance, GC Advisors or such affiliate could, due to its relationship with such other person, have an incentive to prefer the interests of such person if those interests conflict with those of the Fund.

GC Advisors and its affiliates can take actions or forbear to exercise certain rights in order to mitigate capital stack conflicts, but their ability to do so could be reduced if the affected clients have controlling or other significant positions in the applicable portfolio company capital structure segments. Any such action or forbearance might differ from the course GC Advisors and its affiliates would take if the capital stack conflict did not exist.

Where conflicts occur, GC Advisors seeks to act in a manner that is consistent with its fiduciary duties to its clients.

The foregoing discussion of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Fund, but does reflect material conflicts known to the Fund as of the date of this Registration Statement.

Investment Advisory Agreement

GC Advisors is located at 200 Park Avenue, 25th Floor, New York, New York 10166. GC Advisors is registered as an investment adviser under the Advisers Act. GC Advisors is controlled by Lawrence E. Golub and David B. Golub, and the beneficial interests in GC Advisors are primarily persons and entities associated with Lawrence E. Golub and David B. Golub. Subject to the overall supervision of our Board of Trustees and in accordance with the 1940 Act, GC Advisors manages our day-to-day operations and provides investment advisory services to us.

The Investment Adviser provides management services to us pursuant to the Investment Advisory Agreement. Under the terms of the Investment Advisory Agreement, the Investment Adviser is responsible for the following:

•	determining the composition of our portfolio, the nature and timing of the changes therein and the manner of implementing such changes;

•	identifying, evaluating and negotiating the structure of the investments made by us (including performing due diligence on prospective portfolio companies);

•	executing, closing, servicing and monitoring our investments;

•	determining the securities and other assets that we will purchase, retain or sell; and

•	providing us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our funds.

The Investment Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired.

Compensation of Investment Adviser

We pay the Investment Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the shareholders. In addition, the Investment Adviser or its affiliates may be reimbursed for the administrative services performed by it or such affiliates on behalf of the Fund pursuant to any separate administration or co-administration agreement with the Investment Adviser; however, no reimbursement shall be permitted for services for which the Investment Adviser is entitled to compensation by way of a separate fee.

Management Fee

The management fee is payable quarterly in arrears at an annual rate of 1.25% of the value of our net assets as of the beginning of the first calendar day of the applicable quarter adjusted for share issuances and repurchases. For purposes of the Investment Advisory Agreement, “net assets” means our total assets less liabilities determined on a consolidated basis in accordance with GAAP. Substantial additional fees and expenses may also be charged by the Administrator to the Fund, which is an affiliate of the Investment Adviser.

Incentive Fee

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

Incentive Fee on Pre-Incentive Fee Net Investment Income

The portion based on our income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of our net assets at the end of the immediate preceding quarter, as adjusted for share issuances and repurchases, from interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any distribution or shareholder servicing fees).

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of our net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

We pay the Investment Adviser an incentive fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•	No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);

•	100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” The “catch-up” is meant to provide the Investment Adviser with approximately 12.5% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and

•	12.5% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Investment Adviser.

Percentage of Pre-Incentive Fee Net Investment Income

Allocated to Quarterly Incentive Fee

These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase in the amount of incentive fees payable to the Investment Adviser with respect to Pre-Incentive Fee Net Investment Income Returns. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a calendar quarter in which we incur an overall loss taking into account capital account losses. For example, if we receive Pre-Incentive Fee Net Investment Income Returns in excess of the quarterly hurdle rate, we will pay the applicable incentive fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses.

Incentive Fee Based on Capital Gains

The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals:

•	12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Investment Adviser if we were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Investment Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

The management fee and incentive fee will begin to be charged for periods beginning after December 31, 2025. The fees that will be payable under the Investment Advisory Agreement for any partial period will be appropriately prorated.

Payment of Our Expenses

All investment professionals of GC Advisors and/or its affiliates, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine overhead expenses of personnel allocable to these services to us, are provided and paid for by GC Advisors and/or its affiliates and not by us. We expect to bear all other out-of-pocket costs and expenses of our operations and transactions.

Duration and Termination

Unless terminated earlier as described below, the Investment Advisory Agreement will continue in effect for an initial two-year term, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund and (b) the vote of a majority of our Independent Trustees. The Investment Advisory Agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by GC Advisors and could be terminated without the payment of any penalty by us upon sixty (60) days’ written notice or by the Investment Adviser upon sixty (60) days’ written notice. The holders of a majority of our outstanding voting securities or our trustees, by vote, can also terminate the Investment Advisory Agreement without penalty. See “Item 1A. Risk Factors—Risks Relating to our Business and Structure—We are dependent upon GC Advisors for our success and upon its access to the investment professionals and partners of Golub Capital and its affiliates.”

Indemnification

The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, GC Advisors and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of GC Advisors’ services under the Investment Advisory Agreement or otherwise as our Investment Adviser.

Administration Agreement

Pursuant to the Administration Agreement, the Administrator furnishes us with office facilities and equipment and provides clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Under the Administration Agreement, the Administrator performs, oversees or arranges for the performance of, our required administrative services, which include being responsible for the financial and other records that we are required to maintain and preparing reports to our shareholders and reports filed with the SEC. In addition, the Administrator assists us in determining and publishing our NAV, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our shareholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. The Administrator can retain third parties to assist in providing administrative services to us. To the extent that the Administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to the Administrator. We reimburse the Administrator for costs and expenses including, but not limited to, those related to the allocable portion (subject to review and approval of our Board of Trustees) of the Administrator’s overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including fees and expenses associated with performing compliance functions and our allocable portion of the cost of our chief compliance officer and chief financial officer and their respective staffs. Our Board of Trustees reviews the expenses reimbursed to the Administrator, including any allocation of expenses among us and other entities for which the Administrator provides similar services, to determine that these expenses are reasonable and comparable to administrative services charged by unaffiliated third-party asset managers. In addition, if requested to provide managerial assistance to our portfolio companies, the Administrator will be paid an additional amount based on the cost of the services provided, which shall not exceed the amount we receive from such portfolio companies for providing this assistance. The Administration Agreement may be terminated by either party without the payment of any penalty upon 60 days’ written notice to the other party.

Indemnification

The Administration Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Administrator and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under the Administration Agreement or otherwise as our administrator.

License Agreement

We have entered into a license agreement with Golub Capital LLC under which Golub Capital LLC has granted us a non-exclusive, royalty-free license to use the name “Golub Capital”. Under this agreement, we have a right to use the “Golub Capital” name and the agreement will remain in effect for so long as GC Advisors or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we will have no legal right to the “Golub Capital” name.

Staffing Agreement

We do not have any internal management capacity or employees. We depend on the diligence, skill and network of business contacts of the senior investment professionals of GC Advisors to achieve our investment objective. GC Advisors is an affiliate of Golub Capital LLC and depends upon access to the investment professionals and other resources of Golub Capital LLC and its affiliates to fulfill its obligations to us under the Investment Advisory Agreement. GC Advisors also depends upon Golub Capital LLC to obtain access to deal flow generated by the professionals of Golub Capital LLC and its affiliates. Under the Staffing Agreement, Golub Capital LLC provides GC Advisors with the resources necessary to fulfill these obligations. The Staffing Agreement provides that Golub Capital LLC will make available to GC Advisors experienced investment professionals and access to the senior investment personnel of Golub Capital LLC for purposes of evaluating, negotiating, structuring, closing and monitoring our investments. The Staffing Agreement also includes a commitment that the members of GC Advisors’ investment committee serve in such capacity. The Staffing Agreement remains in effect until terminated and may be terminated by either party without penalty upon 60 days’ written notice to the other party. Services under the Staffing Agreement are provided to GC Advisors on a direct cost reimbursement basis, and such fees will not be our obligation.

Distribution Reinvestment Plan

We have adopted an “opt out” distribution reinvestment plan under which an investor’s distributions will, subject to legal, tax, regulatory or other similar considerations, be automatically reinvested under the distribution reinvestment plan in additional whole and fractional Shares, unless the investor “opts out” of the distribution reinvestment plan, thereby electing to receive cash dividends.

Investors who receive distributions in the form of additional Class S Shares will be subject to the same U.S. federal, state and local tax consequences as investors who elect not to reinvest distributions.

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares. Shareholders can elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription agreements. A shareholder may elect to receive its entire dividend in cash at any time by notifying the Fund’s transfer agent in writing. If, however, a shareholder requests to change its election within 95 days prior to a distribution, the request will be effective only with respect to distributions after the 95-day period. There will be no up-front selling commissions or managing dealer fees to you if you participate in the distribution reinvestment plan. We will pay the plan administrator fees under the plan.

The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recent NAV per share for such shares at the time the distribution is payable. Class S Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as our Class S Shares sold in the Offering.

If you are a registered shareholder, you may elect to have your entire distribution reinvested in additional shares by notifying the plan administrator and our transfer agent and registrar, in writing, so that such notice is received by the plan administrator no later than the record date to which such distribution relates. If you elect to reinvest your distributions in additional shares, the plan administrator will set up an account for shares you acquire through the plan and will hold such shares in non-certificated form. If your shares are held by a broker or other financial intermediary, you may “opt-out” of our distribution reinvestment plan by notifying your broker or other financial intermediary of your election.

During each quarter, but in no event later than 30 days after the end of each calendar quarter, our transfer agent or another designated agent will mail and/or make electronically available to each participant in the distribution reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of our Common Shares purchased during such quarter, and the per share purchase price for such shares. Annually, as required by the Code, we will include tax information for income earned on shares under the distribution reinvestment plan on a Form 1099-DIV that is mailed to shareholders subject to IRS tax reporting. We reserve the right to amend, suspend or terminate the distribution reinvestment plan. Any distributions reinvested through the issuance of shares through our distribution reinvestment plan will increase our gross assets on which the management fee and the incentive fee are determined and paid under the Investment Advisory Agreement.

Regulation

We have elected to be regulated as a BDC under the 1940 Act and intend to elect to be treated as a RIC under the Code. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers), principal underwriters and affiliates of those affiliates or underwriters and requires that a majority of the trustees of a BDC be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we cannot change the nature of our business so as to cease to be, or withdraw our election as, a BDC without the approval of a majority of our outstanding voting securities.

We are able to invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. With respect to such securities, we could, for the purpose of public resale, be deemed an “underwriter,” as that term is defined in the Securities Act. Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies, except that we could enter into hedging transactions to manage the risks associated with interest rate or foreign currency fluctuations. However, we could purchase or otherwise receive warrants to purchase the Common Shares of our portfolio companies in connection with acquisition financing or other investments. Similarly, in connection with an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances. We also do not intend to acquire securities issued by any investment company in excess of the limits imposed by the 1940 Act. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments may subject our shareholders to additional expenses. None of these policies, or any of our other policies, is fundamental and each could be changed without shareholder approval. To the extent we adopt any fundamental policies; no person from whom we borrow will have, in his or her capacity as lender or debt holder, either a veto power or a vote in approving or changing any of our fundamental policies.

Qualifying Assets

Under the 1940 Act, a BDC is restricted from acquiring any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our business are the following:

•	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as could be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer that:

1.	is organized under the laws of, and has its principal place of business in, the United States;

2.	is not an investment company (other than a SBIC, wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

3.	satisfies either of the following:

•	does not have any class of securities listed on a national securities exchange or has any class of securities listed on a national securities exchange subject to a $250.0 million market capitalization maximum; or

•	is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result, the BDC has an affiliated person who is a director of the eligible portfolio company.

•	Securities of any eligible portfolio company which we control.

•	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident to such a private transaction, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

•	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

•	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of warrants or rights relating to such securities.

•	Cash, cash equivalents, U.S. government securities or high-quality debt securities that mature in one year or less from the date of investment.

The regulations defining and interpreting qualifying assets can change over time. We could adjust our investment focus as needed to comply with and/or take advantage of any regulatory, legislative, administrative or judicial actions in this area.

We will look through our consolidated subsidiaries to the underlying holdings (considered together with portfolio assets held outside of our consolidated subsidiaries) for purposes of determining compliance with the 70% qualifying assets requirement of the 1940 Act. At least 70% of our assets will be eligible assets.

Managerial Assistance to Portfolio Companies

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities significant managerial assistance; except that, when the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group could make available such managerial assistance. Making available significant managerial assistance means any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. The Administrator or an affiliate of the Administrator provides such managerial assistance on our behalf to portfolio companies that request this assistance.

Temporary Investments

Pending investment in other types of qualifying assets, as described above, our investments could consist of cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt investments that mature in one year or less from the date of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets are qualifying assets or temporary investments. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, so long as the agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that could be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we would generally not meet the diversification tests described in Section 851(b)(3) of the Code in order to qualify as a RIC for U.S. federal income tax purposes. Accordingly, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. GC Advisors will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Senior Securities

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Common Shares if our asset coverage, as that term is defined in the 1940 Act, is at least equal to 200% (or 150% upon receipt of certain approvals and subject to the requirement that we make an offer to repurchase the shares of our shareholders) immediately after each such issuance (or such other percentage as could be prescribed by law from time to time). Prior to the enactment of the Small Business Credit Availability Act, or “SBCAA,” in March 2018, the asset coverage requirement applicable to BDCs was 200%. The SBCAA permits a BDC to be subject to an asset coverage requirement of 150% so long as it meets certain disclosure requirements and obtains certain approvals. The reduced asset coverage requirement permits a BDC to have a ratio of total consolidated assets to outstanding indebtedness of 2:1 as compared to a maximum of 1:1 under the 200% asset coverage requirement. In other words, we are able to borrow $2 for investment purposes for every $1 of investor equity, as opposed to borrowing $1 for investment purposes for every $1 of investor equity. On December 4, 2025, our sole shareholder approved the adoption of this 150% threshold, which became effective upon the Fund’s election to be regulated as a BDC under the 1940 Act, and declined the Fund’s offer to repurchase all of its outstanding Common Shares pursuant to Section 61(a)(2) of the 1940 Act. In addition, while any senior securities remain outstanding, we are required to make provisions to prohibit any dividend distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. We are also permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

For a discussion of the risks associated with leverage, see “Item 1A. Risk Factors—Risks Relating to our Business and Structure—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital. As a BDC, the necessity of raising additional capital exposes us to risks, including the typical risks associated with leverage.”

Codes of Ethics

We and GC Advisors have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code can invest in securities for their personal investment accounts, including securities that can be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. You can read and copy the code of ethics from our website, when available, or from the SEC’s website at www.sec.gov.

Affiliated Transactions

We expect to co-invest on a concurrent basis with other affiliates of GC Advisors, unless doing so is impermissible with existing regulatory guidance, applicable regulations, the terms of any exemptive relief granted to us and our allocation procedures. GC Advisors and its affiliates as well as certain of their Clients have received exemptive relief from the SEC that permits us, among other things, to co-invest alongside other Clients, in certain privately placed investments that involve the negotiation of certain terms of the securities to be purchased (in addition to price and quantity-related terms), subject to certain conditions. We believe that co-investment by us and other Clients of GC Advisors and its affiliates could afford us additional investment opportunities and the ability to achieve greater diversification.

Securities Act of 1933

The offer and sale of our Class S Shares in the U.S. will not be registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder. The Common Shares may be offered outside the United States in reliance upon either the exemption from registration provided by Regulation D or Regulation S, in each case, promulgated under the Securities Act. Each prospective U.S. purchaser must be an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) and will be required to represent, among other customary private placement representations, that it is acquiring its Share for its own account for investment purposes only and not with a view to resale or distribution.

Other than the registration under the Exchange Act pursuant to this Registration Statement, the Class S Shares will not be registered under any other securities laws, including state securities or blue sky laws and non-U.S. securities laws.

The Class S Shares may not be transferred or resold except as permitted under the Securities Act and any applicable state or non-U.S. securities laws, pursuant to registration or exemption therefrom.

Securities Exchange Act of 1934

In connection with our election to be regulated as a BDC under the 1940 Act, we are required to register a class of equity securities under the Exchange Act. As a result, we registered our Common Shares with the SEC under the Exchange Act pursuant to this Registration Statement. We are subject to the periodic reporting and related requirements of the Exchange Act and are required to file annual, quarterly and current reports with the SEC.

Compliance with the JOBS Act

We are an “emerging growth company,” as defined by the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, which may increase the risk that material weaknesses or other deficiencies in the Fund’s internal control over financial reporting go undetected;

•	submit certain executive compensation matters to shareholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”); or

•	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation, to the extent applicable.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We will remain an emerging growth company until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues first exceed $1.235 billion; (2) the last day of the fiscal year ending after the fifth anniversary of any initial public offering of our Common Shares; (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (4) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act (however, we are not likely to lose our status as an emerging growth company as a result of being deemed a “large accelerated filer” because there is not, and there is not expected to be, a public trading market for our Common Shares).

We do not believe that being an emerging growth company will have a significant impact on our business or our public or private offering of shares. As stated above, we have elected to opt in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our Common Shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Investment Adviser and we do not directly compensate our executive officers, or reimburse the Investment Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Investment Adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek shareholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Reporting Obligations

We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We filed the Registration Statement with the SEC voluntarily which established the Fund as a reporting company under the Exchange Act upon its effectiveness. We are required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Shareholders and the public may access the Fund’s public filings at www.sec.gov or obtain information by calling the SEC at (202) 551-8090.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to GC Advisors. The proxy voting policies and procedures of GC Advisors are set out below. The guidelines are reviewed periodically by GC Advisors and our trustees who are not “interested persons” and, accordingly, are subject to change.

Introduction

As an investment adviser registered under the Advisers Act, GC Advisors has a fiduciary duty to act solely in our best interests. As part of this duty, GC Advisors recognizes that it must vote our securities in a timely manner free of conflicts of interest and in our best interests.

GC Advisors’ policies and procedures for voting proxies for its investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

GC Advisors votes proxies relating to our portfolio securities in what it perceives to be the best interest of our shareholders. GC Advisors reviews on a case-by-case basis each proposal submitted to a shareholders vote to determine its effect on the portfolio securities we hold. In most cases GC Advisors will vote in favor of proposals that GC Advisors believes are likely to increase the value of the portfolio securities we hold. Although GC Advisors will generally vote against proposals that could have a negative effect on our portfolio securities, GC Advisors could vote for such a proposal if there exist compelling long-term reasons to do so.

Our proxy voting decisions are made by GC Advisors’ chief executive officer and president. To ensure that GC Advisors’ vote is not the product of a conflict of interest, GC Advisors requires that (1) anyone involved in the decision-making process disclose to its chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote and (2) employees involved in the decision-making process or vote administration are prohibited from revealing how GC Advisors intends to vote on a proposal in order to reduce any attempted influence from interested parties. Where conflicts of interest could be present, GC Advisors will disclose such conflicts to us, including our Independent Trustees, and could request guidance from us on how to vote such proxies.

Proxy Voting Records

You can obtain information without charge about how GC Advisors voted proxies making a written request for proxy voting information to: Golub Capital Private Income Fund S, Attention: Investor Relations, 200 Park Avenue, 25th Floor, New York, NY 10166, or by calling Golub Capital Private Income Fund S collect at (212) 750-6060.

Privacy Principles

We are committed to maintaining the privacy of our shareholders and to safeguarding their nonpublic personal information.

We restrict access to nonpublic personal information about our shareholders to employees of GC Advisors and its affiliates with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our shareholders.

Other

Under the 1940 Act, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any trustee or officer against any liability to us or our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We and GC Advisors are required to adopt and implement written policies and procedures reasonably designed to prevent violation of relevant federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation, and designate a chief compliance officer to be responsible for administering these policies and procedures.

We could also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our Board of Trustees who are not interested persons and, in some cases, prior approval by the SEC. The SEC has interpreted the BDC prohibition on transactions with affiliates to prohibit “joint transactions” among entities that share a common investment adviser. The staff of the SEC has granted no-action relief permitting purchases of privately placed securities provided that the Investment Adviser negotiates no term other than price and certain other conditions are met. Any co-investment would be made subject to compliance with, as applicable, existing regulatory guidance, no-action relief, applicable regulations, exemptive relief from the SEC applicable to the Fund and our allocation procedures. If opportunities arise that would otherwise be appropriate for us and for another account sponsored or managed by GC Advisors to make different investments in the same issuer, GC Advisors will need to decide which account will proceed with the investment. Moreover, in certain circumstances, we could be unable to invest in an issuer in which another account sponsored or managed by GC Advisors has previously invested.

GC Advisors and its affiliates as well as certain of their Clients have received exemptive relief from the SEC that permits us, among other things, to co-invest alongside other Clients, in certain privately placed investments that involve the negotiation of certain terms of the securities to be purchased (in addition to price and quantity-related terms), subject to certain conditions. We believe that co-investment by us and other Clients of GC Advisors and its affiliates could afford us additional investment opportunities and the ability to achieve greater diversification.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, imposes a variety of regulatory requirements on companies with a class of securities registered under the Exchange Act and their insiders. Many of these requirements affect us. For example:

•	pursuant to Rule 13a-14 under the Exchange Act our principal executive officer and principal financial officer must certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 under Regulation S-K under the Securities Act our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•	pursuant to Rule 13a-15 under the Exchange Act, our management must prepare an annual report regarding its assessment of our internal control over financial reporting; and

•	pursuant to Item 308 of Regulation S-K under the Securities Act and Rule 13a-15 under the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls during the fiscal quarter covered by such report, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated under such act. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we comply with that act.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and the purchase, ownership and disposition of our shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. shareholders that hold our shares as capital assets. A U.S. shareholder is a shareholder who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a U.S. corporation, (iii) a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or (iv) any estate the income of which is subject to U.S. federal income tax regardless of its source. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, partnerships or other pass-through entities (or investors therein), U.S. shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold our shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address U.S. federal estate or gift taxes, any U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to our shares as a result of such income being recognized on an applicable financial statement. Prospective investors should consult their tax advisors with regard to the U.S. federal tax consequences of the purchase, ownership and disposition of our shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

Taxation as a Regulated Investment Company

The Fund intends to elect to be treated, and intends to qualify each taxable year thereafter, as a RIC under Subchapter M of the Code.

To qualify for the favorable tax treatment accorded to RICs under Subchapter M of the Code, the Fund must, among other things: (1) have an election in effect to be treated as a BDC under the 1940 Act at all times during each taxable year; (2) have filed with its return for the taxable year an election to be a RIC or have made such election for a previous taxable year; (3) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly-traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly-Traded Partnership”); (4) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly-Traded Partnerships (described in 3(b) above); and (5) distribute to its shareholders in each taxable year at least 90% of its investment company taxable income (which is generally its net ordinary income plus the excess, if any of its net short-term capital gains in excess of its net long-term capital losses), determined without regard to any deduction for dividends paid.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders. Generally, the Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any.

The Fund expects that it will elect “deemed sale” treatment with respect to the Fund’s “built-in gain” in respect of its assets attributable to periods prior to the effective date of the RIC election. There can be no assurances, however, that the Fund will make the deemed sale election. If the Fund does not make the deemed sale election, the Fund would generally be subject to U.S. federal income tax on any built-in gains recognized during the 5-year period beginning on the first day of the Fund’s first taxable year as a RIC. Any income tax due by the Fund in respect of a RIC taxable year as a result of the disposition of a built-in gain asset will potentially reduce amounts distributable to shareholders. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—The Fund (and, indirectly, its shareholders) may bear U.S. federal income taxes and related state and local income tax liabilities relating to “built-in gain” in its assets attributable to periods prior to the effective date of the RIC election.”

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we could incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC cannot use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but could carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, we could for tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to our shareholders even if such taxable income is greater than the net income we actually earn during those taxable years.

Some of the income and fees that we recognize, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, will not be treated as qualifying income for purposes of the 90% gross income test described above. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy the 90% gross income test, we could be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be required to incur a liability for U.S. corporate income tax as well as state and local tax on their earnings, which ultimately will reduce our return on such income and fees.

The Fund may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M of the Code. If the Fund makes a spillback dividend, the amounts will be included in a shareholder’s gross income for the year in which the spillback dividend is paid. However, a distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including distributions of net capital gain), even if such income were distributed to its shareholders, and all distributions out of earnings and profits would be taxed to shareholders as ordinary dividend income. Subject to certain limitations under the Code, such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

The Code provides certain relief from RIC disqualification due to inadvertent failures to comply with the 90% gross income test and the diversification tests described above although there could be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the 90% gross income test or the diversification tests described above. The remainder of this discussion assumes that the Fund qualifies as a RIC for each taxable year.

Distributions

Distributions to shareholders by the Fund of ordinary income and net short-term capital gains, if any, realized by the Fund will generally be taxable to shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned our shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate shareholders.

Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or additional shares, including investments in additional shares pursuant to the distribution reinvestment plan. Shareholders receiving distributions in the form of additional shares pursuant to the distribution reinvestment plan will generally be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash. The additional shares received by a shareholder pursuant to the distribution reinvestment plan will have a new holding period commencing on the day following the day on which the shares were credited to the shareholder’s account.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its shareholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit. Since the Fund expects to pay tax on any retained net capital gains at its regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals and other non-corporate shareholders on long-term capital gains, the amount of tax that individual and other non-corporate shareholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally could be claimed as a credit against the U.S. shareholder’s other U.S. federal income tax obligations or could be refunded to the extent it exceeds a shareholder’s liability for U.S. federal income tax. A shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a deemed distribution as described above.

Although we currently do not intend to do so, we are permitted to declare a large portion of a dividend in our Common Shares at the election of each shareholder. Revenue Procedures issued by the IRS allow a publicly offered regulated investment company to distribute its own shares as a dividend for the purpose of fulfilling its distribution requirements if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is currently required to be at least 20% of the aggregate declared distribution. The IRS has also issued private letter rulings on cash/share dividends paid by RICs and real estate investment trusts where the cash component is limited to 20% of the total distribution if certain requirements are satisfied. Shareholders receiving such dividends will be required to include the full amount of the dividend (including the portion payable in shares) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of our current or accumulated earnings and profits for U.S. federal income tax purposes. As a result, shareholders could be required to pay income taxes with respect to such dividends in excess of the cash dividends received. It is unclear to what extent we will be able to pay taxable dividends in cash and Common Shares (whether pursuant to IRS Revenue Procedures, a private letter ruling or otherwise).

If we are not treated as a “publicly offered regulated investment company” as defined in the Code, each U.S. shareholder that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from us in the amount of such U.S. shareholder’s allocable share of the management and incentive fees paid to GC Advisors and certain of our other expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. The Fund will be treated as a “publicly offered regulated investment company” for a taxable year if either (i) our Common Shares and any preferred shares collectively are held by at least 500 persons at all times during the taxable year, (ii) our Common Shares are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act) or (iii) our Common Shares are treated as regularly traded on an established securities market. Miscellaneous itemized deductions are generally not deductible for a U.S. shareholder that is an individual, trust or estate.

If an investor purchases our shares shortly before the record date of a distribution, the price of our shares will generally include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of its investment.

We will provide on our website, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in a U.S. shareholder’s taxable income for such calendar year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS.

Sale or Exchange of Shares

Upon the sale, exchange or other disposition of our shares (except pursuant to a repurchase by the Fund, as described below), a shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the shareholder’s adjusted tax basis in the shares. Such gain or loss will be long-term or short-term, depending upon the shareholder’s holding period for the shares. Generally, a shareholder’s gain or loss will be a long-term gain or loss if the shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale, exchange or other disposition of shares if the owner acquires (including pursuant to the distribution reinvestment plan) or enters into a contract or option to acquire securities that are substantially identical to such shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a shareholder on the sale, exchange or other disposition of shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such shares.

The Fund intends to commence a share repurchase program in which it offers to repurchase its Common Shares each quarter. Shareholders who tender all shares of the Fund held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its shares or fewer than all shares tendered are repurchased, such shareholder may be treated as having received a taxable dividend upon the tender of its shares. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their shares or fewer than all of whose shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming shares of the Fund.

Under U.S. Treasury regulations, if a shareholder recognizes a loss with respect to shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Nature of the Fund’s Investments

Certain of the Fund’s hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.

These rules could therefore affect the character, amount and timing of distributions to shareholders and the Fund’s status as a RIC. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

Below Investment Grade Instruments

The Fund expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.

Original Issue Discount

For U.S. federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Market Discount

In general, the Fund will be treated as having acquired a security with market discount if its stated redemption price at maturity (or, in the case of a security issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the security by more than a statutory de minimis amount. The Fund will be required to treat any principal payments on, or any gain derived from the disposition of, any securities acquired with market discount as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If the Fund makes this election, the Fund will have to include any accrued market discount in income regardless of whether cash representing such income is received in the same taxable year, and such income will be taken into account for purposes of the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until the Fund sells or otherwise disposes of such security.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Warrants

Gain or loss realized by the Fund from warrants acquired by the Fund as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long the Fund held a particular warrant.

Foreign Taxes

The Fund’s investment in non-U.S. securities may be subject to non-U.S. withholding taxes. In that case, the Fund’s yield on those securities would be decreased. Shareholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund.

Preferred Shares or Borrowings

If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, dividends on shares in certain circumstances. Limits on the Fund’s payments of dividends on shares may prevent the Fund from meeting the distribution requirements described above, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC and possibly subject the Fund to the 4% excise tax. The Fund will endeavor to avoid restrictions on its ability to make dividend payments.

Backup Withholding

The Fund or other applicable withholding agent may be required to withhold U.S. federal income tax (“backup withholding”) at the applicable rate from all distributions and repurchase proceeds payable to U.S. shareholders who fail to provide their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain shareholders specified in the Code generally are exempt from such backup withholding. Any amount withheld under the backup withholding rules is not an additional tax and is generally allowed as a credit against the shareholder’s U.S. federal income tax liability and could entitle such shareholder to a refund, provided the required information is timely furnished to the IRS.

Medicare Tax

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain dividends received from us and net gains from the sale, exchange or other disposition of our shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income”(in the case of an individual) or “adjusted gross income”(in the case of an estate or trust) exceeds certain threshold amounts.

Foreign Shareholders

U.S. taxation of a shareholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “foreign shareholder”), depends on whether the income from the Fund is “effectively connected” with a U.S. trade or business carried on by the shareholder.

If the income from the Fund is not effectively connected with a U.S. trade or business carried on by the foreign shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions. However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of U.S. source interest income or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a foreign shareholder, and that satisfy certain other requirements. Nevertheless, it should be noted that in the case of shares held through an intermediary, the intermediary may withhold U.S. federal income tax even if we report dividends as interest-related dividends or short-term capital gain dividends. Moreover, depending on the circumstances, we could report all, some or none of our potentially eligible dividends as interest-related dividends or short-term capital gain dividends, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.

A foreign shareholder whose income from the Fund is not effectively connected with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale, exchange or other disposition of shares. However, a foreign shareholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and gains realized upon the sale, exchange or other disposition of shares.

If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then distributions of investment company taxable income, any capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale, exchange or other disposition of shares will be subject to U.S. federal income tax at the rates applicable to U.S. citizens, residents or domestic corporations. Foreign corporate shareholders may also be subject to the branch profits tax imposed by the Code.

If, as discussed above, we distribute our net capital gains in the form of deemed rather than actual distributions (which we could do in the future), a foreign shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s pro rata share of any U.S. federal income tax we incur on the capital gains deemed to have been distributed. In order to obtain the refund, the foreign shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the foreign shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

Backup withholding may apply to distributions to foreign shareholders, even if such distributions are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate), unless the foreign shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption. The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such nonfinancial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our shares.

Potential Tax Law Changes

It is possible that the current U.S. federal, state, local, or non-U.S. income tax treatment of an investment in the Fund will be modified by legislative, administrative, or judicial action in the future, possibly with a retroactive effect. For example, legislation enacted in July 2025 includes significant modifications to existing U.S. federal income tax rules. Any other new tax laws, regulations or interpretations thereof could affect the taxation of the Fund or its shareholders, and the impact of any potential tax law changes on an investment in the Fund is uncertain. Prospective investors should consult their own tax advisors regarding potential changes in tax laws and the impact of any such changes on their investment in the Fund.

Other Taxation

Shareholders may be subject to state, local and foreign taxes on their distributions from the Fund. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in our Common Shares by any (i) “employee benefit plan” (within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA; (ii) “plan” within the meaning of Section 4975 of the Code that is subject to Section 4975 of the Code (including, without limitation, an IRA and a Keogh plan); (iii) plan, fund, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other law or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Other Plan Laws”); and (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) or (iii) (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Benefit Plan Investor (defined below) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Benefit Plan Investor or the management or disposition of the assets of such a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to such a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (i) “employee benefit plans” within the meaning of Section 3(3) of ERISA that are subject to Title I of ERISA, (ii) “plans” within the meaning of, and subject to, Section 4975 of the Code (including “Keogh” plans and IRAs), and (iii) entities whose underlying assets are considered to include the assets of any of such employee benefit plan or plan by reason of such an employee benefit plan’s or plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy an exception to holding “plan assets” under ERISA).

In considering an investment in our Common Shares of a portion of the assets of any Plan, a fiduciary should consider, among other things, whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan’s documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the Common Shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any Common Shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of a Benefit Plan Investor. Depending on the satisfaction of certain conditions which may include the identity of the fiduciary making the decision to acquire or hold the Common Shares on behalf of the Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the Common Shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of Common Shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring and/or holding our Common Shares in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. ERISA and the United States Department of Labor regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”) concerns the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Asset Regulation, generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulation) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors within the meaning of the Plan Asset Regulation (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Asset Regulation. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.

Under the Plan Asset Regulation, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

We will not be an investment company under the 1940 Act and we do not anticipate qualifying as an “operating company” within the meaning of the Plan Asset Regulation. To the extent any class of our Common Shares is not considered “publicly-offered securities” within the meaning of the Plan Asset Regulation, we intend to satisfy another exception to the Plan Asset Regulation, including limiting investment by, or prohibiting investment from, Benefit Plan Investors in one or more classes of our Common Shares. However, there can be no guarantee or assurance that the conditions to be a publicly-offered security under the Plan Asset Regulation or another exception to the Plan Asset Regulation will be satisfied.

If the assets of the Fund were deemed to be “plan assets” of one or more Benefit Plan Investors within the meaning of the Plan Asset Regulation this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Investment Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the shareholders that are Benefit Plan Investors any profit realized on the transaction and (ii) reimburse the Benefit Plan Investors for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Investment Adviser. With respect to an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. In addition, if our assets are deemed to be “plan assets” under the Plan Asset Regulation, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Benefit Plan Investor may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Benefit Plan Investor. In such case, a fiduciary of a Benefit Plan Investor who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any shareholder which is Benefit Plan Investor, the fiduciary of any such Benefit Plan Investor would not be protected from liability resulting from our decisions.

Other Plans

Plans which are not Benefit Plan Investors, such as are governmental plans, certain church plans and non-U.S. plans, may be subject to Other Plan Laws. Fiduciaries of any such Plans, in consultation with their advisors and legal counsel, should consider the impact of their respective laws and regulations on an investment in the Fund and the considerations discussed above, if applicable.

In light of the above, we may require any person proposing to acquire our Common Shares to furnish such information as may be necessary to determine compliance with an exception under ERISA or the Plan Asset Regulation, including whether such person is a Benefit Plan Investor. In addition we have the power to (a) exclude any shareholder or potential shareholder from purchasing any class of our Common Shares and (b) prohibit any redemption of Common Shares if our Investment Adviser determines that there is a substantial likelihood that such holder’s purchase, ownership or redemption of Common Shares would result in our assets to be characterized as plan assets, for purposes of the fiduciary responsibility or prohibited transaction provisions of ERISA, Section 4975 of the Code or any provisions of any Other Plan Laws, and all of our Common Shares shall be subject to such terms and conditions.

Representation

By acceptance of any class of shares of our Common Shares, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Common Shares constitutes assets of any Plan or (ii) (a) the purchase and holding of the Common Shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Other Plan Laws and (b) if such purchaser is acquiring any Common Shares with the assets of a Plan subject to any Other Plan Law, the purchase and holding would not result in the assets of the Fund being deemed to constitute the assets of such Plan pursuant to applicable law.

Independent Fiduciaries with Financial Expertise

This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. Golub Capital, the Investment Adviser and their respective affiliates have a financial interest in investors’ investment in shares on account of the fees and other compensation they expect to receive (as the case may be) from the Fund and their other relationships with the Fund as contemplated in this Registration Statement. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of Golub Capital, the Investment Adviser, and their respective affiliates; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Other Plan Law) with respect to the Plan’s investment in the shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the shares and any related transactions.

Reporting of Indirect Compensation

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the DOL regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the management fee and incentive fee payable to the Investment Adviser are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

The sale of our Common Shares to a Plan is in no respect a representation by us or any other person associated with this offering of our Common Shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Each Plan investor is advised to contact its own financial advisor or other fiduciary unrelated to the Investment Adviser, the Managing Dealer, Golub Capital, or any of our or their respective affiliates about whether an investment in our Common Shares, or any decision to continue to hold, transfer, vote or provide any consent with respect to any such shares, may be appropriate for the Plan’s circumstances. Prospective investors should not construe the contents of this Registration Statement as, nor do the contents of this Registration Statement constitute, a recommendation or representation with respect to our Common Shares (i) that is based on any prospective investor’s particular needs or individual circumstances or (ii) that the investment satisfies a particular prospective investor’s specific legal or other requirements for investment. Each Plan fiduciary should consult with its own advisors concerning the potential consequences under ERISA, Section 4975 of the Code and any applicable Other Plan Law before making an investment in our Common Shares.

The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Item 1A.	Risk Factors

An investment in our Class S Shares involves a significant degree of risk. It is not possible to identify all of the risks associated with an investment in the Fund and not all risks can be mitigated. Investors should understand that there can be no guarantee that a particular level of return will be achieved by the Fund and that they could, and should be prepared to, lose some or all of their investment. You should carefully consider the risk factors set forth below, together with all of the other information included in or incorporated by reference in this Registration Statement. The risks set out below and incorporated by reference into this Registration Statement are not the only risks we face. The risks set out below are known material risks but not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us could also impair our operations and performance. If any of these events occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, our NAV could decline, and you could lose all or part of your investment. The risk factors described below and incorporated by reference in this Registration Statement are the principal risk factors associated with an investment in us as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition to the other information contained in this Registration Statement, you should carefully consider the following information before making an investment in our Class S Shares.

Risks Relating to Our Business and Structure

We are a new company and have a limited operating history.

The Fund is a non-diversified, closed-end management investment company that has elected to be regulated as a BDC with a limited operating history. As a result, prospective investors have a limited track record or history on which to base their investment decision. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective, that we will not qualify or maintain our qualification to be treated as a RIC, and that the value of your investment could decline substantially.

We are subject to risks associated with the current interest rate environment, and to the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income.

To the extent we borrow money or issue debt securities or preferred stock to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds or pay interest or dividends on such debt securities or preferred stock and the rate at which we invest these funds. In addition, many of our debt investments and borrowings have floating interest rates that reset on a periodic basis, and many of our investments are subject to interest rate floors. As a result, a change in market interest rates could have a material adverse effect on our net investment income. In periods of rising interest rates, our cost of funds will increase because the interest rates on the amounts borrowed under our credit facilities or certain other financing arrangements are typically floating, which could reduce our net investment income to the extent any debt investments have fixed interest rates, and the interest rate on investments with an interest rate floor above current levels will not increase until interest rates exceed the applicable floor.

We can use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. Such techniques could include various interest rate hedging activities to the extent permitted by the 1940 Act and applicable commodities laws. These activities could limit our ability to participate in the benefits of lower interest rates with respect to the hedged borrowings. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

You should also be aware that a rise in the general level of interest rates typically will lead to higher interest rates applicable to our debt investments, which could result in an increase in the amount of incentive fees payable to GC Advisors. In addition, a decline in the prices of the debt we own could adversely affect our NAV. Also, an increase in interest rates available to investors could make an investment in our Common Shares less attractive if we are not able to increase our distribution rate, which could reduce the value of our Common Shares.

Conversely, in a period of declining interest rates, certain obligations will be paid off by the obligor more quickly than originally anticipated, and the Fund could have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, we would expect reinvestment of the prepayment proceeds by the Fund to generally be at lower rates of return than the return on the assets that were prepaid.

We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

A number of entities compete with us to make the types of investments that we plan to make, and we believe that recent market trends, have increased the number of competitors seeking to invest in loans to private, middle-market companies in the United States.

We compete with public and private funds, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, we believe some of our competitors could have access to funding sources that are not available to us. In addition, some of our competitors could have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source of income, asset diversification and distribution requirements we must satisfy to qualify for and maintain our treatment as a RIC. The competitive pressures we face could have a material adverse effect on our business, financial condition, results of operations and cash flows. As a result of this competition, we can provide no assurance that we will be able to take advantage of attractive investment opportunities that arise from time to time, and we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objective.

An excess of the amount of capital in the private debt markets and overall competition for loans could result in short term returns for us that are lower than our long-term targets. In the event these conditions continue for an extended amount of time, they could have a material adverse effect on our business, financial condition and results of operations.

Identifying, structuring and consummating investments involves competition among capital providers and market and transaction uncertainty. GC Advisors can provide no assurance that it will be able to identify a sufficient number of suitable investment opportunities or to avoid prepayment of existing investments to satisfy our investment objectives, including as necessary to effectively structure new CLOs, credit facilities or other forms of leverage, such as repurchase financings.

The loan origination market is very competitive, which can result in loan terms that are more favorable to borrowers, and conversely less favorable to lenders, such as lower interest rates and fees, weaker borrower financial and other covenants, borrower rights to cure defaults, and other terms more favorable to borrowers than current or historical norms. Increased competition could cause us to make more loans that are “covenant-lite” in nature and, in a distressed scenario, there can be no assurance that these loans will retain the same value as loans with a full package of covenants. As a result of these conditions, the market for leveraged loans could become less advantageous than expected for us, and this could increase default rates, decrease recovery rates or otherwise harm our returns. The risk of prepayment is also higher in the current competitive environment if borrowers are offered more favorable terms by other lenders. The financial markets have experienced substantial fluctuations in prices and liquidity for leveraged loans. Any further disruption in the credit and other financial markets could have substantial negative effects on general economic conditions, the availability of required capital for companies and the operating performance of such companies. These conditions could also result in increased default rates and credit downgrades, and affect the liquidity and pricing of the investments made by us. Conversely, periods of economic stability and increased competition among capital providers could increase the difficulty of locating investments that are desirable for us.

With respect to the investments we make, we do not seek to compete based primarily on the interest rates we offer, and we believe that some of our competitors could make loans with interest rates that will be lower than the rates we offer. In the secondary market for acquiring existing loans, we compete generally on the basis of pricing terms. With respect to all investments, we could lose some investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we could experience decreased net interest income, lower yields and increased risk of credit loss. We also compete for investment opportunities with accounts managed or sponsored by GC Advisors or its affiliates. Although GC Advisors allocates opportunities in accordance with its allocation policy, allocations to such other accounts will reduce the amount and frequency of opportunities available to us and thus not necessarily be in the best interests of us and our security holders. Moreover, the performance of investments will not be known at the time of allocation.

Changing interest rates could affect the value of our investments and make it more difficult for portfolio companies to make periodic payments on their loans.

Interest rate risk refers to the risk of market changes in interest rates. Interest rate changes affect the value of debt. In general, rising interest rates will negatively impact the price of fixed rate debt, and falling interest rates will have a positive effect on price. Adjustable-rate debt also reacts to interest rate changes in a similar manner, although generally to a lesser degree. Interest rate sensitivity is generally larger and less predictable in debt with uncertain payment or prepayment schedules. Further, rising interest rates which have been experienced in the United States and many other countries around the world in recent years, make it more difficult for borrowers to repay debt, which could increase the risk of repayment defaults. Any failure of one or more portfolio companies to repay or refinance its debt at or prior to maturity or the inability of one or more portfolio companies to make ongoing payments following an increase in contractual interest rates could have a material adverse effect on our business, financial condition, results of operations and cash flows. In periods of falling interest rates, the probability that loans will be pre-paid increases as borrowers tend to refinance their debt to reduce their borrowing costs. In such periods, there is a risk that we might not be able to invest in new loans on the same terms, or at all. If we cannot invest in new loans on terms that are the same or better than the investments that are repaid, our operations and financial conditions could be adversely affected. In addition, falling interest rates could lead to loans generating lower returns for us for the same level of risk. We could therefore need to invest in riskier loans to achieve the same level of returns.

We are dependent upon GC Advisors for our success and upon its access to the investment professionals and partners of Golub Capital and its affiliates.

We do not have any internal management capacity or employees. We rely on GC Advisors to manage and conduct our affairs and make all investment decisions. Subject to the oversight of our Board of Trustees, GC Advisors has sole discretion in originating, structuring, negotiating, purchasing, financing and eventually divesting our investments, and our investors will not be able to evaluate for themselves the merits of particular investments prior to us making such investments. We depend on the diligence, skill and network of business contacts of the senior investment professionals of GC Advisors to achieve our investment objective. GC Advisors’ investment committee, which consists of two members of our Board of Trustees and additional employees of Golub Capital LLC, provides oversight over our investment activities. We also cannot assure you that we will replicate the historical results achieved by members of the investment committee, and we caution you that our investment returns could be substantially lower than the returns achieved by them in prior periods. We expect that GC Advisors will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the Investment Advisory Agreement. We can offer no assurance, however, that the senior investment professionals of GC Advisors will continue to provide investment advice to us. If these individuals do not maintain their existing relationships with Golub Capital LLC and its affiliates and do not develop new relationships with other sources of investment opportunities, we can provide no assurance that GC Advisors or its affiliates will be able to identify appropriate replacements or grow our investment portfolio. The loss of any member of GC Advisors’ investment committee or of other senior investment professionals of GC Advisors and its affiliates would limit our ability to achieve our investment objective and operate as we anticipate. This could have a material adverse effect on our financial condition, results of operations and cash flows.

The Staffing Agreement provides that Golub Capital LLC makes available to GC Advisors experienced investment professionals and provides access to the senior investment personnel of Golub Capital LLC for purposes of evaluating, negotiating, structuring, closing and monitoring our investments. We are not a party to the Staffing Agreement and cannot assure you that Golub Capital LLC will fulfill its obligations under the agreement. If Golub Capital LLC fails to perform, we cannot assure you that GC Advisors will enforce the Staffing Agreement, that such agreement will not be terminated by either party or that we will continue to have access to the investment professionals of Golub Capital LLC and its affiliates or their information and deal flow.

Our business model depends to a significant extent upon strong referral relationships with sponsors and investing in companies backed by private equity sponsors. Any inability of GC Advisors to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

GC Advisors is highly dependent on relationships with private equity sponsors in connection with the sourcing of investments. If these sponsors find new sources of debt capital that are more advantageous to them, or if GC Advisors suffers reputational harm such that it becomes a less attractive source of capital for private equity sponsors, GC Advisors could have difficulty finding and sourcing new middle-market debt investments. Private equity sponsors could experience financial distress, which could be related or unrelated to the portfolio companies to which we have exposure. Once in financial distress, sponsors likely would be unable to provide the same level of managerial, operating or financial support to these portfolio companies, resulting in an increased risk of default by such portfolio companies.

Additionally, increased or changed regulations to which private equity sponsors are subject could impact how they do business. We could have exposure to private equity sponsor controlled companies that have completed one or more dividend recapitalizations, thereby allowing such sponsors to substantially reduce or eliminate their net investments in underlying portfolio companies. These investments generally present different investment characteristics than investments where private equity sponsors retain significant net contributed capital positions in the underlying portfolio companies. These investments could experience a higher rate of default. Even when a default does not occur, a private equity sponsor could be less willing to provide ongoing financial support to a portfolio company after it has received one or more capital distributions on its investment.

We believe that purchase price multiples of companies (as measured, in general terms, by the price paid by a private equity sponsor to purchase a company divided by the company’s trailing twelve-month earnings) to which we have direct or indirect exposure are very high by historical standards. When determining the appropriate amount of financing to provide a prospective borrower, GC Advisors considers the value cushion as measured by the difference between the enterprise value of the company and the total amount of financing. If market purchase price multiples decline or if a borrower to which we are directly or indirectly exposed experiences financial distress, the value cushion supporting our investment could deteriorate and the investment could become impaired, resulting in losses for us.

We can provide no assurance that we will be able to replicate the historical results achieved by other entities managed or sponsored by members of GC Advisors’ investment committee, or by GC Advisors or its affiliates.

Potential investors are cautioned that past investment performance of similar portfolios and other investment vehicles managed by GC Advisors or its affiliates is not indicative of how we will perform. Our investments could differ from some existing accounts and funds that are or have been sponsored or managed by members of GC Advisors’ investment committee, GC Advisors or affiliates of GC Advisors. Investors in our securities are not acquiring an interest in any accounts that are or have been sponsored or managed by members of GC Advisors’ investment committee, GC Advisors or affiliates of GC Advisors. We will often co-invest in portfolio investments with other accounts sponsored or managed by members of GC Advisors’ investment committee, GC Advisors or its affiliates. Such investments are subject to regulatory limitations and, in some instances, approvals by trustees who are not “interested persons,” as defined in the 1940 Act. We can offer no assurance, however, that we will obtain such approvals or develop opportunities that comply with such limitations. We also cannot assure you that we will replicate the historical results achieved by members of the investment committee, and we caution you that our investment returns could be substantially lower than the returns achieved in prior periods. Additionally, all or a portion of the prior results were achieved in particular market conditions that might never be repeated. Moreover, current or future market volatility and regulatory uncertainty can have an adverse impact on our future performance.

Our financial condition, results of operations and cash flows depend on our ability to manage our business effectively.

Our ability to achieve our investment objective depends on our ability to manage our business and to grow. This depends, in turn, on GC Advisors’ ability to identify, invest in and monitor companies that meet our investment criteria. The achievement of our investment objectives on a cost-effective basis depends upon GC Advisors’ execution of our investment process, its ability to provide competent, attentive and efficient services to us and, to a lesser extent, our access to financing on acceptable terms. GC Advisors has substantial responsibilities under the Investment Advisory Agreement, as well as responsibilities in connection with the management of other accounts sponsored or managed by GC Advisors, members of GC Advisors’ investment committee or the Administrator. The personnel of the Administrator and its affiliates could be called upon to provide managerial assistance to our portfolio companies. These activities could distract them or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

There are significant potential conflicts of interest as a result of our arrangements with GC Advisors and its affiliates and GC Advisors’ investment committee that could affect our investment returns.

As a result of our arrangements with GC Advisors and its affiliates and GC Advisors’ investment committee, there will be times when GC Advisors or such persons have interests that differ from those of our security holders, giving rise to a conflict of interest, many of which are described in the following risk factors. GC Advisors attempts to identify, monitor and mitigate conflicts of interest. Further, GC Advisors has implemented policies and procedures reasonably designed to ensure its Clients are treated fairly and equitably over time. GC Advisors believes that these factors, together with Golub Capital’s commitment to put investors first, effectively mitigate the risks associated with such conflicts of interest. However, it can be difficult to ensure that conflicts of interest do not adversely affect us.

There are conflicts related to the obligations of GC Advisors’ investment committee, GC Advisors or its affiliates have to other Clients and conflicts related to fees and expenses of such other Clients.

The members of GC Advisors’ investment committee serve as officers, trustees or principals of entities that operate in the same or a related line of business as we do or of other Clients. Currently, our trustees and certain of our officers also serve as trustees and officers of GBDC, GCRED, GDLC, GBDC 4, GDLCU and GPIF I, each a non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. Similarly, GC Advisors and its affiliates manage other Clients with similar or competing investment objectives.

GC Advisors’ management team shares its time and attention between us and other investment vehicles and accounts. Neither we nor any investor in us unaffiliated with GC Advisors will have any rights in or to independent ventures of GC Advisors or its affiliates or in the income or profits derived therefrom. GC Advisors does not expect to have any dedicated personnel who spend all or substantially all of their time managing our investing activities.

In serving in these multiple capacities, GC Advisors and its personnel have obligations to other clients or investors in those entities, the fulfillment of which could conflict with the best interests of us or our shareholders. Economic disruption and uncertainty precipitated by certain events, including, for example, public health crises, could require GC Advisors and its affiliates to devote additional time and focus to existing portfolio companies in which other funds and accounts managed by GC Advisors and its affiliates hold investments. Furthermore, there is an incentive for GC Advisors’ personnel to devote resources, time and attention to investments or business lines based on the possibility of earning fees or other benefits associated with such investments or business lines, even though such investments or business lines might be of little or no benefit to any particular clients of GC Advisors, including the Fund. The allocation of time and focus by personnel of GC Advisors and its affiliates to existing portfolio company investments held by other funds and accounts could reduce the time that such individuals have to spend on our investing activities.

Our investment objective overlaps with the investment objectives of other affiliated accounts. For example, GC Advisors and its affiliates currently manage GBDC, GCRED, GDLC, GBDC 4, GDLCU and GPIF I and multiple private funds and separate accounts that pursue an investment strategy similar to or overlapping with ours, some of which will seek additional capital from time to time. We compete with these and other accounts sponsored or managed by GC Advisors and its affiliates, for capital and investment opportunities. As a result, GC Advisors and its affiliates face conflicts in the allocation of investment opportunities among us and other accounts advised by or affiliated with GC Advisors and, in certain circumstances, in the timing of the sale of an investment. Certain of these accounts provide for higher management or incentive fees, allow GC Advisors to recover greater expense reimbursements or overhead allocations, and/or permit GC Advisors and its affiliates to receive higher origination and other transaction fees, all of which could contribute to this conflict of interest and create an incentive for GC Advisors to favor such other accounts. For example, the 1940 Act restricts GC Advisors from receiving more than a 1% fee in connection with loans that we acquire or originate, a limitation that does not exist for certain other accounts. GC Advisors seeks to allocate investment opportunities among such Clients in a manner that is fair and equitable over time and consistent with its allocation policy. However, there can be no assurance that such opportunities will be allocated to us fairly or equitably over any given time period, and there can be no assurance that we will be able to participate in all investment opportunities that are suitable to us. Furthermore, we may receive smaller allocations relative to larger accounts, including accounts that can incur material amounts of leverage, and/or receive larger allocations relative to the Fund’s size as compared to allocations to larger accounts. With respect to the sale of investments, the sale of an investment by one account advised by GC Advisors or its affiliates could potentially adversely affect the market value of the interests in such investment that continue to be held by other accounts, including us.

GC Advisors’ investment committee, GC Advisors or its affiliates could, from time to time, possess material non-public information, limiting our investment discretion.

Principals of GC Advisors and its affiliates and members of GC Advisors’ investment committee could serve as directors of, or in a similar capacity with, companies in which we invest, the securities of which are purchased or sold on our behalf. In the event that material non-public information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition could have an adverse effect on us.

Our management and incentive fee structure creates incentives for GC Advisors that are not fully aligned with the interests of our shareholders and could induce GC Advisors to make certain investments, including speculative investments.

In the course of our investing activities, we pay management and incentive fees to GC Advisors. We pay GC Advisors an incentive fee that is based on the performance of our portfolio and a management fee that is based on the value of our net assets as of the beginning of the first business day of the month. Because the incentive fee is based on the performance of our portfolio, GC Advisors could be incentivized to make investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee is determined could also encourage GC Advisors to use leverage to increase the return on our investments. Our compensation arrangements could therefore result in our making riskier or more speculative investments than would otherwise be the case. This could result in higher investment losses particularly during cyclical economic downturns.

Additionally, the incentive fee payable by us to GC Advisors could create an incentive for GC Advisors to cause us to realize capital gains or losses that are not in the best interests of us or our shareholders. Under the incentive fee structure, GC Advisors benefits when we recognize capital gains and, because GC Advisors determines when an investment is sold, GC Advisors controls the timing of the recognition of such capital gains. Our Board of Trustees is charged with protecting our shareholders’ interests by monitoring how GC Advisors addresses these and other conflicts of interest associated with its management services and compensation.

The part of the management and incentive fees payable to GC Advisors that relates to our net investment income is computed and paid on income that includes interest income that has been accrued but not yet received in cash, such as market discount, debt instruments with PIK interest, preferred shares with PIK dividends, zero coupon securities, and other deferred interest instruments. This compensation arrangement creates an incentive for GC Advisors to make investments on our behalf that are riskier or more speculative, including debt financings that provide for deferred interest, rather than current cash payments of interest. Under these investments, we accrue the interest over the life of the investment but do not receive the cash income from the investment until the end of the term. Our net investment income used to calculate the income portion of our investment fee, however, includes accrued interest. GC Advisors has an incentive to invest in deferred interest securities in circumstances where it would not have done so but for the opportunity to continue to earn the fees even when the issuers of the deferred interest securities would not be able to make actual cash payments to us on such securities. This risk could be increased because GC Advisors is not obligated to reimburse us for any fees received even if we subsequently incur losses or never receive in cash the deferred income that was previously accrued.

Our securities could be purchased by GC Advisors or its affiliates.

Affiliates of GC Advisors have purchased, and GC Advisors and its affiliates in the future expect to purchase, certain of our securities. The purchase of our securities, including our Common Shares, by GC Advisors and its affiliates could create certain risks. For example, GC Advisors and its affiliates could have an interest in disposing of our securities at a date that differs from that of our other investors so as to recover their investment in such securities.

Although we expect to adopt a share repurchase program, we have discretion to not repurchase your shares or to suspend the program.

Our Board of Trustees may amend or suspend the share repurchase program at any time in its discretion. Shareholders could not be able to sell shares on a timely basis in the event our Board of Trustees amends or suspends the share repurchase program, absent a liquidity event, and we currently do not intend to undertake a liquidity event, and we are not obligated by our charter or otherwise to effect a liquidity event at any time. If less than the full amount of Common Shares requested to be repurchased in any given repurchase offer are repurchased, funds will be allocated pro rata based on the total number of Common Shares being repurchased. There is also a risk that some shareholders, in anticipation of proration, could tender more Common Shares than they wish to have repurchased in a particular tender offer, thereby increasing the likelihood that proration will occur. The share repurchase program has many limitations and should not be considered a guaranteed method to sell shares promptly or at a desired price.

The timing of our repurchase offers pursuant to our share repurchase program could be at a time that is disadvantageous to our shareholders.

Under our share repurchase program, to the extent we offer to repurchase Common Shares in any particular quarter, we expect to repurchase such Common Shares pursuant to tender offers at the purchase price set forth in the tender offer materials. In the event a shareholder chooses to participate in our share repurchase program and the purchase price is NAV as of a date after the tender offer materials are first sent or given to shareholders, the shareholder will be required to provide us with notice of intent to participate prior to knowing what the NAV per Common Share will be on the repurchase date. In such case, although a shareholder will have the ability to withdraw a repurchase request prior to the repurchase date, to the extent a shareholder seeks to sell Common Shares to us as part of our periodic share repurchase program, the shareholder will be required to do so without knowledge of what the repurchase price of our Common Shares will be on the repurchase date.

The valuation process for certain of our portfolio holdings creates a conflict of interest.

The majority of our portfolio investments are expected to be made in the form of securities that are not publicly traded. The fair value of such instruments could be difficult to determine. As a result, GC Advisors, as Valuation Designee, subject to oversight by our Board of Trustees, will determine the fair value of these securities in good faith. Valuations of private investments and private companies require judgment, are inherently uncertain, often fluctuate and are frequently based on estimates and not readily observable values. It is possible that determinations of fair value will differ materially from the values that would have been used if an active market for these investments existed. If determinations regarding the fair value of investments were materially higher than the values that were ultimately realized upon the sale of such investments, the returns to our investors would be adversely affected.

In connection with that determination, GC Advisors, as Valuation Designee, will provide our Board of Trustees with quarterly, annual and additional reporting, as needed, in accordance with valuation procedures approved by the Board of Trustees. The participation of GC Advisors in our valuation process, and the indirect pecuniary interest in GC Advisors by Lawrence E. Golub and David B. Golub, results in a conflict of interest as GC Advisors’ management fee is based, in part, on our net assets and our incentive fees are based, in part, on unrealized gains and losses.

Our arrangements with GC Advisors or its affiliates may create a conflict of interest.

We have entered into a license agreement with Golub Capital LLC under which Golub Capital LLC has granted us a non-exclusive, royalty-free license to use the name “Golub Capital.” See “Item 1. Business—License Agreement.” In addition, we reimburse the Administrator for costs and expenses including, but not limited to, those related to the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, such as fees and expenses associated with performing compliance functions and our allocable portion of the cost of our chief compliance officer and chief financial officer and their respective staffs. These arrangements create conflicts of interest, including in the allocation of expenses and the enforcement of the respective agreements, that our Board of Trustees must monitor.

Our ability to enter into transactions with our affiliates is restricted, which could limit the scope of investments available to us.

We are prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our Independent Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, five percent or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act, and we are generally prohibited from buying or selling any security from or to such affiliate, absent the prior approval of our Independent Trustees. GC Advisors and its affiliates are considered our affiliates for such purposes. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company, without prior approval of our Independent Trustees and, in some cases, the SEC. We are prohibited from buying or selling any security from or to, among others, any person who owns more than 25% of our voting securities or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC.

We can, however, invest alongside GC Advisors’ and its affiliates’ other Clients in certain circumstances where doing so is consistent with applicable law, SEC staff (the “Staff”) interpretations and/or any co-investment exemptive relief order from the SEC, as applicable. For example, we can invest alongside such accounts consistent with guidance promulgated by the Staff permitting us and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that GC Advisors, acting on our behalf and on behalf of its other Clients, negotiates no term other than price. We can also invest alongside other Clients as otherwise permissible under regulatory guidance, applicable regulations and GC Advisors’ allocation policy. Under this allocation policy, GC Advisors will determine the amount of any proposed investment to be made by us and other Clients. We may receive smaller allocations relative to larger accounts, including accounts that can incur material amounts of leverage, and/or receive larger allocations relative to the Fund’s size as compared to allocations to larger accounts. In situations in which co-investment with other Clients is not permitted or appropriate, GC Advisors will need to decide whether we or such other entity or entities will proceed with the investment. GC Advisors will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on a basis that will be fair and equitable over time. However, we can offer no assurance that investment opportunities will be allocated to us fairly or equitably over any given time period, and there can be no assurance that we will be able to participate in all investment opportunities that are suitable to us.

On occasion, an investment opportunity will be too large to satisfy our desired position size and that of other investment funds and accounts managed by GC Advisors and its affiliates. GC Advisors can provide no assurance that it will be able to identify counterparties to participate in such investment opportunities, and could be required to decline to make investments where it does not believe that it can successfully sell some of the investment opportunity to another market participant.

In situations in which co-investment with other Clients is not permitted or appropriate, such as when, in the absence of the exemptive relief described below, we and such other accounts cannot make investments in the same issuer or where the different investments could be expected to result in a conflict between our interest and those of other accounts, GC Advisors needs to decide whether we or such other accounts will proceed with such investments. GC Advisors makes these determinations based on its policies and procedures, which generally require that such investment opportunities be offered to eligible accounts on a basis that is fair and equitable over time. Moreover, we may be unable to invest in an issuer in which an account sponsored or managed by GC Advisors or its affiliates has previously invested. Similar restrictions limit our ability to transact business with our officers or trustees or their affiliates. These restrictions limit the scope of investment opportunities that would otherwise be available to us.

We expect to co-invest on a concurrent basis with other affiliates of GC Advisors, unless doing so is impermissible with existing regulatory guidance, applicable regulations, the terms of any exemptive relief granted to us and our allocation procedures. GC Advisors and its affiliates as well as certain of their Clients have received exemptive relief from the SEC that permits us, among other things, to co-invest alongside other Clients, in certain privately placed investments that involve the negotiation of certain terms of the securities to be purchased (in addition to price and quantity-related terms), subject to certain conditions. We believe that co-investment by us and other Clients of GC Advisors and its affiliates could afford us additional investment opportunities and the ability to achieve greater diversification.

GC Advisors could determine that we should not participate in certain transactions and, for certain other transactions, GC Advisors may not have the opportunity to cause us to participate. In addition, even if we and any such other Clients invest in the same securities or loans, conflicts of interest could still arise. For example, it is possible that, as a result of legal, tax, regulatory, accounting, political or other considerations, the terms of such investment (and divestment thereof) (including with respect to price and timing) for us and such other entities advised by GC Advisors and its affiliates could differ. Additionally, we and such other entities advised by GC Advisors and its affiliates will generally have different investment periods and/or investment objectives (including return profiles) and, as a result, have conflicting goals with respect to the price and timing of disposition opportunities. As such, to the extent permissible under applicable law and any applicable order issued by the SEC, we and such other entities could dispose of co-investments at different times and on different terms.

To the extent consistent with GC Advisors’ fiduciary duties, GC Advisors could make certain investment decisions for the purpose of receiving transaction fees.

In connection with investments made by us, GC Advisors and its affiliates often receive origination, commitment, documentation, structuring, facility, monitoring, amendment, refinancing, administrative agent and/or other fees from portfolio investments in which we invest or propose to invest. The potential for GC Advisors and its affiliates to receive such economic benefits creates conflicts of interest as GC Advisors and its affiliates have an incentive to invest in portfolio investments that provide such benefits. Similarly, GC Advisors and its affiliates could be incentivized to waive certain fees in connection with a refinancing in order to receive certain fees in the new transaction, including when we and/or other accounts advised by GC Advisors and its affiliates can participate in the original or refinanced investment, or both.

Reductions, waivers or absorptions of fees and costs can temporarily result in higher returns to investors than they would otherwise receive if full fees and costs were charged.

GC Advisors and its affiliates are permitted to reduce, waive or absorb some of the fees or costs otherwise due by us. While this activity can be seen as friendly to investors, reductions, waivers and absorptions of fees and costs result in higher returns to investors than such investors would receive if full fees and costs were charged. There is no guarantee that any reductions, waivers or absorptions will occur in the future, and any reductions, waivers and absorptions are entirely at the discretion of GC Advisors or the Administrator, as applicable.

GC Advisors could prioritize its relationship with a borrower or private equity sponsor instead of seeking the most advantageous terms for our investments.

GC Advisors will generally not make any investment on behalf of us that it does not believe to be in our best interest viewed on an overall basis. However, conflicts can arise in any particular transaction between obtaining the most advantageous terms for an investment, which benefits us and other clients of GC Advisors participating in that investment, and maintaining GC Advisors’ relationship with a borrower or private equity sponsor, which likely serves the long-term best interests of GC Advisors’ clients overall, including us. For example, affiliates of GC Advisors hold relatively small, minority investments in unaffiliated private equity funds, which arguably creates an incentive for GC Advisors to cause us to invest in portfolio companies owned by such private equity funds and to treat such portfolio companies more favorably in a workout situation. As another example of the conflicts that could arise, GC Advisors is permitted to reduce or waive transaction or prepayment fees, offer loan terms that are more favorable to the borrower (and conversely, less favorable to us), accept a below target position size, agree to amend certain terms or waive existing terms or defaults or make other similar concessions to maintain or improve a relationship with a private equity sponsor or borrower, which GC Advisors believes could increase the likelihood of repeat business that will benefit us and GC Advisors’ other clients.

GC Advisors operates in multiple business lines and could pursue additional business lines, which could create a conflict of interest in the allocation of its time and focus.

While Golub Capital maintains several major business lines, it has explored and will continue to explore opportunities outside these business lines. Such activity could adversely affect us, including through increased competition of capital allocations, and expansion of potential risks to GC Advisors’ business as a whole outside those elsewhere disclosed. New business lines could also exacerbate existing conflicts of interest and raise new conflicts.

Investors should also be aware that other lines of business at Golub Capital could indirectly affect their investment in us, even if we are not directly exposed to those lines of business. While GC Advisors and its affiliates keep each investment client as a legally distinct entity or account, there are risks that a separate business line suffering a material adverse condition could affect other business lines to which we have direct exposure, and consequently, our performance.

Any of these risks could materially affect us, as well as GC Advisors’ business as a whole, and include, without limitation, loss of reputation, loss of management time and focus, regulatory sanctions, and adverse impact to business relationships.

Golub Capital could pursue strategic transactions, which could create a conflict of interest in the allocation of GC Advisors’ time and focus.

Golub Capital could engage in any number of strategic transactions, which could be material, and which could include, for example, acquisitions, divestitures, joint ventures, new business formations, restructurings, launches of new investment fund strategies and structures, or a fund that pursues a strategy that is different than what Golub Capital has historically focused on. Golub Capital has also previously sold passive, non-voting minority stakes in its management companies and could sell further stakes in itself or in its affiliates, or acquire stakes in other asset managers, service providers or investment vehicles, including to or from investors in the Fund.

Strategic transactions are subject to many risks, such as the risk that the transaction might not be successful in meeting its strategic goals, or the risk that the transaction might divert the attention of GC Advisors from our core investment activities, or the risk that the management team will not be successful in developing and operating the underlying business involved in the strategic transaction.

We and GC Advisors could be the target of litigation or regulatory investigations.

We as well as GC Advisors and its affiliates participate in a highly regulated industry and are each subject to formal and informal inquiries, audits and reviews and could be subject to regulatory investigations and enforcement actions, in each case, from numerous regulatory authorities. There can be no assurance that we and GC Advisors and/or any of its affiliates will avoid regulatory investigation and possible enforcement actions stemming therefrom. GC Advisors is a registered investment adviser and, as such, is subject to the provisions of the Advisers Act, the rules adopted thereunder and SEC or Staff interpretations thereof, all of which are subject to change. Unpublished or changing Staff interpretations could contradict the advice of our outside counsel, which could expose us and GC Advisors to regulatory scrutiny. There can be no assurance that we and our affiliates will avoid regulatory investigations or enforcement actions. Changes in regulation or regulatory interpretations could increase the costs and risks to which we and our clients are subject.

There is also a material risk that applicable governmental authorities and regulators in the United States and other jurisdictions will continue to adopt new laws or regulations (such as tax, privacy and anti-money laundering laws or regulations), or change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations, in each case in a manner that is burdensome for GC Advisors and for us. Any such events or changes could occur during the term of the Fund and could adversely affect us or GC Advisors and GC Advisors’ ability to operate and/or pursue its management strategies on behalf of us. Further, any such events or changes could adversely affect obligors’ ability to make payments on loans to which we are directly or indirectly exposed or otherwise adversely affect the value of such investments. Such risks are often difficult or impossible to predict, avoid or mitigate in advance. As a result, there can be no assurance that any of the foregoing will not have an adverse impact on the business of GC Advisors and/or any of its affiliates or our performance. From time to time, GC Advisors and its affiliates could take certain actions that they determine are necessary, appropriate or in the best interests of us and our shareholders, taken as a whole, to mitigate the application or impact of certain laws or regulations.

GC Advisors, its affiliates and/or any of their respective principals and employees could also be named as defendants in, or otherwise become involved in, litigation. Litigation and regulatory actions can be time-consuming and expensive and can lead to unexpected losses, which expenses and losses are often subject to indemnification by us. Legal proceedings could continue without resolution for long periods of time and their outcomes, which could materially and adversely affect the value of us or the ability of GC Advisors to manage us, are often impossible to anticipate. GC Advisors would likely be required to expend significant resources responding to any litigation or regulatory action related to it, and these actions could be a distraction to the activities of GC Advisors.

Our investment activities are subject to the normal risks of becoming involved in litigation by third parties. This risk would be somewhat greater if we were to exercise control or significant influence over a portfolio company’s direction. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would, absent willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved by GC Advisors, the Administrator, or any of our officers, be borne by us and would reduce our net assets. GC Advisors and others are indemnified by us in connection with such litigation, subject to certain conditions.

We will be subject to corporate-level income tax if we are unable to qualify for taxation as a RIC.

In order to qualify for taxation as a RIC under the Code, we must meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if we distribute dividends for U.S. federal income tax purposes of an amount generally at least equal to 90% of our investment company taxable income (which is generally our net ordinary income plus the excess, if any, of our net short-term capital gains over our net long-term capital losses), determined without regard to any deduction for dividends paid, to our shareholders each taxable year. We are subject, to the extent we use debt financing, to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to qualify for taxation as a RIC. If we are unable to obtain cash from other sources, we could fail to qualify for taxation as a RIC and, thus, could be subject to corporate-level income tax irrespective of the level of distributions paid to our shareholders. To qualify for taxation as a RIC, we must also meet certain asset diversification requirements at the end of each quarter of our taxable year. Failure to meet these requirements could result in our having to dispose of certain investments quickly in order to prevent the loss of our qualification as a RIC. Because most of our investments will be in private or thinly traded public companies, any such dispositions could be made at disadvantageous prices and could result in substantial losses. If we fail to qualify for taxation as a RIC for any reason and become subject to corporate-level income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions to shareholders and the amount of our distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on us and our shareholders. See “Item 1. Business—Certain U.S. Federal Income Tax Considerations.”

The Fund (and, indirectly, its shareholders) may bear U.S. federal income taxes and related state and local income tax liabilities relating to “built-in gain” in its assets attributable to periods prior to the effective date of the RIC election.

The Fund (and, indirectly, its shareholders) could be liable for certain tax liabilities with respect to the Fund’s “built-in gain” in respect of its assets attributable to periods prior to the effective date of the RIC election. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time the Fund converts to a RIC. The Fund expects that it will elect “deemed sale” treatment with respect to any built-in gain assets, in which case the Fund would recognize U.S. corporate tax (and potentially state and local tax) on the built-in-gains as of the last day of its last taxable year before the first year in which it qualifies to be taxed as a RIC. There can be no assurances, however, that the Fund will make the deemed sale election. If the Fund does not make the deemed sale election, the Fund would generally be subject to U.S. corporate tax (and potentially state and local tax) on any built-in gains recognized during the 5-year period beginning on the first day of the Fund’s first taxable year as a RIC. Any income tax due by the Fund in respect of a RIC taxable year as a result of the disposition of a built-in gain asset after the effective date of the RIC election will reduce amounts otherwise distributable to shareholders unless the Fund is otherwise held harmless for such tax. As a result, if the Fund does not make the deemed sale election, it is possible that shareholders of the Fund may indirectly bear income taxes attributable to built-in gain for periods prior to their ownership of shares of the Fund.

We could need to raise additional capital to grow because we must distribute most of our income.

We could need additional capital to fund new investments and grow our portfolio of investments. We intend to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In addition, in order to qualify for taxation as a RIC, we are required to distribute to our shareholders each taxable year an amount generally at least equal to 90% of our investment company taxable income, determined without regard to any deduction for dividends paid. As a result, these earnings are not available to fund new investments. An inability to access the capital markets successfully could limit our ability to grow our business and execute our business strategy fully and could decrease our earnings, if any, which could have an adverse effect on the value of our securities. Furthermore, to the extent we are not able to raise capital and are at or near our targeted leverage ratios, we could receive smaller allocations, if any, on new investment opportunities under GC Advisors’ allocation policy.

We could have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.

For U.S. federal income tax purposes, we include in income certain amounts that we have not yet received in cash, such as the accretion of original issue discount. This could arise if we receive warrants in connection with the making of a loan and in other circumstances, or through contracted PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount, which could be significant relative to our overall investment activities, or increases in loan balances as a result of contractual PIK arrangements, is included in income before we receive any corresponding cash payments. We also could be required to include in income certain other amounts that we do not receive in cash.

That part of the incentive fee payable by us that relates to our net investment income is computed and paid on income that includes income that has been accrued but not yet received in cash, such as accrued market discount, as well as income attributable to debt instruments with PIK interest, preferred shares with PIK dividends and zero coupon securities. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest or other income previously used in the calculation of the incentive fee will become uncollectible, and GC Advisors has no obligation to refund any fees it received in respect of such accrued income.

Since in certain cases we could recognize income before or without receiving cash representing such income, we could have difficulty meeting the requirement to distribute dividends for U.S. federal income tax purposes of an amount generally at least equal to 90% of our investment company taxable income, determined without regard to any deduction for dividends paid, to our shareholders in order to qualify for and maintain our treatment as a RIC. In such a case, we could have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain such cash from other sources, we could fail to qualify for taxation as a RIC and thus become subject to corporate-level income tax. See “Item 1. Business—Certain U.S. Federal Income Tax Considerations.”

If we are not treated as a “publicly offered regulated investment company,” as defined in the Code, U.S. shareholders that are individuals, trusts or estates could be subject to tax as though they received a distribution of some of our expenses.

If we are not treated as a “publicly offered regulated investment company” as defined in the Code, each U.S. shareholder that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from us in the amount of such U.S. shareholder’s allocable share of the management and incentive fees paid to GC Advisors and certain of our other expenses, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. shareholder. The Fund will be treated as a “publicly offered regulated investment company” for a taxable year if either (i) our Common Shares and any preferred shares collectively are held by at least 500 persons at all times during the taxable year, (ii) our Common Shares are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act) or (iii) our Common Shares are treated as regularly traded on an established securities market. Miscellaneous itemized deductions are generally not deductible for a U.S. shareholder that is an individual, trust or estate.

Our shareholders could receive our Common Shares as distributions, which could result in adverse tax consequences to them.

Revenue Procedures issued by the United States Internal Revenue Service (“IRS”) allow a publicly offered regulated investment company to distribute its own shares as a dividend for the purpose of fulfilling its distribution requirements if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is currently required to be at least 20% of the aggregate declared distribution. The IRS has also issued private letter rulings on cash/share dividends paid by RICs and real estate investment trusts where the cash component is limited to 20% of the total distribution if certain requirements are satisfied. Shareholders receiving such dividends will be required to include the full amount of the dividend (including the portion payable in shares) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of our current or accumulated earnings and profits for U.S. federal income tax purposes. As a result, shareholders could be required to pay income taxes with respect to such dividends in excess of the cash dividends received. It is unclear to what extent we will be able to pay taxable dividends in cash and Common Shares (whether pursuant to IRS Revenue Procedures, a private letter ruling or otherwise).

Potential changes to tax laws could affect the tax treatment of an investment in the Fund.

It is possible that the current U.S. federal, state, local, or non-U.S. income tax treatment of an investment in the Fund will be modified by legislative, administrative, or judicial action in the future, possibly with a retroactive effect. For example, legislation enacted in July 2025 includes significant modifications to existing U.S. federal income tax rules. Any other new tax laws, regulations or interpretations thereof could affect the taxation of the Fund or its shareholders, and the impact of any potential tax law changes on an investment in the Fund is uncertain. Prospective investors should consult their own tax advisors regarding potential changes in tax laws and the impact of any such changes on their investment in the Fund.

Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital. As a BDC, the necessity of raising additional capital exposes us to risks, including the typical risks associated with leverage.

We could issue debt securities or preferred shares and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the current provisions of the 1940 Act, we are permitted as a BDC to issue senior securities in amounts such that our asset coverage, as defined in the 1940 Act, equals the percentage of gross assets less all liabilities and indebtedness not represented by senior securities after each issuance of senior securities that is applicable to us under Section 61 of the 1940 Act.

We have obtained the approvals necessary to reduce our asset coverage ratio as permitted by and subject to the requirements of Section 61(a)(2) of the 1940 Act, which became effective upon the Fund’s election to be regulated as a BDC under the 1940 Act. As a result, we are subject to certain exceptions, which allow us to borrow in amounts such that our asset coverage, as defined in the 1940 Act, would be at least 150% immediately after such borrowing, which means that the maximum leverage that we, as a BDC, can incur would be $2 in borrowings for every $1 of equity capital.

As noted above, we are permitted as a BDC to issue senior securities in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% of gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. Under the reduced 150% asset coverage requirement, we are permitted under the 1940 Act to have a debt-to-equity ratio of 2:1 as compared to a maximum of 1:1 under the 200% asset coverage requirement that would otherwise apply to a BDC. In other words, we are able to borrow $2 for investment purposes for every $1 of investor equity, as opposed to borrowing $1 for investment purposes for every $1 of investor equity. If the value of our assets declines, we could be unable to satisfy this ratio. If that happens, we could be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such activities could be disadvantageous. This could have a material adverse effect on our operations, and we may not be able to make distributions in an amount sufficient to be subject to taxation as a RIC, or at all. Also, any amounts that we use to service our indebtedness would not be available for distributions to our common shareholders. If we issue senior securities, we will be exposed to typical risks associated with leverage, including an increased risk of loss.

In the absence of an event of default, no person or entity from which we borrow money has a veto right or voting power over our ability to set policy, make investment decisions or adopt investment strategies. If we issue preferred shares, which is another form of leverage, the preferred shares would rank “senior” to Common Shares in our capital structure, preferred shareholders would have separate voting rights on certain matters and could have other rights, preferences or privileges more favorable than those of our common shareholders, and the issuance of preferred shares could have the effect of delaying, deferring or preventing a transaction or a change of control that could involve a premium price for holders of our Common Shares or otherwise be in the best interest of our common shareholders. Holders of our Common Shares will directly or indirectly bear all of the costs associated with offering and servicing any preferred shares that we issue. In addition, any interests of preferred shareholders would not necessarily align with the interests of holders of our Common Shares and the rights of holders of shares of preferred shares to receive distributions would be senior to those of holders of shares of our Common Shares.

We are not generally able to issue and sell our Common Shares at a price below NAV per share. We could, however, sell our Common Shares, or warrants, options or rights to acquire our Common Shares, at a price below the then-current NAV per share of our Common Shares if our Board of Trustees determines that such sale is in the best interests of us and our shareholders, and, in certain cases, if our shareholders approve such sale. In any such case, the price at which our securities are to be issued and sold cannot be less than a price that, in the determination of our Board of Trustees, closely approximates the market value of such securities (less any distributing commission or discount). If we raise additional funds by issuing Common Shares or securities convertible into, or exchangeable for, our Common Shares, then the percentage ownership of our shareholders at that time would decrease, and holders of our Common Shares could experience dilution.

We intend to finance our investments with borrowed money, which will accelerate and increase the potential for gain or loss on amounts invested and could increase the risk of investing in us.

The use of leverage accelerates and increases the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in our securities. The amount of leverage that we employ depends on GC Advisors’ and our Board of Trustees’ assessment of market and other factors at the time of any proposed borrowing. While we intend to target a leverage ratio of 0.85x to 1.25x debt-to-equity, this limitation will not prevent us from incurring additional leverage or otherwise exceeding such leverage ratio, deviating from this target ratio and/or modifying this target ratio, to the full extent permissible under the 1940 Act, including for example during our ramp-up period, during periods when we are experiencing unusual market volatility or other unexpected conditions, in connection with material acquisitions or otherwise in the Investment Adviser’s discretion based on market conditions.

We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us. While leverage presents opportunities for increasing our total return, it also has the potential to increase losses. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent we use leverage. Such events could result in a substantial loss to us, which would be greater than if leverage had not been used. In addition, our investment objectives are dependent on the continued availability of leverage at attractive relative interest rates.

We could issue senior debt securities to banks, insurance companies and other lenders, issue unsecured debt or notes through one or more wholly-owned CLOs, borrow under one or more credit facilities from banks or other affiliated or unaffiliated parties, including Golub Capital or its affiliates, and/or enter into reverse repurchase agreements or similar transactions. Lenders of these senior securities will have fixed dollar claims on our assets that are superior to the claims of our common shareholders, and we would expect such lenders to seek recovery against our assets in the event of a default. We have the ability to pledge up to 100% of our assets and can grant a security interest in all of our assets under the terms of any debt instruments we could enter into with lenders. The terms of our existing indebtedness require us to comply with certain financial and operational covenants, and we expect similar covenants in future debt instruments. Failure to comply with such covenants could result in a default under the applicable credit facility or debt instrument if we are unable to obtain a waiver from the applicable lender or holder, and such lender or holder could accelerate repayment under such indebtedness and negatively affect our business, financial condition, results of operations and cash flows. In addition, under the terms of any credit facility or other debt instrument we enter into, we are likely to be required by its terms to use the net proceeds of any investments that we sell to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of our assets decreases, leveraging would cause our NAV to decline more sharply than it otherwise would have had we not used leverage, thereby magnifying losses or eliminating our equity stake in a leveraged investment. Similarly, any decrease in our net investment income will cause our net income to decline more sharply than it would have had we not borrowed. Such a decline would also negatively affect our ability to make distributions on our Common Shares or any outstanding preferred shares. Our ability to service our debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures. Holders of our Common Shares bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the management fee payable to GC Advisors.

If we are unable to obtain leverage or if the interest rates of such leverage are not attractive, we could experience diminished returns. The number of leverage providers and the total amount of financing available could decrease or remain static. We could, directly or through subsidiaries, have concentrated exposure to a small number of commercial lenders or other financing providers, which could result in the Fund being dependent on the continued availability of capital from such financing providers. Consequently, available financing could be more expensive or on terms that are less desirable than in an environment with a larger number of leverage providers.

As a BDC, we generally are required to meet the asset coverage ratio of total assets to total borrowings and other senior securities, which include our borrowings and any preferred shares that we could issue in the future, that is applicable to us under the 1940 Act.

We have obtained the approvals necessary to reduce our asset coverage ratio as permitted by and subject to the requirements of Section 61(a)(2) of the 1940 Act, which became effective upon the Fund’s election to be regulated as a BDC under the 1940 Act. As a result, we are subject to certain exceptions, which allow us to borrow in amounts such that our asset coverage, as defined in the 1940 Act, would be at least 150% immediately after such borrowing, which means that the maximum leverage that we, as a BDC, can incur would be $2 in borrowings for every $1 of equity capital. As a result, we are permitted under the 1940 Act to have a ratio of total consolidated assets to outstanding indebtedness of 2:1 as compared to a maximum of 1:1 under the 200% asset coverage requirement that would otherwise apply to us as a BDC. If our asset coverage ratio declines below 150% (or such other percentage as is prescribed by law from time to time), we cannot incur additional debt and could be required to sell a portion of our investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on our operations, and could prevent us from making distributions in amounts sufficient to maintain our status as a RIC, or at all.

We are a holding company and depend on payments from our subsidiaries in order to make payments on any debt securities that we could issue as well as to pay distributions on our Common Shares. Any debt securities that we issue will be structurally subordinated to the obligations of our subsidiaries.

We are a holding company and fund a majority of our investments through wholly-owned subsidiaries, and a majority of the assets that we hold directly are the equity interests in such subsidiaries, including any subordinated notes issued as part of our debt securitization transactions, which notes represent the residual claimant on distributions by the applicable securitization subsidiary. We depend upon the cash flow from our subsidiaries and the receipt of funds from them in the form of payments on any subordinated notes, dividends, and other distributions, any of which could be subject to restriction or limitations based on the organizational documents of the subsidiaries and the agreements governing the debt of any such subsidiary. In addition, because we are a holding company, any debt securities that we issue will be structurally subordinated to the obligations of our subsidiaries. In the event that one of our subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, its assets will be used first to satisfy the claims of its creditors. Consequently, any claim by us or our creditors, including holders of any debt securities that we may issue, against any subsidiary will be structurally subordinated to all of the claims of the creditors of such subsidiary. We cannot assure security holders that they will receive any payments required to be made under the terms of any debt securities that we could issue, dividends or other distributions.

We could default under our credit facilities.

In the event we default under a credit facility or other borrowings, our business could be adversely affected as we could be forced to sell a portion of our investments quickly and prematurely at what could be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are subject to risks associated with any debt securitizations, including certain structured financing risks.

To finance investments, we may securitize certain of our secured loans or other investments, including through the formation of one or more debt securitizations, or a Debt Securitization, while retaining all or most of the exposure to the performance of these investments, we are subject to a variety of risks, including those set forth below. We use the term “debt securitization” in this Registration Statement to describe a form of secured borrowing under which an operating company (sometimes referred to as an “originator” or “sponsor”) acquires or originates mortgages, receivables, loans or other assets that earn income, whether on a one-time or recurring basis (collectively, “income producing assets”), and borrows money on a non-recourse basis against a legally separate pool of loans or other income producing assets. In a typical debt securitization, the originator transfers the loans or income producing assets to a single-purpose, bankruptcy-remote subsidiary (also referred to as a “special purpose entity”), which is established solely for the purpose of holding loans and income producing assets and issuing debt secured by these income producing assets. The special purpose entity, or any securitization vehicle established or acquired by us (such vehicles, a “Securitization Issuer”), completes the borrowing through the issuance of notes secured by the loans or other assets. The special purpose entity may issue the notes in the capital markets to a variety of investors, including banks, non-bank financial institutions and other investors. Term debt securitizations are also known as collateralized loan obligations, or CLOs, and would be a form of secured financing incurred by us, which are consolidated by us and subject to our overall asset coverage requirement.

In a Debt Securitization, we would expect to retain the most junior class of notes issued by the Securitization Issuer, which notes are subordinated in priority of payment to the other notes issued by such Securitization Issuer and would be subject to certain payment restrictions set forth in the indenture governing the notes issued by such Securitization Issuer. Therefore, we would only receive cash distributions on such notes if the applicable Securitization Issuer made all cash interest payments to all other notes it has issued. Consequently, to the extent that the value of the portfolio of loan investments held by a Securitization Issuer were reduced as a result of conditions in the credit markets, or as a result of defaulted loans or individual fund assets, the value of any notes that we retained at their redemption could be reduced. If a Securitization Issuer does not meet the asset coverage tests or the interest coverage test set forth in the documents governing the applicable Debt Securitization, cash would be diverted from the notes that we hold to first pay the more senior notes issued by such Securitization Issuer in amounts sufficient to cause such tests to be satisfied.

Each Securitization Issuer is the residual claimant on funds, if any, remaining after holders of all classes of notes issued by such Securitization Issuer have been paid in full on each payment date or upon maturity of such notes under the applicable Debt Securitization documents. As the holder of the membership interests in each Securitization Issuer, we could receive distributions, if any, only to the extent that the applicable Securitization Issuer makes distributions out of funds remaining after holders of all classes of notes issued by such Securitization Issuer have been paid in full on each payment date any amounts due and owing on such payment date or upon maturity of such notes. In the event that we fail to receive cash directly from a Securitization Issuer, we could be unable to make distributions in amounts sufficient to maintain our ability to be subject to taxation as a RIC, or at all.

The notes issued by each Securitization Issuer that would be held by third parties (the “Senior Securitization Notes”) would be debt obligations ranking senior in right of payment to other securities issued by the respective Securitization Issuer in the applicable Debt Securitization. As such, there are circumstances in which the interests of holders of the Senior Securitization Notes may not be aligned with the interests of holders of the other classes of notes issued by, and membership interests of, the applicable Securitization Issuer.

If an event of default has occurred and acceleration occurs in accordance with the terms of the indenture for a Debt Securitization, the controlling class of such debt securitization, as the most senior class of notes or loans then outstanding in such debt securitization will be paid in full before any further payment or distribution on the more junior classes of notes and membership interests. In addition, if an event of default under a Debt Securitization, holders of a majority of the controlling class of the applicable debt securitization could be entitled to determine the remedies to be exercised under the applicable indenture, subject to the terms of such indenture. For example, upon the occurrence of an event of default with respect to the notes issued by a Securitization Issuer, the trustee or holders of a majority of the controlling class could declare the principal, together with any accrued interest, of all the notes of such class and any junior classes to be immediately due and payable. This would have the effect of accelerating the principal on such notes, triggering a repayment obligation on the part of the Securitization Issuer. If at such time the portfolio loans were not performing well, the Securitization Issuer could not have sufficient proceeds available to enable the trustee under the indenture to repay the obligations of holders of the notes we hold, or to pay a dividend to holders of the membership interests.

Remedies pursued by the controlling class could be adverse to the interests of the holders of the notes that are subordinated to the controlling class (which would be expected to include any notes held by us), and the controlling class will have no obligation to consider any possible adverse effect on such other interests. Thus, we cannot assure you that any remedies pursued by the controlling class would be in our best interests or that we would receive any payments or distributions upon an acceleration of the notes. In a liquidation under any Debt Securitization, the notes that we directly or indirectly retained would be subordinated to payment of the other classes notes issued by the Securitization Issuer and could not be paid in full to the extent funds remaining after payment of more senior notes not held by us are insufficient. In addition, after certain senior classes of notes are paid in full, the remaining noteholder could amend the applicable indenture to, among other things, direct the assignment of any remaining assets to other wholly-owned subsidiaries for a price less than the fair market value of such assets with the difference in price to be considered an equity contribution to such subsidiaries. Any failure of a Securitization Issuer to make distributions on the notes we indirectly or directly hold, whether as a result of an event of default, liquidation or otherwise, could have a material adverse effect on our business, financial condition, results of operations and cash flows and could result in an inability of us to make distributions sufficient to maintain our ability to be subject to taxation as a RIC, or at all.

The structure of each Debt Securitization is intended to prevent, in the event of our bankruptcy, the consolidation of the Securitization Issuer with our operations. If the true sale of the assets in each Debt Securitization were not respected in the event of our insolvency, a trustee or debtor-in-possession might reclaim the assets of the applicable Securitization Issuer for our estate. However, in doing so, we would become directly liable for all of the indebtedness then outstanding under the applicable Debt Securitization, which would equal the full amount of debt of the applicable Securitization Issuer reflected on our consolidated balance sheet. In addition, we cannot assure you that the recovery in the event we were consolidated with a Securitization Issuer for purposes of any bankruptcy proceeding would exceed the amount to which we would otherwise be entitled as the holder of the notes issued by such Securitization Issuer and retained by us had we not been consolidated with the applicable Securitization Issuer.

In addition, in connection with each of the Debt Securitizations, we would indirectly give the lenders certain customary representations with respect to the legal structure of the respective Securitization Issuer, and the quality of the assets transferred to each entity. We would remain indirectly liable for any breach of such representations for the life of the applicable Debt Securitization.

We may form one or more CLOs, which may subject us to certain structured financing risks.

To finance investments, we may securitize certain of our secured loans or other investments, including through the formation of one or more CLOs, while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity, and selling debt interests in such entity on a non-recourse or limited-recourse basis to purchasers. It is possible that an interest in any such CLO held by us may be considered a “non-qualifying” portfolio investment for purposes of the 1940 Act.

If we create a CLO, we will depend in part on distributions from the CLOs assets out of its earnings and cash flows to enable us to make distributions to shareholders. If distributions on the CLOs assets are insufficient to pay required fees and expenses, to make payments on the CLOs debt securities or to pay dividends or other distributions on the CLOs first loss interests, all in accordance with the applicable priority of payments, no other assets of the CLO issuer or any other person will be available for the payment of the deficiency, and once all proceeds of the collateral have been applied, no funds will be available for payment or distributions on the CLO securities. The amount of distributions from the CLO may also be affected by, among other factors, the timing of purchases of underlying loans, the rates of repayment of or distributions on the underlying loans, the timing of reinvestment in substitute underlying loans and the interest rates available at the time of reinvestment, rates of delinquencies and defaults on and liquidations of the underlying loans, sales of underlying loans and purchases of underlying loans having different payment characteristics. The ability of a CLO to make distributions will further be subject to various limitations, including the terms and covenants of the debt, a breach of which could, for example, require that the senior tranches of the CLOs liabilities be repaid, in order of priority, until compliance with such covenant is restored. Additionally, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLOs debt, which could impact our ability to receive distributions from the CLO. If we do not receive cash flow from any such CLO that is necessary to satisfy the annual distribution requirement for RIC status, and we are unable to obtain cash from other sources necessary to satisfy this requirement, we may not qualify for or maintain our treatment as a RIC, which would have a material adverse effect on an investment in the shares.

In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to shareholders. To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests in the CLO.

The manager for a CLO that we create may be the Fund, the Investment Adviser or an affiliate, and such manager may be entitled to receive compensation for structuring and/or management services. To the extent the Investment Adviser or an affiliate other than the Fund serves as manager and the Fund is obligated to compensate the Investment Adviser or the affiliate for such services, we, the Investment Adviser or the affiliate will implement offsetting arrangements to assure that we, and indirectly, our shareholders, pay no additional management fees to the Investment Adviser or the affiliate in connection therewith. To the extent we serve as manager, we will waive any right to receive fees for such services from the Fund (and indirectly its shareholders) or any affiliate.

Our investments in CLOs may be riskier than a direct investment in the debt or other securities of the underlying companies.

Loans in which the Fund may invest may be contributed or sold to a CLO in connection with a securitization of a pool of loans. Once contributed to a CLO, the underlying loan is no longer a direct investment of the Fund, and the risk return profile of such loan is altered. In general, rather than holding interests in the underlying loans, securitization results in holding first loss interests in CLOs indirectly, with the CLO holding the underlying loans. These first loss interests in CLO equity can be in the form of subordinated notes, income notes, membership interests, common stock, preference shares or any other type of residual interest issued by the relevant CLO issuer or financing counterparty (referred to herein generically as the “first loss interests”). The Fund’s rights with respect to its investments in CLOs, differ from other types of direct or indirect investments.

Our investments in CLOs may subject us to certain currency risks.

CLOs in which we may invest could contain eligibility criteria permitting investment in underlying loans denominated in foreign currency though a portion of the CLO obligations issued by the CLO issuer are denominated in U.S. dollars. The percentage composition of the portfolio of underlying loans that are denominated in U.S. dollars and foreign currency can change over time. To the extent there are insufficient interest proceeds or principal proceeds denominated in U.S. dollars or other foreign currencies to meet the aggregate payment obligations falling due pursuant to the CLO documentation, the amounts payable on the CLO obligations could be adjusted so that the shortfall is borne in equal proportion by all such CLO securities regardless of their currency of denomination (i.e. as determined by (i) converting the amount of any non-U.S. dollar liabilities into U.S. dollars at an applicable FX rate and (ii) by converting proceeds denominated in U.S. dollars, as applicable, into other currencies at the applicable FX rate). In certain cases, a spot rate could be used to convert amounts received by the CLO issuer in one currency for purposes of making payments in another currency. Such spot rate can differ significantly from the rate prevailing at an earlier date and the risk of fluctuations in exchange rates between the U.S. dollar and foreign currencies could have an adverse effect on the market value of such CLO securities and will likely have an adverse effect on our ability to dispose of them.

The Fund’s investment may be in illiquid CLO securities.

Securities issued in connection with CLOs are not expected to be registered under the Securities Act or the securities laws of other jurisdictions, and will have a limited market or no market, and the Fund or its subsidiary, if any, could be unable to sell such securities at favorable prices, if at all. The more senior tranches of CLOs are typically rated by independent ratings agencies. It is possible that the ratings assigned to the more senior tranches will not accurately reflect the risks of owning those tranches, and the rating agencies could change the manner by which they determine such ratings. The tranches of CLOs can also suffer rating downgrades, which would negatively impact their value. Tranches in which the Fund invests may be unrated; however, a downgrade in more senior tranches could still negatively impact the value of the unrated tranches.

There is no established, liquid secondary market for many of the CLO securities (particularly first loss interests) that the Fund may acquire, and the lack of such an established, liquid secondary market could have an adverse effect on the market value of such CLO securities and will likely have an adverse effect on the Fund’s ability to dispose of them. Furthermore, holding companies and subsidiaries will be limited in their ability to dispose of CLO securities due to U.S. Risk Retention Rules (as defined below). Such illiquidity could adversely affect the price and timing of the CLO securities to which the Fund has exposure.

The Fund’s investment in CLOs may be subordinated to other CLO securities.

Payments of principal of, and interest on, debt issued by CLOs, and dividends and other distributions on first loss interests in CLOs, are subject to priority of payments. First loss interests in CLOs are subordinated to the prior payment of all obligations under debt securities and will rank behind all creditors, whether secured or unsecured and known or unknown, of the CLO issuer, including the holders of all the classes of debt securities issued by the CLO issuer. Further, in the event of default under any debt securities issued by a CLO, holders of first loss interests in such CLO generally have no right to determine the remedies to be exercised. Interests of the holders of the senior tranches of a CLO, in the event of a default or otherwise, typically diverge from the interests of the holders of the subordinated tranches of a CLO, including any subsidiary in which the Fund participates. In an event of default (as defined in the CLOs governing documents), the collateral manager could liquidate the CLO, but if the collateral manager does not, payment to the applicable holding company would likely be deferred and the holding company could be unable to exercise additional remedies under the governing documents. In addition, the value of the underlying collateral in the asset pools could decrease in value. To the extent that any elimination, deferral or reduction in payments on debt securities occurs, such elimination will be borne first by the CLO first loss interests and then by the debt securities in reverse order of seniority. Accordingly, the greatest risk of loss relating to defaults on the collateral held by CLOs is borne by the first loss interests. To the extent that a default occurs with respect to any collateral and such collateral is sold or otherwise disposed of, it is likely that the proceeds of such sale or other disposition will be less than the unpaid principal and interest on such collateral. Excess funds available for distribution to the owners of the first loss interests in a CLO will be reduced by losses occurring on the collateral, and returns on the CLO first loss interests will be adversely affected.

The Fund’s investments in CLO first loss interests are susceptible to losses of up to 100%.

The Fund’s investments may be in CLO first loss interests, which are susceptible to losses of up to 100% of such investments, including losses resulting from changes in the financial rating ascribed to, or changes in the market value or fair value of, the underlying assets of the CLO. The Fund’s investments, if any, in CLO first loss interests represent highly leveraged investments in the underlying loans held by the CLOs. The fair value of these investments could be significantly affected by, among other factors, changes in the financial rating ascribed to the underlying assets of a CLO by financial rating agencies, changes in the market value or fair value of the underlying loans, changes in payments, defaults, recoveries, capital gains and losses, prepayment and the availability, prices and interest rate of underlying assets. Moreover, market developments (including deteriorating economic outlook, changes in interest rates, rising defaults and rating agency downgrades) typically affect the fair value of an investment and/or its underlying assets, as was experienced during the period from the third quarter of 2008 through the first half of 2009. Negative loan ratings migration, specifically migration to Caa1/CCC+ or below, and/or an increase in the rate of defaults on loans, could also place pressure on the performance of certain of the investments. Caa1/CCC+ or below-rated assets exposure over pre-defined limits and/or defaults on underlying loans held in such investments can temporarily or permanently cause cash flow from the CLO to be diverted away from making distributions on the CLO first loss interests. In addition, changes in the market value or fair value of such underlying loans could result in defaults under the terms of the CLO that could in turn reduce or halt the distribution of funds to holders of first loss interests in the CLO or trigger a liquidation of such CLO. The leveraged nature of CLO first loss interests increases the risk that a change in market conditions or the default of the underlying obligor of underlying loans could result in significant losses. Accordingly, it is possible that holders of first loss interests in a CLO will not be paid in full and could be subject to substantial losses, including a loss of 100% of the Fund’s investments in such CLOs.

Lack of control over decisions relating to the CLO first loss interests.

The Fund may invest in majority positions in CLO first loss interests, and many CLO transactions permit the holder of a majority or supermajority of the CLO first loss interests to direct a redemption, refinancing or repricing of the CLO. However, rights to consent to amendments to the governing documents of CLOs and to remove or replace the collateral manager and enforce other rights and remedies after defaults are frequently shared among, or require the consent of, multiple classes of CLO securities and are frequently controlled by the more senior classes of CLO securities. Further, if the Investment Adviser or its affiliates serves as collateral manager, it is possible that first loss interests held the Fund or a subsidiary will not have the right to vote with respect to replacement of the collateral manager and other votes relating to events that give rise to a right to remove the collateral manager. Accordingly, even if the Fund or a holding company or subsidiary were to hold a majority (or even all) of the first loss interests in a given CLO, it is possible that it still would not be able to enforce such rights under the governing documents of the CLO without the consent of the holders of other CLO securities.

There are restrictions in underlying indenture and credit agreements.

The agreements under which the CLO issuers and other financing vehicles incur leverage (including indenture documents and credit agreements) place significant restrictions on the relevant collateral manager with respect to its ability to buy, sell, amend and refinance underlying loans. As a result of these restrictions, during certain periods or in certain specified circumstances, the relevant collateral manager of the CLO could be unable to buy or sell underlying loans or to take other actions which it might consider to be in the interest of the holders of the first loss interests, which include the holding companies and subsidiaries in which the Fund invests.

There may be a mismatch between the interest rates of the CLOs securities and that of its underlying investments.

The underlying loans in a CLO could bear interest at a fixed rate while the CLO securities issued by the CLO issuer holding such underlying loans could bear interest at a floating rate (or the reverse could be true). As a result, there could be a floating/fixed rate or basis mismatch between such CLO securities and the underlying loans. In addition, there could be a timing mismatch between the CLO securities and underlying loans that bear interest at a floating rate, as the interest rate on such floating rate underlying loans could adjust more frequently or less frequently, on different dates and based on different indices, than the interest rates on the CLO securities. As a result of such mismatches, an increase or decrease in the level of the floating rate indices could adversely impact the ability of the CLO issuers thereof to make payments on the CLO securities.

Resignation or removal of the collateral manager.

In rare occasions, a controlling class of noteholders or other parties to a CLO could remove the collateral manager as the manager of the CLO, which could have an adverse impact on the Fund. The collateral manager of these CLOs may be the Investment Adviser. This could cause the collateral manager to have different interests than a collateral manager that is not the Investment Advisor or an affiliate of the Investment Adviser. Any transfer of the collateral management functions to another entity could result in reduced or delayed collections, delays in processing loan transfers and information regarding the loans and a failure to meet all of the collateral management procedures required by the applicable collateral management agreement. Consequently, the termination or removal of the collateral manager in any CLO could have material and adverse effects on the Fund. Further, if the Investment Adviser or its affiliates serves as collateral manager, it is possible that first loss interests held by a holding company will not have the right to vote with respect to replacement of the collateral manager and other votes relating to events that give rise to a right to remove the collateral manager.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties, could have a material adverse effect on us, GC Advisors and our portfolio companies.

Cash not held in custody accounts and held by us, GC Advisors and by our portfolio companies in non-interest-bearing and interest-bearing operating accounts could, at times, exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. If such banking institutions were to fail, we, GC Advisors, or our portfolio companies could lose all or a portion of those amounts held in excess of such insurance limits. In addition, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks could in the future lead to market-wide liquidity problems, which could adversely affect our, GC Advisors’ and our portfolio companies’ business, financial condition, results of operations, or prospects.

Although we and GC Advisors assess our and our portfolio companies’ banking and financing relationships as we believe necessary or appropriate, our and our portfolio companies’ access to funding sources and other credit arrangements in amounts adequate to finance or capitalize current and projected future business operations could be significantly impaired by factors that affect the financial institutions with which we, GC Advisors or our portfolio companies have arrangements directly or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which we, GC Advisors or our portfolio companies have financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us, GC Advisors, or our portfolio companies to acquire financing on acceptable terms or at all.

Our ability to invest in public companies is limited in certain circumstances. If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy and decrease our operating flexibility.

To maintain our status as a BDC, we are not permitted to acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Subject to certain exceptions for follow-on investments and investments in distressed companies, an investment in an issuer that has outstanding securities listed on a national securities exchange could be treated as qualifying assets only if such issuer has a common equity market capitalization that is less than $250.0 million at the time of such investment.

We could be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If we need to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. We can provide no assurance that we will be able to find a buyer for such investments and, even if we do find a buyer, we could be forced to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we do not maintain our status as a BDC, we would be subject to regulation as a registered closed-end investment company under the 1940 Act. As a registered closed-end investment company, we would be subject to substantially more regulatory restrictions under the 1940 Act which would significantly decrease our operating flexibility.

Our investments could include original issue discount and payment-in-kind instruments.

To the extent that we invest in original issue discount or PIK instruments and the accretion of original issue discount or PIK interest income constitutes a portion of our income, we will be exposed to risks associated with the requirement to include such non-cash income in taxable and accounting income prior to receipt of cash, including the following:

•	the higher interest rates on PIK instruments reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans;

•	original issue discount and PIK instruments could have unreliable valuations because the accruals require judgments about collectability of the deferred payments and the value of any associated collateral;

•	an election to defer PIK interest payments by adding them to the principal on such instruments increases our future investment income which increases our net assets and, as such, increases the Investment Adviser’s future management fees which, thus, increases the Investment Adviser’s future income incentive fees at a compounding rate;

•	market prices of PIK instruments and other zero coupon instruments are affected to a greater extent by interest rate changes, and could be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;

•	the deferral of PIK interest on an instrument increases the loan-to-value ratio, which is a measure of the riskiness of a loan, with respect to such instrument;

•	even if the conditions for income accrual under GAAP are satisfied, a borrower could still default when actual payment is due upon the maturity of such loan;

•	the required recognition of original issue discount or PIK interest for U.S. federal income tax purposes could have a negative impact on liquidity, as it represents a non-cash component of our investment company taxable income that could require cash distributions to shareholders in order to maintain our ability to be subject to taxation as a RIC; and

•	original issue discount could create a risk of non-refundable cash payments to the Investment Adviser based on non-cash accruals that could never be realized.

The majority of our portfolio investments are valued using the investment’s fair value, as determined in good faith by our Valuation Designee, subject to oversight by our Board of Trustees, and, as a result, there could be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined pursuant to policies adopted by, and subject to the oversight of, our Board of Trustees. The majority of our portfolio investments take the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded is often not readily determinable, and we value these securities at fair value as determined in good faith by our Valuation Designee, including to reflect significant events affecting the value of our securities. A substantial portion of our investments (other than cash and cash equivalents) are classified as Level 3 under ASC Topic 820. This means that most of our portfolio valuations are based on unobservable inputs and our Valuation Designee’s assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of our portfolio investments require significant management judgment or estimation, the level of which could increase or decrease during periods of volatility or uncertainty. See “—Risks Relating to Our Business and Structure—We are currently in a period of capital markets disruption and economic uncertainty.” Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which may include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information.

The Valuation Designee intends to retain one or more independent valuation firms to review, on a monthly basis, the valuation of each non-de minimis portfolio investment in accordance with the Fund’s valuation policies, including for example those that (a) do not have a readily available market quotation or (b) are not valued via an independent valuation firm, third-party pricing service or other quote. The types of factors that our Valuation Designee could take into account in determining the fair value of our investments generally include, as appropriate, comparison to publicly traded securities, including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, could fluctuate over short periods of time and could be based on estimates, our Valuation Designee’s determinations of fair value could differ materially from the values that would have been used if a ready market for these securities existed. Our NAV could be adversely affected if our Valuation Designee’s determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such securities.

We expect to adjust monthly the valuation of our portfolio to reflect our Valuation Designee’s determination of the fair value of each investment in our portfolio. Any changes in fair value are recorded in our consolidated statements of operations as net change in unrealized appreciation or depreciation.

Government intervention in the credit markets could adversely affect our business.

The central banks and, in particular, the U.S. Federal Reserve, took unprecedented steps during the financial crises of 2008-2009 and the beginning of the COVID-19 global pandemic to influence the credit markets. It is impossible to predict if, how, and to what extent the United States and other governments would further intervene in the credit markets during any future event. Such intervention is often prompted by politically sensitive issues involving, for example, family homes, student loans, real estate speculation, credit card receivables, and pandemics, and could, as a result, be contrary to what we would predict from an “economically rational” perspective.

On the other hand, recent governmental intervention could mean that the willingness or ability of governmental bodies to take additional extraordinary action is diminished. As a result, in the event of near-term major market disruptions, there might be only limited additional government intervention, resulting in correspondingly greater market dislocation and materially greater market risk.

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which could harm our ability to achieve our investment objectives.

Broker-dealers must comply with “Regulation Best Interest,” which, among other requirements, prescribes the standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when recommending to a retail customer any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on broker-dealers participating in our offering cannot be determined at this time, but it may negatively impact whether broker-dealers and their associated persons recommend this offering to retail customers. Regulation Best Interest imposes a duty of care for broker-dealers to evaluate reasonable alternatives in the best interests of their clients.

Reasonable alternatives to the Fund exist and may have lower expenses and/or lower investment risk than the Fund. Under Regulation Best Interest, broker-dealers participating in this offering must consider such alternatives in the best interests of their clients. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments, particularly during the early periods of the Fund’s operations, and achieve our investment objectives and would result in our fixed operating costs representing a larger percentage of our gross income.

Our Board of Trustees could change our investment objective, operating policies and strategies without prior notice or shareholder approval.

Our Board of Trustees has the authority, except as otherwise provided in the 1940 Act, to modify or waive our investment objective and certain of our operating policies and strategies without prior notice and without shareholder approval. However, absent shareholder approval, we cannot change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current investment objective, operating policies and strategies would have on our business, operating results and the price of our Common Shares. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions.

GC Advisors can resign on 60 days’ notice, and we can provide no assurance that we would be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

GC Advisors has the right to resign under the Investment Advisory Agreement at any time upon not less than 60 days’ written notice, whether we have found a replacement or not. If GC Advisors resigns, we can provide no assurance that we would be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our business, financial condition and results of operations and cash flows as well as our ability to pay distributions are likely to be adversely affected and the value of our Common Shares could decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by GC Advisors and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective and portfolio could result in additional costs and time delays that could adversely affect our business, financial condition, results of operations and cash flows.

The Administrator can resign on 60 days’ notice, and we can provide no assurance that we would be able to find a suitable replacement, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

The Administrator has the right to resign under the Administration Agreement at any time upon not less than 60 days’ written notice, whether we have found a replacement or not. If the Administrator resigns, we can provide no assurance that we would be able to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the value of our Common Shares could decline. In addition, the coordination of our internal management and administrative activities is likely to suffer if we are unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by the Administrator. Even if we are able to retain a comparable service provider or individuals to perform such services, whether internal or external, their integration into our business and lack of familiarity with our investment objective and portfolio could result in additional costs and time delays that could adversely affect our business, financial condition, results of operations and cash flows.

Certain investors will be subject to Exchange Act filing requirements.

Because our Common Shares are registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of our Common Shares will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, our shareholders who choose to reinvest their dividends could see their percentage stake in the Fund increased to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, our shareholders who hold more than 10% of a class of our Common Shares could be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the Fund profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous offering as well as ongoing and periodic private offerings in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of our Common Shares in any public or private offering and the time we invest the net proceeds. For example, privately negotiated investments in loans and illiquid securities of private middle-market companies require substantial due diligence and structuring, and there can be no assurance that we will achieve our anticipated investment pace. In addition, our proportion of privately-negotiated investments could be lower than expected. We could also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage could at times be significant, particularly at times when we are receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash could be held in an account for the benefit of our shareholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to the management fees.

In the event we are unable to find suitable investments such cash could be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash could adversely affect overall returns. In the event we fail to timely invest the net proceeds of sales of our Common Shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition could be adversely affected.

Risks Relating to Our Investments

Economic recessions or downturns could impair our portfolio companies and defaults by our portfolio companies will harm our operating results.

Prospective portfolio companies are susceptible to economic slowdowns or recessions and could be unable to repay our loans during these periods. Therefore, our non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions could decrease the value of collateral securing any of our loans and the value of any equity investments. A severe recession could further decrease the value of such collateral and result in losses of value in our portfolio and a decrease in our revenues, net income, assets and net worth. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing our investments and harm our operating results.

Any deterioration of general economic conditions could lead to significant declines in corporate earnings or loan performance, and the ability of corporate borrowers to service their debt, any of which could trigger a period of global economic slowdown, and have an adverse impact on our performance and financial results, and the value and the liquidity of our investments. In an economic downturn, we could have non-performing assets or an increase in non-performing assets, and we would anticipate that the value of our portfolio would decrease during these periods. Failure to satisfy financial or operating covenants imposed by lenders to a portfolio company, including us, could lead to defaults and, potentially, acceleration of payments on such loans and foreclosure on the assets representing collateral for the portfolio company’s obligations. Cross default provisions under other agreements could be triggered and thus limit the portfolio company’s ability to satisfy its obligations under any debt that we hold and affect the value of any equity securities we own. We would expect to incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a portfolio company following or in anticipation of a default.

Inflation could adversely affect the business, results of operations and financial condition of our portfolio companies.

Certain of our portfolio companies are in industries that could be impacted by inflation. If such portfolio companies are unable to pass any increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on our loans, particularly if interest rates rise in response to inflation. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future realized or unrealized losses and therefore reduce our net assets resulting from operations.

Our debt investments are risky and we could lose all or part of our investments.

The debt that we invest in is typically not initially rated by any rating agency, but we believe that if such investments were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, lower than “BBB-” by Fitch Ratings or lower than “BBB-” by Standard & Poor’s Ratings Services), which under the guidelines established by these entities is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” Therefore, our investments could result in an above average amount of risk and volatility or loss of principal.

Our investments in leveraged portfolio companies are risky, and we could lose all or part of our investment.

Investment in leveraged companies involves a number of significant risks. Leveraged companies in which we invest could have limited financial resources and could be unable to meet their obligations under their debt securities that we hold. These companies could be subject to restrictive financial and operating covenants and their leverage could impair their ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities could be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used. Any exposure we have to a highly-leveraged portfolio company carries increased risk that we could lose a substantial portion, or all, of such investment.

Our investments in private and middle-market portfolio companies are risky, and we could lose all or part of our investment.

Investment in private and middle-market companies involves a number of significant risks. Generally, little public information exists about these companies, and we rely on the ability of GC Advisors, as Valuation Designee, to obtain adequate information to evaluate the potential returns from investing in these companies. If GC Advisors is unable to uncover all material information about these companies, it would not be able to make a fully informed investment decision and we could lose money on our investments. Compared to larger companies, middle-market companies typically have shorter operating histories, more limited financial resources and ability to meet their debt obligations, newer technologies and/or products, smaller market shares, less experienced management teams, less predictable operating results and increased exposure to litigation in the ordinary course of business and often participate in quickly evolving markets, and are more reliant on a small number of products, managers or clients. Middle-market companies could also require substantial additional capital to support their operations, finance expansion or maintain their competitive position and could have difficulty accessing the capital markets to meet future capital needs, which could limit their ability to grow or to repay their outstanding indebtedness upon maturity. In addition, the middle-market companies in which we invest could be subject to governmental and non-governmental regulations, including by federal and state regulators and various self-regulatory organizations and the costs of complying with these laws and regulations could be more material to the company as compared to a larger company. If a company in which we directly or indirectly invest fails to comply with an applicable regulatory regime, it could be subject to fines, injunctions, operating restrictions or criminal prosecution, any of which could materially and adversely affect the value of our investment. We will not control a portfolio company’s management or the manner in which a company’s management addresses the company’s risks except in the event that a portfolio company defaults on its loan from us and we seek to enforce our security interest. In addition, middle-market companies often require additional financing to expand or maintain their competitive position, and they could have a more difficult time obtaining additional capital than larger companies.

An important concern in making investments is the possibility of material misrepresentation or omission on the part of the portfolio company. Such inaccuracy or incompleteness can adversely affect, among other things, the valuation of collateral, other debt obligations, our ability to perfect or effectuate a lien on the collateral securing a loan or other debt obligation, the financial condition of the issuer, or the business prospects of the issuer. We will rely upon the accuracy and completeness of representations made by portfolio companies to the extent reasonable. However, there can be no guarantee that such representations are accurate or complete.

If the issuer of securities purchased by us does not perform to GC Advisors’ expectations, the value of its equity and debt securities would likely decline and the issuer could default on its obligations. Poor performance can be caused by a number of factors, including failures of management, competitive pressures, pressure by customers and suppliers, labor unrest, or force majeure events. While GC Advisors intends to invest in portfolio companies in industries that it believes are resistant to recessions, there can be no assurance that such portfolio companies will not be adversely affected by recessions or other market or economic conditions.

The value of our investments in loans will likely be detrimentally affected to the extent a borrower defaults on its obligations, there is insufficient collateral, and/or there are extensive legal and other costs incurred in collecting on a defaulted loan. GC Advisors will attempt to minimize this risk, for example, by maintaining low loan-to-liquidation values with each loan and the collateral underlying the loan. However, there can be no assurance that the liquidation value assigned by GC Advisors would be realized by the portfolio company upon liquidation, nor can there be any assurance that such collateral will retain its value. In addition, certain of our loans will be supported, in whole or in part, by personal guarantees made by the borrower or an affiliate of the borrower. If such guarantee is called and the guarantor fails to meet its obligations under the guarantee, the amount realizable with respect to a loan will generally be detrimentally affected. There could be a monetary as well as a time cost involved in collecting on defaulted loans and, if applicable, taking possession of various types of collateral. In addition, any activity deemed to be active lending/origination by us could subject it to additional regulation.

An investment strategy focused primarily on privately held companies presents certain challenges, including, but not limited to, the lack of available information about these companies.

We invest primarily in privately held companies. Because private companies have reduced access to the capital markets, such companies could have diminished capital resources and ability to withstand financial distress. Often, the depth and breadth of experience of management in private companies tends to be less than that at public companies, which makes such companies more likely to depend on the management talents and efforts of a smaller group of persons and/or persons with less depth and breadth of experience. Therefore, the decisions made by such management teams and/or the departure of one or more of these persons could have a material adverse impact on the portfolio company and, as a result our investments.

We would be subject to risks if we are required to assume operation of portfolio companies upon default.

We, together with other funds managed by GC Advisors and its affiliates, would be expected to take over a portfolio company if the company defaults on its loans. Depending on factors including the health of the economy, the credit cycle, and the portfolio companies’ various industries, it is reasonable to assume that portfolio companies will default over time, and this risk is significantly increased by economic and political instability and high rates of inflation. In such circumstances, we and the other funds would likely seek to enforce our rights under the applicable credit documentation and could opt to take over such portfolio companies. When a portfolio company is taken over, we and the other funds and their investors are subject to different risks than we are as holders of interests in loans to such portfolio company. Operating a portfolio company, even for a limited period of time, could distract senior personnel of GC Advisors and its affiliates from their normal business activities. Additionally, defaulting portfolio companies often require additional capital to be effectively turned around. There is no guarantee that any defaulting portfolio company can be turned around or that our investments in such portfolio company will be successful. Finally, operating a portfolio company could subject us to potential liabilities, including management, employment, pension plan underfunding and environmental liabilities.

The lack of liquidity in our investments could adversely affect our business.

The debt to which we are primarily exposed is expected to consist predominantly of loans and notes that are obligations of corporations, partnerships or other entities. This debt often has no, or only a limited, trading market. The investment in illiquid debt will often restrict our ability to dispose of investments in a timely fashion, for a fair price, or at all. If an underlying issuer of debt experiences an adverse event, this illiquidity would make it more difficult for us to sell such debt, and we could instead be required to pursue a workout or alternate way out of the position. To the extent debt in a portfolio company is also held by other third-party investors, we would generally have limited control over a workout or alternate means of disposition. When this occurs, the persons having such control could have, and act in accordance with, interests that are not aligned with ours. We would likely also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we, GC Advisors, Golub Capital or any of its affiliates have material non-public information regarding such portfolio company.

Fair valuation of our assets may differ from the values that could be, or ultimately are, realized upon sale or otherwise updated by additional information.

As a BDC, we are required to carry our investments at market value or, if no readily available market value is ascertainable, at fair value as determined in good faith by our Valuation Designee, subject to oversight by our Board of Trustees. The fair value methodology utilized is in accordance with the fair value principles established by the Accounting Standards Codification Topic 820. The Valuation Designee uses the services of one or more independent service providers to review the valuation of our illiquid investments. Valuations reflect significant events that affect the value of the instruments. As part of the valuation process, the Valuation Designee could take into account the following types of factors, if relevant, in determining the fair value of our investments:

•	a comparison of the portfolio company’s securities to publicly traded securities, including yield, maturity and measures of credit quality;

•	the enterprise value of the portfolio company;

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments and its earnings and discounted cash flow;

•	the markets in which the portfolio company does business;

•	changes in the interest rate environment and the credit markets generally that could affect the price at which similar investments could be made in the future; and

•	any other relevant factors that the Valuation Designee determines in its discretion.

The fair value measurement seeks to approximate the price that would be received for an investment on a current sale and assumes that the transaction to sell an asset occurs in the principal market for such asset or, in the absence of a principal market, the most advantageous market for such asset, which could be a hypothetical market, and excludes transaction costs. Valuation of private investments and private companies has a subjective component and is subject to human error in its evaluation and calculation. When an external event such as a purchase transaction, public offering or later equity sale occurs, the Valuation Designee will ordinarily consider the pricing indicated by the external event in determining the fair value of the investment. However, because valuations of private investments and private companies, (i) require judgment, (ii) are inherently uncertain, (iii) could fluctuate over short periods and (iv) are often based on estimates, the Valuation Designee’s determinations of the fair value of investments could differ materially from the values that could be, or ultimately are, realized upon sale.

In certain circumstances we could hold an asset, such as a contingent right to proceeds from a disposition or litigation, about which Valuation Designee does not have sufficient information in order for the Valuation Designee to value the asset. If this occurs, the Valuation Designee could value the asset for our purposes at zero until it has received the information it requires to attach a meaningful valuation to the asset. As a result, in the period before such an asset receives a meaningful valuation, our NAV would be artificially reduced.

Our portfolio companies could prepay loans, which could reduce our yields if capital returned cannot be invested in transactions with equal or greater expected yields.

The loans in our investment portfolio could be prepaid at any time, generally with little advance notice. Whether a loan is prepaid will depend both on the continued positive performance of the portfolio company and the existence of favorable financing market conditions that allow such company the ability to replace existing financing with less expensive capital. As market conditions change, we do not know when, and if, prepayment could be possible for each portfolio company. Certain fixed-income securities are subject to the risk of unanticipated prepayment. Prepayment risk is the risk that, when interest rates fall, the issuer will redeem the security prior to the security’s expected maturity. It is possible that we will reinvest the proceeds from such a redemption at a lower interest rate, resulting in less income to us. Securities subject to prepayment risk generally offer less potential for gains when prevailing interest rates fall. If we buy those securities at a premium, accelerated prepayments on those securities could cause us to lose a portion of its principal investment. The impact of prepayments on the price of a security can be difficult to predict and could increase the security’s price volatility.

Efforts by the U.S. Federal Reserve to lower inflation by raising its interest rates could end in the coming year, leading to lower interest rates in the credit markets. Lower interest rates will increase prepayment risk for our clients’ investments in assets with higher interest rates.

We are subject to risks to the extent we invest in covenant-lite loans.

The Fund may invest, indirectly, in loans that are issued pursuant to credit agreements. The variety of terms within credit agreements can create additional risks to the underlying investment and therefore, to the Fund’s overall performance. For example, loans that are issued pursuant to “covenant-lite” terms do not contain as many terms that could be considered protective to the lender, such as maintenance or financial covenants and terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Ownership of such loans could expose the Fund to additional risks, including with respect to liquidity, ability to restructure loans, and credit risks, compared to loans that contain financial maintenance requirements. In the event of default, covenant-lite loans could result in diminished recovery values where the lender did not have the opportunity to negotiate with the borrower or restructure the loan prior to default.

We are subject to credit and default risk and our portfolio companies could be unable to repay or refinance outstanding principal on their loans at or prior to maturity.

Credit risk refers to the likelihood that a borrower will default in the payment of principal and/or interest. Financial strength and solvency of a borrower are the primary factors influencing credit risk. Lack or inadequacy of collateral or credit enhancement for a debt instrument could also affect its credit risk. Credit risk can change over the life of a loan, and securities and other debt instruments that are rated by rating agencies can be downgraded. This risk and the risk of default is increased to the extent that the loan documents do not require the portfolio companies to pay down the outstanding principal of such debt prior to maturity, which is expected to be a common feature among many of our loan investments. Investments with a deferred interest feature, such as original issue discount income and PIK interest, could represent a higher credit risk than investments that must pay interest in full in cash on a regular basis.

A significant downturn in the economy or a particular economic sector could have a significant impact on the business prospects of the portfolio companies to which we are exposed, whether directly or indirectly. Such developments could adversely affect the ability of such companies to comply with their loan repayment obligations. It is possible that the issuer of a note or other instrument in which we invest could default on its debts, in which case we could lose most or all of our investment in that instrument, subjecting us to significant loss. The risk and magnitude of losses associated with defaults could be increased where the instrument is leveraged.

We could have difficulty sourcing investment opportunities.

We cannot assure investors that we will be able to locate a sufficient number of suitable investment opportunities to allow us to deploy all investments successfully. Privately negotiated investments in loans and illiquid securities or private middle-market companies require substantial due diligence and structuring, and we cannot provide any assurance that we will achieve our anticipated investment pace. As a result, investors will not be able to evaluate any future portfolio company investments prior to purchasing our securities. Additionally, GC Advisors selects all of our investments, and our shareholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our securities. We anticipate that we will use substantially all of the net proceeds of any sale of our securities within approximately 60 days of each subscription closing, depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. To the extent we are unable to deploy all the net proceeds from the sale of our securities, we could invest the net proceeds in cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt investments that mature in one year or less from the date of investment. We expect these temporary investments to earn yields substantially lower than the income that we expect to receive in respect of our targeted investment types. As a result, any distributions we make during this period could be substantially smaller than the distributions that we expect to pay when our portfolio is fully invested.

We are a non-diversified investment company within the meaning of the 1940 Act and, we are therefore not limited with respect to the proportion of our assets that could be invested in securities of a single issuer.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we could invest in securities of a single issuer. To the extent that we assume large positions in the securities of a small number of issuers, our NAV could fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We could also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond our asset diversification requirements as a RIC under the Code, we do not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies. Although we are classified as a non-diversified investment company within the meaning of the 1940 Act, we maintain the flexibility to operate as a diversified investment company and could do so for an extended period of time.

Our portfolio could be concentrated in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

It is possible that our portfolio could be concentrated in a limited number of portfolio companies and industries. As a result, our interests could be impaired by the concentration of our investments in any one obligor or obligors in a particular industry or geographic location in the event that such obligor, industry or geographic location were to experience adverse business conditions or other adverse events, including as a result of the effects of a global health pandemic, or during periods of elevated inflation and rising interest rates. In addition, defaults could be highly correlated with particular obligors, industries or geographic locations. If loans involving a particular obligor, industry or geographic location represent more than a small proportion of our portfolio, and that obligor, industry or geographic location were to experience difficulties that would affect payments on the loans, the overall timing and amount of collections on the loans held by us could differ from what was expected.

We expect to hold the debt securities of leveraged companies that could, due to the significant volatility of such companies, enter into bankruptcy proceedings.

Leveraged companies could experience bankruptcy or similar financial distress, and the risk of these events has been significantly increased by economic and political instability and high rates of inflation. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are products of contested matters and adversarial proceedings and are beyond the control of the creditors. A bankruptcy filing by an issuer could have adverse and permanent effects on the issuer. If the proceeding is converted to a liquidation, the value of the issuer will not necessarily equal the liquidation value that was believed to exist at the time of the investment. A bankruptcy or other workout, often raises conflicts of interest (including, for example, conflicts over proposed waivers and amendments to debt covenants), including between investors who hold different types of interests in the applicable company. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs of a bankruptcy proceeding are frequently high and are paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of investments or other obligations we own could be reduced by increases in the number and monetary value of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) can be substantial. With respect to investments in, or investments held through, CLOs or other leveraged subsidiaries, bankruptcy risk could be further complicated.

Depending on the facts and circumstances of our investments and the extent of our involvement in the management of a portfolio company, upon the bankruptcy of a portfolio company, a bankruptcy court could recharacterize our debt investments as equity interests and subordinate all or a portion of our claim to that of other creditors. This could occur even though we have structured our investment as senior debt.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we could make additional investments in that portfolio company as “follow-on” investments, in seeking to:

•	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	preserve or enhance the value of our investment.

We have discretion to make follow-on investments, subject to the availability of capital resources. Failure on our part to make follow-on investments could, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or could result in a missed opportunity for us to increase our participation in a successful portfolio company. Even if we have sufficient capital to make a desired follow-on investment, we could elect not to make a follow-on investment because we do not want to increase our level of risk, because we prefer other opportunities or because of regulatory or other considerations. Our ability to make follow-on investments could also be limited by GC Advisors’ allocation policy.

If we are unable to raise substantial funds, then we will be more limited in the number and type of investments we could make, our expenses could be higher relative to our total assets, and the value of your investment in us could be reduced in the event our assets under-perform.

Amounts that we raise could not be sufficient for us to purchase a broad portfolio of investments. To the extent that less than the maximum number of Common Shares is subscribed for, the opportunity for us to purchase a broad portfolio of investments could be decreased and the returns achieved on those investments could be reduced as a result of allocating all of our expenses among a smaller capital base. If we are unable to raise substantial funds, we could not achieve certain economies of scale and our expenses could represent a larger proportion of our total assets.

Because we generally do not hold controlling equity interests in our portfolio companies, we generally will not be able to exercise control over our portfolio companies or prevent decisions by management of our portfolio companies that could decrease the value of our investments.

To the extent we do not hold controlling equity positions in our portfolio companies, we are subject to the risk that a portfolio company makes business decisions with which we disagree, and that the management and/or shareholders of a portfolio company could take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity investments that we typically hold in our portfolio companies, we can provide no assurance that we will be able to dispose of our investments in the event we disagree with the actions of a portfolio company and could therefore suffer a decrease in the value of our investments.

Our portfolio companies could incur debt that ranks equally with, or senior to, our investments in such companies and such portfolio companies could fail to generate sufficient cash flow to service their debt obligations to us.

We intend to invest a portion of our capital in second lien and subordinated loans issued by our portfolio companies, and we could have exposure to a variety of debt that captures particular layers of a borrower’s credit structure, such as “last out” or “second lien” debt, or other subordinated investments that rank below other obligations of the borrower in right of payment, including first loss interests that bear substantial risk. Subordinated investments are subject to greater risk of loss than senior obligations where there are adverse changes to the financial condition of the borrower or a decline in general economic conditions. Subordinated investments could expose us to particular risks in a distressed scenario, including the risk that creditors are not aligned. Holders of subordinated investments generally have less ability to affect the results of a distressed scenario than holders of more senior investments. Additionally, lenders to companies operating in workout modes are, in certain circumstances, subject to potential liabilities that could exceed the amount of such loan purchased by us.

We could make in the future, unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on a portfolio company’s collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and could secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all loans secured by collateral. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

The rights we could have with respect to the collateral securing any junior priority loans we make to our portfolio companies could also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that could be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens:

•	the ability to cause the commencement of enforcement proceedings against the collateral;

•	the ability to control the conduct of such proceedings;

•	the approval of amendments to collateral documents;

•	releases of liens on the collateral; and

•	waivers of past defaults under collateral documents.

We will not always have the ability to control or direct such actions, even if our rights as junior lenders are adversely affected.

The disposition of our investments could result in contingent liabilities.

A significant portion of our investments involve private securities. In connection with the disposition of an investment in private securities, we could be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We could also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements could result in contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of payments previously received by us.

GC Advisors’ liability is limited, and we have agreed to indemnify GC Advisors against certain liabilities, which could lead GC Advisors to act in a riskier manner on our behalf than it would when acting for its own account.

Under the Investment Advisory Agreement, GC Advisors does not assume any responsibility to us other than to render the services called for under that agreement, and it is not responsible for any action of our Board of Trustees in following or declining to follow GC Advisors’ advice or recommendations. Under the terms of the Investment Advisory Agreement, GC Advisors, its officers, members, personnel and any person controlling or controlled by GC Advisors will not be liable to us, any subsidiary of ours, our trustees, our shareholders or any subsidiary’s shareholders or partners for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith, or reckless disregard of GC Advisors’ duties under the Investment Advisory Agreement. In addition, we have agreed to indemnify GC Advisors and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, and hold such party harmless for any liability or loss suffered by the Fund, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to gross negligence, willful misfeasance, bad faith, or reckless disregard of such person’s duties under the Investment Advisory Agreement. These protections could lead GC Advisors to act in a riskier manner when acting on our behalf than it would when acting for its own account.

We could be subject to risks related to investments in non-U.S. companies.

We may make investments in issuers located outside the United States. Investments in issuers located outside the United States that are generally denominated in non-U.S. currencies involve both risks and opportunities not typically associated with investing in securities of United States companies. The legal and regulatory environments often have material differences, particularly as to bankruptcy and reorganization. Other considerations include changes in exchange rates and exchange control regulations, political and social instability, general economic conditions, expropriation, imposition of non-U.S. taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, foreign government restrictions, less government supervision of exchanges, brokers and issuers, greater risks associated with counterparties and settlement, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. Among the factors that could affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We could employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us. Securities issued by non-U.S. companies are not “qualifying assets” under the 1940 Act, and we could invest in non-U.S. companies, including emerging markets issuers, to the limited extent such investments are permitted under the 1940 Act.

We could be subject to risks if we engage in hedging transactions and could become subject to risks if we invest in foreign securities.

Under the 1940 Act, a BDC is restricted from acquiring any asset other than assets of the type listed in the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. In order for our investments to be classified as “qualifying assets,” among other requirements, such investments must be in issuers organized under the laws of, and which have their principal place of business in, any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands or any other possession of the United States.

We can invest in non-U.S. companies, including emerging market issuers, to the limited extent such investments are permitted under the 1940 Act. We expect that these investments would focus on the same types of investments that we make in U.S. middle-market companies and accordingly would be complementary to our overall strategy and enhance the diversity of our holdings. Investing in securities of emerging market issuers involves many risks including economic, social, political, financial, tax and security conditions in the emerging market, potential inflationary economic environments, regulation by foreign governments, different accounting standards and political uncertainties. Economic, social, political, financial, tax and security conditions also could negatively affect the value of emerging market companies. These factors could include changes in the emerging market government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities and the possibility of fluctuations in the rate of exchange between currencies. Any of our portfolio company investments that are denominated in foreign currencies will be subject to the risks associated with fluctuations in currency exchange rates, which fluctuations could adversely affect our performance.

We could in the future enter into hedging transactions to the limited extent such transactions are permitted under the 1940 Act and applicable commodities laws. Engaging in hedging transactions or investing in foreign securities would entail additional risks to our shareholders. We could, for example, use instruments such as interest rate swaps, caps, collars and floors, and, if we were to invest in foreign securities, we could use instruments such as forward contracts or currency options in currencies selected to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. We could also, for example, borrow under a credit facility in currencies selected to minimize our foreign currency exposure. Use of these hedging instruments could include counterparty credit risk. In each such case, we generally would seek to hedge against fluctuations of the relative values of our portfolio positions from changes in market interest rates or currency exchange rates. While hedging transactions can reduce such risks, they generally will not be designed to prevent all loss from our position. There also could be barriers that prevent us from entering into certain hedging transactions. These barriers will not necessarily impact other investment funds managed by GC Advisors or its affiliates. Hedging transactions could result in a lower overall performance for us than if it had not entered into hedging transactions and generally introduces new risks, such as counterparty risk and greater illiquidity. In addition, we are permitted to borrow funds in one or more foreign currencies as a form of protection against currency risk. The use of such financing could create new risks not traditionally associated with credit facilities or other forms of leverage. Conversely, to the extent that we do not enter into hedging transactions, borrower defaults and fluctuations in currency exchange rates or interest rates could result in poorer overall performance for us than if it had entered into such hedging transactions.

The success of any hedging transactions that we enter into will depend on our ability to correctly predict movements in currency and interest rates. Therefore, while we could enter into hedging transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates could result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged could vary. Moreover, for a variety of reasons, we would not necessarily seek to (or be able to) establish a perfect correlation between the hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation could prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it is often not possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities would likely fluctuate as a result of factors not related to currency fluctuations. Our ability to engage in hedging transactions could also be limited under the Code as well as adversely affected by rules adopted by the Commodity Futures Trading Commission (“CFTC”).

We could suffer losses from our equity investments.

While our investment portfolio is focused on loans, we are also permitted to invest in equity securities. Such investments are expected to represent minority ownership in the issuer and are subordinate to the claims of the issuer’s creditors and, to the extent such securities are common securities, to preferred equity holders. The value of equity securities is dependent on the performance of the issuer and can fluctuate based on the issuer’s financial performance, market conditions, and overall economic conditions. Dividends paid to equity holders could be suspended or cancelled at any time, and minority owners could have limited protections. We also could be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell our underlying equity interests. In addition, if an issuer of equity securities in which we have invested sells additional shares of its equity securities, our interest in the issuer will be diluted and the value of our investment could decrease. For the foregoing reasons, investments in equity securities can be highly speculative and carry a substantial risk of loss of investment. Investments in equity securities can carry additional risks or have other characteristics that require different structuring. As such, these investments can be made directly, or indirectly through blocker entities or otherwise.

We could be subject to lender liability claims with respect to our portfolio company investments.

A number of judicial decisions have upheld judgments for borrowers against lending institutions on the basis of various legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing or a similar duty owed to the borrower, or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We could be required to defend allegations of lender liability from time to time.

Loans to companies operating in workout modes or under Chapter 11 of the U.S. Bankruptcy Code are, in certain circumstances, subject to certain potential liabilities that could exceed the amount of such loan purchased by us. Under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (i) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (ii) engages in other inequitable conduct to the detriment of such other creditors, (iii) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (iv) uses its influence as a shareholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court could elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, under a remedy called “equitable subordination.” Because of the nature of these loans, they could be subject to claims of subordination.

Risks Relating to Investors in Our Securities

There is no public market for our Common Shares, and we do not expect there to be a market for our Common Shares.

There is no existing trading market for our Common Shares, and no market for our Common Shares could develop in the future. If developed, any such market may not be sustained. In the absence of a trading market, our shareholders could be unable to liquidate an investment in our Common Shares. Our outstanding Common Shares have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

There are restrictions on the ability of holders of our Common Shares to transfer shares in excess of the restrictions typically associated with a private placement of securities under Regulation D and other exemptions from regulations under the Securities Act, and these additional restrictions could further limit the liquidity of an investment in our Common Shares and the price at which holders may be able to sell Common Shares.

Our Common Shares will not be registered under the Securities Act, nor any other securities laws and will not be readily transferable, if at all. There will be no market for our Common Shares, and we do not expect any market to develop. Our Common Shares will have limited transferability and require our consent, which can be withheld in our sole discretion, to any transfer. Although we, in our discretion, can permit a transfer of shares or, if authorized by our Board, repurchase shares, an investor generally will have no right to transfer its Common Shares.

We will not seek to pursue an initial public offering or listing on a national securities exchange of our Common Shares, meaning that the Common Shares will remain subject to these restrictions on transfer until our dissolution.

Investing in our securities could involve an above average degree of risk.

The investments we make in accordance with our investment objective could result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. Our investments in portfolio companies involve higher levels of risk, and therefore, an investment in our securities could not be suitable for someone with a lower risk tolerance. In addition, our Common Shares are intended for long-term investors and should not be treated as a trading vehicle.

There is a risk that investors in our equity securities will not receive distributions or that our distributions will not grow over time and a portion of our distributions could be a return of capital.

We expect to pay regular monthly distributions and from time to time variable special distributions to our shareholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions could be adversely affected by the impact of one or more of the risk factors described in this Registration Statement. Due to the asset coverage test applicable to us under the 1940 Act as a BDC, we could be limited in our ability to make distributions. In addition, all distributions are and will be paid at the discretion of our Board of Trustees and will depend on our earnings, financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as our Board of Trustees could deem relevant from time to time. If we declare a distribution and if more shareholders opt to receive cash distributions rather than participate in our distribution reinvestment plan, we could be forced to sell some of our investments in order to make cash distribution payments. In the event that we encounter delays in locating suitable investment opportunities, we could also pay all or a substantial portion of our distributions from the proceeds of offerings of our Common Shares or from borrowings in anticipation of future cash flow, which could constitute a return of shareholders’ capital. To the extent we make distributions to shareholders that include a return of capital, such portion of the distribution essentially constitutes a return of the shareholder’s investment. Although such return of capital is generally not currently taxable, such distributions would generally decrease a shareholder’s basis in our Common Shares and could therefore increase such shareholder’s tax liability for capital gains upon the future sale or other disposition of such Common Shares. A return of capital distribution could cause a shareholder to recognize a capital gain from the sale of our Common Shares even if the shareholder sells its shares for less than the original purchase price. Distributions from the proceeds of offerings of our Common Shares or from borrowings could also reduce the amount of capital we ultimately invest in our portfolio companies. As a result, our distribution rates and payment frequency may vary from time to time and are not guaranteed.

We have not established any limit on the amount of funds we can use from available sources, such as borrowings, if any, or proceeds from offerings of our Common Shares, to fund distributions (which could reduce the amount of capital we ultimately invest in assets).

Any distributions made from sources other than cash flow from operations or relying on fee or expense reimbursement waivers, if any, from GC Advisors or the Administrator are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or GC Advisors or the Administrator continues to make such expense reimbursements, if any. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from any offerings of our securities and the performance of our investments. There can be no assurance that we will achieve such performance in order to sustain any level of distributions, or be able to pay distributions at all. GC Advisors and the Administrator have no obligation to waive fees or receipt of expense reimbursements, if any.

We can enter into reverse repurchase agreements, which are another form of leverage.

We can enter into reverse repurchase agreements as part of our management of our investment portfolio, including to finance the ownership of first loss interests or senior tranches of financing securitizations. Under a reverse repurchase agreement, we will effectively pledge our assets as collateral to secure a short-term loan where the counterparty acquires securities we hold as collateral subject to our obligation to repurchase and its obligation to resell the securities at an agreed upon time and price. Generally, the other party to the agreement makes the loan in an amount equal to a percentage of the fair value of the pledged collateral. At the maturity of the repurchase agreement, we will be required to repay the loan and correspondingly receive back our collateral. While used as collateral, the assets continue to pay principal and interest which are for our benefit.

Our use of reverse repurchase agreements, if any, involves many of the same risks involved in our use of leverage, as the proceeds from repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the repurchase agreement could decline below the price of the securities that we have sold but remain obligated to purchase. In addition, there is a risk that the market value of the securities retained by us could decline. If a buyer of securities under a repurchase agreement were to file for bankruptcy or experience insolvency, we could be adversely affected. Also, in entering into repurchase agreements, we would bear the risk of loss to the extent that the proceeds of such agreements at settlement are less than the fair value of the underlying securities being pledged. In addition, due to the interest costs associated with repurchase agreements, our NAV would decline, and, in some cases, we could be worse off than if we had not used such agreements.

If we issue preferred shares, debt securities or convertible debt securities, the NAV of our Common Shares could become more volatile.

We cannot assure you that the issuance of preferred shares and/or debt securities would result in a higher yield or return to the holders of our Common Shares. The issuance of preferred shares, debt securities or convertible debt would likely cause the NAV of our Common Shares to become more volatile. If the dividend rate on the preferred shares, or the interest rate on the debt securities, were to approach the net rate of return on our investment portfolio, the benefit of leverage to the holders of our Common Shares would be reduced. If the dividend rate on the preferred shares, or the interest rate on the debt securities, were to exceed the net rate of return on our portfolio, the use of leverage would result in a lower rate of return to the holders of our Common Shares than if we had not issued the preferred shares or debt securities. Any decline in the value of our investment would be borne entirely by the holders of our Common Shares. Therefore, if the NAV of our portfolio were to decline, the leverage would result in a greater decrease in NAV to the holders of our Common Shares than if we were not leveraged through the issuance of preferred shares.

There is also a risk that, in the event of a sharp decline in the value of our net assets, we would be in danger of failing to maintain required asset coverage ratios which could be required by the preferred shares, debt securities, convertible debt or units or of a downgrade in the ratings of the preferred shares, debt securities, convertible debt or units or our current investment income might not be sufficient to meet the dividend requirements on the preferred shares or the interest payments on the debt securities. In order to counteract such an event, we might need to liquidate investments in order to fund redemption of some or all of the preferred shares, debt securities or convertible debt. In addition, we would pay (and the holders of our Common Shares would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares, debt securities, convertible debt or any combination of these securities. Holders of preferred shares, debt securities or convertible debt could have different interests than holders of Common Shares and could at times have disproportionate influence over our affairs.

Holders of any preferred shares that we could issue will have the right to elect members of the Board of Trustees and have class voting rights on certain matters.

The 1940 Act requires that holders of shares of preferred shares must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if dividends on such preferred shares are in arrears by two years or more, until such arrearage is eliminated. In addition, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares, including changes in fundamental investment restrictions and conversion to open-end status and, accordingly, preferred shareholders could veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our Common Shares and preferred shares, both by the 1940 Act and by requirements imposed by rating agencies, might impair our ability to qualify for or maintain our taxation as a RIC for U.S. federal income tax purposes.

Our common shareholders’ interest in us could be diluted if they do not fully exercise subscription rights in any rights offering. In addition, if the subscription price is less than our NAV per share, then common shareholders will experience an immediate dilution of the aggregate NAV of your shares.

In the event we issue subscription rights, shareholders who do not fully exercise their subscription rights should expect that they will, at the completion of a rights offering, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares would be purchased as a result of such rights offering.

In addition, if the subscription price is less than the NAV per share of our Common Shares, then our common shareholders would experience an immediate dilution of the aggregate NAV of their shares as a result of the offering. The amount of any decrease in NAV is not predictable because it is not known at this time what the subscription price and NAV per share will be on the expiration date of a rights offering or what proportion of the shares will be purchased as a result of such rights offering. Such dilution could be substantial.

These dilutive effects could be exacerbated if we were to conduct multiple subscription rights offerings, particularly if such offerings were to occur over a short period of time.

Our shareholders will experience dilution in their ownership percentage if they do not participate in our distribution reinvestment plan.

All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan are automatically reinvested in our Common Shares of the same class. As a result, our shareholders that do not participate in our distribution reinvestment plan will experience dilution in their ownership percentage of our Common Shares over time.

Terms relating to redemption could materially adversely affect the return on any debt securities that we could issue.

If we issue debt securities that are redeemable at our option, we could choose to redeem such debt securities at times when prevailing interest rates are lower than the interest rate paid on the debt securities. In addition, if our debt securities are subject to mandatory redemption, we could be required to redeem such debt securities also at times when prevailing interest rates are lower than the interest rate paid on the debt securities. In this circumstance, investors in our debt securities could not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the debt securities being redeemed.

General Risk Factors

We are currently in a period of capital markets disruption and economic uncertainty.

The success of our activities is affected by general economic and market conditions, including, among others, interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and trade barriers. These factors could affect the level and volatility of securities prices and the liquidity of our investments. Volatility or illiquidity could impair our profitability or result in losses. These factors also could adversely affect the availability or cost of our leverage, which would result in lower returns.

In recent years, U.S. capital markets have experienced volatility and disruptions including as a result of certain regional bank failures, and an inflationary economic environment. These disruptions in the capital markets could in the future increase the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. Such disruptions could adversely affect our business, financial condition, results of operations and cash flows, and future market disruptions and/or illiquidity could negatively impact us. These unfavorable economic conditions could increase our funding costs and limit our access to the capital markets and could result in a decision by lenders not to extend credit to us in the future. These events could limit our investments, our ability to grow and could negatively impact our operating results and the fair values of our debt and equity investments.

Events outside of our control, including public health crises, could negatively affect our portfolio companies, our Investment Adviser and the results of our operations.

Periods of market volatility could occur in response to pandemics or other events outside of our control. We, GC Advisors, and the portfolio companies in which we invest in could be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, such as acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism, labor strikes, major plant breakdowns, pipeline or electricity line ruptures, failure of technology, defective design and construction, accidents, demographic changes, government macroeconomic policies, social instability, and cyberattacks etc.). Some force majeure events could adversely affect the ability of a party (including us, GC Advisors, a portfolio company or a counterparty to us, GC Advisors, or a portfolio company) to perform its obligations until it is able to remedy the force majeure event. In addition, force majeure events, such as the cessation of the operation of equipment for repair or upgrade, could similarly lead to the unavailability of essential equipment and technologies. These risks could, among other effects, adversely impact the cash flows available from a portfolio company, cause personal injury or loss of life, including to a senior manager of GC Advisors or its affiliates, damage property, or instigate disruptions of service. In addition, the cost to a portfolio company or us of repairing or replacing damaged assets resulting from such force majeure event could be considerable. It will not be possible to insure against all such events, and insurance proceeds received, if any, could be inadequate to completely or even partially cover any loss of revenues or investments, any increases in operating and maintenance expenses, or any replacements or rehabilitation of property. Certain events causing catastrophic loss could be either uninsurable, or insurable at such high rates as to adversely impact us, GC Advisors, or portfolio companies, as applicable. Force majeure events that are incapable of or are too costly to cure could have permanent adverse effects. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which we invest or our portfolio companies operate specifically. Such force majeure events could result in or coincide with: increased volatility in the global securities, derivatives and currency markets; a decrease in the reliability of market prices and difficulty in valuing assets; greater fluctuations in currency exchange rates; increased risk of default (by both government and private issuers); further social, economic, and political instability; nationalization of private enterprise; greater governmental involvement in the economy or in social factors that impact the economy; government quarantine and curfew measures (including restrictions on travel or meetings); less governmental regulation and supervision of the securities markets and market participants and decreased monitoring of the markets by governments or self-regulatory organizations and reduced enforcement of regulations; limited activity by, or limitations on, the activities of investors in such markets; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e., a market freeze); unavailability of currency hedging techniques; substantial, and in some periods extremely high, rates of inflation, which can last many years and have substantial negative effects on credit and securities markets as well as the economy as a whole; recessions; and difficulties in obtaining and/or enforcing legal judgments. Any of the foregoing could materially and adversely impact our value and performance of our investments as well as our ability to source, manage and divest investments and achieve our investment objectives, all of which could result in material losses. In addition, our operations could be significantly impacted, or even halted, either temporarily or on a long-term basis, as a result of some of the foregoing.

Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more portfolio companies or its assets, could result in a loss to us, including if the investment in such portfolio companies is canceled, unwound or acquired (which could result in inadequate compensation). Any of the foregoing could therefore adversely affect the performance of us and our investments.

We could experience fluctuations in our monthly operating results.

We could experience fluctuations in our monthly operating results due to a number of factors, including the interest rate payable on any borrowings and the interest rate payable on the debt securities we acquire, the default rate on such securities, the number and size of investments we originate or acquire, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. In light of these factors, results for any period should not be relied upon as being indicative of our performance in future periods.

Political uncertainty could adversely affect our business.

U.S. and non-U.S. markets could experience political uncertainty and/or change that subject our investments to heightened risks, including the risks related to the effect on world leaders and governments of the wars in Eastern Europe and the Middle East, dissemination of misinformation and the use of new technologies, such as AI, and the risk of a global health pandemic.

These heightened risks could include, but are not limited to: greater fluctuations in currency exchange rates; increased risk of default (by both government and private issuers); greater social, trade, economic and political instability (including the risk of widespread war or terrorist activity); greater governmental involvement in the economy; less governmental supervision and regulation of the securities markets and market participants; controls or restrictions on foreign investment, capital controls and limitations on repatriation of invested capital and on the ability to exchange currencies; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e., a market freeze); unavailability of currency hedging techniques; and slower clearance. While the current U.S. administration has signaled a reduced emphasis on regulation, past U.S. administrations supported an enhanced regulatory agenda. Changes in regulation can impose greater costs on certain sectors, including financial services, or otherwise impact the competitive environment for obligors, which could adversely impact us and our clients. During times of political uncertainty, global markets often become more volatile. There could also be a lower level of monitoring and regulation of markets while a country is experiencing political uncertainty, and the activities of investors in such markets and enforcement of existing regulations could become more limited. Markets experiencing political uncertainty could have substantial, and in some periods extremely high, rates of inflation for many years. Geopolitical events can cause supply chain and raw material shortages. These events can also lead to military or other conflicts or sanctions that could adversely impact obligors who are sanctioned persons, are located in a sanctioned country or a country that is involved in a conflict, or who do business with a sanctioned person or country or with a country that is involved in a conflict. Conversely, changes in enforcement priorities could impact the ability or cost of doing business in particular jurisdictions. Inflation and rapid fluctuations in inflation rates typically have negative effects on countries’ economies and markets. Tax laws could change materially, and any changes in tax laws could have an unpredictable effect on us, our investments and our investors. The current U.S. administration has also implemented tariffs, including against certain of the nation’s most significant trading partners, which could lead to supply shortages and higher costs, potentially impacting the profitability of borrowers. There can be no assurance that political changes will not cause us to suffer losses. Military actions, such as the recent wars in Eastern Europe and the Middle East, can disrupt the economy and affect our investments and investors. Sanctions could adversely impact certain obligors that have business dealings with a sanctioned country or a country that is otherwise involved in a conflict. Military actions can be unpredictable and cause second order effects that are difficult to predict or ascertain. Military actions can also cause volatility in prices for raw and finished goods, further social unrest, cause changes in consumer demand, and affect other business conditions. There can be no assurance that political changes will not cause us or our investors to suffer losses.

The current state of the economy and volatility in the global financial markets could have a material adverse effect on our business, financial condition and results of operations.

The U.S. and global capital markets experienced extreme volatility and disruption in recent years, leading to periods of recessionary conditions and depressed levels of consumer and commercial spending. For instance, monetary policies of the Federal Reserve and political uncertainty resulting from recent events, including changes to U.S. trade policies, the provisional application of the EU-UK Trade and Cooperation Agreement and ongoing conflicts in Eastern Europe and the Middle East and related responses, has led to, from time to time, disruption and instability in the global markets. Disruptions in the capital markets increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. We cannot assure you that these conditions will not occur or will not worsen if they do. If conditions worsen, a prolonged period of market illiquidity could have a material adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could limit our investment originations, limit our ability to grow and negatively impact our operating results.

The occurrence of any of these above event(s) could have a significant adverse impact on the value and risk profile of the Fund’s portfolio. The Fund does not know when or how long the securities markets could be affected by similar events and cannot predict the effects of similar events in the future on the U.S. economy and securities markets. Non-investment grade and equity securities tend to be more volatile than investment-grade fixed income securities; therefore, these events and other market disruptions could have a greater impact on the prices and volatility of non-investment grade and equity securities than on investment-grade fixed income securities. There can be no assurances that similar events and other market disruptions will not have other material and adverse implications. Additionally, should the U.S. economy be adversely impacted by increased volatility in the global financial markets, loan and asset growth and liquidity conditions at U.S. financial institutions, could deteriorate.

New or modified laws or regulations governing our operations could adversely affect our business.

We and our portfolio companies are subject to regulation by laws at the U.S. federal, state and local levels. These laws and regulations, as well as their interpretation, could change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations and interpretations could also come into effect. For example, to the extent a U.S. presidential administration supported an enhanced regulatory agenda, it could impose greater costs on all sectors and on financial services companies in particular. Any such new or changed laws or regulations could have a material adverse effect on our business, and political uncertainty could increase regulatory uncertainty in the near term. Furthermore, if regulatory capital requirements from Dodd-Frank, Basel III or other regulatory action are imposed on lenders that provide us with financing, the lenders may be required to limit, or increase the cost of, financing they provide to us. Among other things, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

The effects of legislative and regulatory proposals directed at the financial services industry or affecting taxation, could negatively impact the operations, cash flows or financial condition of us or our portfolio companies, impose additional costs on us or our portfolio companies, intensify the regulatory supervision of us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies. In addition, if we do not comply with applicable laws and regulations, we could lose any licenses that we then hold for the conduct of our business and could be subject to civil fines and criminal penalties.

We may invest in securities of issuers that are subject to governmental and non-governmental regulations, including by federal and state regulators and various self-regulatory organizations. Companies participating in regulated activities could incur significant costs to comply with these laws and regulations. If a company in which we invest fails to comply with an applicable regulatory regime, it could be subject to fines, injunctions, operating restrictions or criminal prosecution, any of which could materially and adversely affect the value of our investment.

Additionally, changes to the laws and regulations governing our operations, including those associated with RICs, could cause us to alter our investment strategy in order to avail ourselves of new or different opportunities or result in the imposition of corporate-level taxes on us. Such changes could result in material differences to our strategies and plans and could shift our investment focus from the areas of expertise of GC Advisors to other types of investments in which GC Advisors could have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment. If we invest in commodity interests in the future, GC Advisors could determine not to use investment strategies that trigger additional regulation by the U.S. Commodity Futures Trading Commission, or the CFTC, or could determine to operate subject to CFTC regulation, if applicable. If we or GC Advisors were to operate subject to CFTC regulation, we could incur additional expenses and would be subject to additional regulation.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business, financial condition and results of operations.

We incur significant costs as a result of having securities registered under the Exchange Act.

We will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act and other rules implemented by the SEC.

We are an “emerging growth company,” and we do not know if such status will make our Common Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earliest of:

•	the last date of the fiscal year during which we had total annual gross revenues first exceed $1.235 billion;

•	the last day of the fiscal year ending after the fifth anniversary of any initial public offering of our Common Shares;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•	the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

However, we are not likely to lose our status as an emerging growth company as a result of being deemed a “large accelerated filer” because there is not, and there is not expected to be, a trading market for our Common Shares.

As an emerging growth company, we are eligible to take advantage of some or all of the reduced regulatory and disclosure requirements permitted by the JOBS Act and, as a result, some investors could consider our Common Shares less attractive. For example, while we are an emerging growth company and/or a non-accelerated filer within the meaning of the Exchange Act, we can take advantage of an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting. This could increase the risk that material weaknesses or other deficiencies in our internal control over financial reporting go undetected.

Our compliance with Section 404 of the Sarbanes-Oxley Act involves significant expenditures, and non-compliance with Section 404 of the Sarbanes-Oxley Act would adversely affect us and the value of our Common Shares.

We are subject to the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC. Our management is required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC. As such, we are required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a result, we expect to incur expenses that could negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of management’s time and attention. We cannot ensure that our evaluation, testing and remediation process is effective or that our internal controls over financial reporting will be effective. In the event that we are unable to maintain compliance with Section 404 of the Sarbanes-Oxley Act and related rules, we and the NAV of our securities would be adversely affected.

We could invest through various joint ventures.

From time to time, the Fund could hold a portion of its investments through partnerships, joint ventures, securitization vehicles or other entities with third-party investors (collectively, “joint ventures”). Joint venture investments involve various risks, including the risk that we will not be able to implement investment decisions or exit strategies because of limitations on our control under applicable agreements with joint venture partners, the risk that a joint venture partner could become bankrupt or could at any time have economic or business interests or goals that are inconsistent with those of us, the risk that a joint venture partner could be in a position to take action contrary to our objectives, the risk of liability based upon the actions of a joint venture partner and the risk of disputes or litigation with such partner and the inability to enforce fully all rights (or the incurrence of additional risk in connection with enforcement of rights) one partner could have against the other, including in connection with foreclosure on partner loans, because of risks arising under state law. In addition, we could, in certain cases, be liable for actions of its joint venture partners. The joint ventures in which we participate could sometimes be allocated investment opportunities that might have otherwise gone entirely to us, which could reduce our return on equity. Additionally, our joint venture investments could be held on an unconsolidated basis and at times could be highly leveraged. Such leverage would not count toward the investment limits imposed on us by the 1940 Act. We do not intend to create or acquire primary control of any entity that primarily engages in investment activities in securities and other assets other than joint ventures or entities wholly owned by us.

We are subject to risks associated with investing alongside other third parties.

We will invest in joint ventures alongside third parties through joint ventures, partnerships or other entities in the future. Such investments could involve risks not present in investments where a third party is not involved, including the possibility that such third party could at any time have economic or business interests or goals which are inconsistent with ours, or could be in a position to take action contrary to our investment objectives. In addition, we could in certain circumstances be liable for actions of such third party.

More specifically, joint ventures involve a third party that has approval rights over activity of the joint venture. The third party could take actions that are inconsistent with our interests. For example, the third party could decline to approve an investment for the joint venture that we otherwise want the joint venture to make. A joint venture could also use investment leverage which magnifies the potential for gain or loss on amounts invested. Generally, the amount of borrowing by the joint venture is not included when calculating our total borrowing and related leverage ratios and is not subject to asset coverage requirements imposed by the 1940 Act. If the activities of the joint venture were required to be consolidated with our activities because of a change in GAAP rules or Staff interpretations, it is likely that we would have to reorganize any such joint venture.

Technological innovations and industry disruptions could negatively impact us.

In the current period of technological and commercial innovation, startup and other companies have found success disrupting traditional approaches to industry or market practices, and the frequency of such disruptions is expected to increase. Such disruptions could negatively impact us and our investments, alter market practices on which our investment strategy depends to create investment returns, significantly disrupt the market in which we operate, or subject us to increased competition.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which could, in turn, negatively affect the value of our Common Shares and our ability to pay distributions.

Our business depends on the communications and information systems of GC Advisors and its affiliates. GC Advisors and the Administrator are heavily reliant on the information technology infrastructure, processes and procedures of Golub Capital, which has devoted significant resources to developing effective and reliable information technology systems. Information technology changes rapidly, however, and Golub Capital could fail to stay ahead of such advances. Moreover, Golub Capital could find itself a target of cyberattacks, including cyber espionage, malware, ransomware, and other types of hacking. If any of the Golub Capital information technology systems do not operate properly or are disabled, whether as a result of tampering or a breach of network security systems or otherwise, we and Golub Capital could suffer, among other consequences, financial loss, disruption of businesses and reputational damage and, in the case of Golub Capital, liability to clients. While steps have been taken to mitigate the risk and impact of such attacks, no system is fully attack-proof, and a cyberattack could have an adverse impact on us.

In addition, Golub Capital’s operations rely on the secure processing, storage and transmission of confidential and other information in its computer systems and networks. Although Golub Capital takes protective measures, its computer systems, software and networks could be vulnerable to unauthorized access, theft, misuse, computer viruses or other malicious code and other events that could have an impact on security. We, GC Advisors and the Administrator rely on third-party service providers for certain aspects of their business. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of the operations and could affect their reputation, which could have an adverse effect on us.

We are subject to risks related to social media.

The use of social networks, message boards, and other online channels has become widespread. Information or misinformation can now be disseminated broadly without relying on traditional media intermediaries. Information can spread rapidly across large segments of the population without any independent verification as to its accuracy, leading to the spread of misinformation. Misinformation regarding Golub Capital, its clients and their respective portfolio companies could spread using these online channels, resulting in material and adverse effects on the foregoing, including the Fund.

Failure or alleged failure to comply with applicable data protection and privacy laws and regulations could subject us to ongoing costs and, in some cases, fines and reputational harm.

We and GC Advisors and its affiliates are subject to numerous laws and regulations in various jurisdictions relating to privacy and the storage, sharing, use, processing, disclosure and protection of information that we and our affiliates hold. The EU’s General Data Protection Regulation, the Cayman Islands Data Protection Act (2021 Revision), and the California Consumer Privacy Act of 2018, as amended, are recent examples of such laws, and we anticipate new privacy and data protection laws and regulations will be passed in other jurisdictions in the future. For example, the SEC has adopted changes to Regulation S-P, which requires, among other things, that registered investment advisers notify affected individuals of a breach involving their personal information when there has been an incident that rises to the level of being a reportable breach. In general, these laws and regulations introduce many new obligations on us, GC Advisors and its affiliates and service providers and create new rights for parties who have given any of us their personal information, such as investors and others. The scope of data protection and privacy laws and regulations is rapidly evolving, and such laws and regulations are subject to differing interpretations. Any inability or perceived inability to adequately address privacy concerns, or comply with applicable laws and regulations, even if unfounded, could result in regulatory and third-party liability, increased costs, disruption to our operations, and reputational damage. Obligations to which we, GC Advisors or its affiliates are subject impose compliance costs and risks of penalties, which could increase significantly as such laws and regulations evolve globally. Moreover, as data protection and privacy laws and regulations continue to develop, it could be more difficult and/or more costly for us, GC Advisors or its affiliates to collect, store, use, transmit and process personal information.

The costs of monitoring, interpreting and, where applicable, complying with global data protection and privacy laws and regulations could have a material adverse effect on the business, results of the operations and financial condition of us, GC Advisors or its affiliates, and of our portfolio companies. The continued development of these laws and regulations and their interpretations could increase compliance costs, restrict our, GC Advisors or its affiliates’ ability to offer services in certain locations, require changes to business practices, result in negative publicity or significant costs or penalties associated with litigation and/or regulatory action, all of which could adversely affect our business, financial conditions and results of operations, including affecting investment returns.

While we, GC Advisors and its affiliates take reasonable efforts to comply with data protection and privacy laws and regulations, it is possible that we and GC Advisors will not be able to accurately anticipate the ways in which regulators and courts will apply or interpret these laws, and there can be no assurance that we or GC Advisors or its affiliates will not be subject to regulatory or individual legal action, including fines, in the event of a security incident, alleged non-compliance with applicable data protection and privacy laws or regulations, or other claim that an individual’s privacy rights have been violated. Many regulators have indicated an intention to take more aggressive enforcement actions regarding data privacy matters, and private litigation resulting from such matters is increasing and resulting in large judgments and settlements.

Cybersecurity risks and cyber incidents could adversely affect our business or the business of our portfolio companies.

The operations of us, Golub Capital, any third-party service provider to us or Golub Capital and our portfolio companies are susceptible to risks from cybersecurity attacks and incidents due to reliance on the secure processing, storage and transmission of confidential and other information in relevant computer systems and networks. Such systems face ongoing cybersecurity threats and attacks which, if successful, could threaten the confidentiality, integrity or availability of the systems and information resources of us or our portfolio companies. A cyber incident could be an intentional attack or an unintentional event and could involve gaining unauthorized access to the information systems of us, Golub Capital or our portfolio companies for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption, including through the introduction of computer viruses, “phishing” attempts and other forms of social engineering. Attacks could also involve ransomware, data exfiltration and publication, or other forms of cyber extortion. Cyber-attacks could also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). Cyber incidents could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists, and other outside parties, or from the malicious or accidental acts of insiders, such as employees, independent contractors or other service providers of or to us, Golub Capital or our portfolio companies. Some factors that could create a heightened risk of a cyber incident include, but are not limited to, the use of remote work and/or third-party service providers, including cloud-based service providers.

Recent geopolitical tensions could have increased the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing. Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The result of these incidents could include disrupted operations such as an adverse effect on ability to communicate and conduct business, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to business relationships.

As our, Golub Capital’s, our portfolio companies’ and each of our third-party service providers’ reliance on technology has increased, so have the risks posed to information systems of ours, Golub Capital, our portfolio companies and each of our third-party service providers. Although Golub Capital takes protective measures, and requires its service providers to take certain steps, these measures and steps, as well as an increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that a cyber incident will not occur, including because cyber-attack techniques are continually evolving, could persist undetected over extended periods of time, and may not be mitigated in a timely manner to prevent or minimize the impact. Cyber incidents of whatever nature, and a failure to provide regulatory or other notifications concerning such incidents as required, could potentially negatively impact the financial results, operations or confidential information of us, Golub Capital or our portfolio companies, cause financial loss, increased costs, disruption to business, liability to counterparties or other parties, regulatory actions (and resulting fines or other penalties), negative publicity or reputational damage. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. Cybersecurity risks require continuous and increasing attention and other resources, which attention diverts time and other resources from other activities of ours, Golub Capital and our portfolio companies. Although Golub Capital has established business continuity plans and risk management systems designed to reduce the risks associated with cybersecurity, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats could emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because we do not directly control the cybersecurity systems of issuers in which we may invest, trading counterparties or third-party service providers to us. Such entities have experienced cyber-attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cybersecurity breaches could not be detected. There can be no assurance that efforts undertaken by us, Golub Capital or our portfolio companies will be effective, or that we will not suffer losses relating to cyber-attacks on us, our service providers, trading counterparties or our portfolio companies.

Moreover, cybersecurity has become a regulatory and enforcement priority in many jurisdictions around the world, with many having proposed or already enacted laws requiring companies to provide notifications of certain data security breaches. The costs of monitoring, interpreting and, where applicable, complying with these laws could have a material adverse effect on the business, results of the operations and financial condition of us, Golub Capital and of our portfolio companies.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we could make additional investments in that portfolio company as “follow-on” investments in seeking to:

•	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	preserve or enhance the value of our investment.

We have discretion to make follow-on investments, subject to the availability of capital resources and the provisions of the 1940 Act. Failure on our part to make follow-on investments could, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or could result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we could elect not to make a follow-on investment because we could not want to increase our level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements (including our order) or the desire to achieve or maintain our RIC tax treatment.

Special considerations for certain benefit plan investors.

We intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” under ERISA and the Plan Asset Regulation. In this regard, to the extent any class of our Common Shares is not considered “publicly-offered securities” within the meaning of the Plan Asset Regulation, we intend to satisfy another exception to holding “plan assets” within the meaning of the Plan Asset Regulation, including limiting investment by, or prohibiting investment from, “benefit plan investors” in one or more classes of our Common Shares. However, there can be no guarantee or assurance that the conditions of the “publicly-offered securities” exception or another exception to the Plan Asset Regulation will be satisfied.

If, notwithstanding our intent, our assets were deemed to be “plan assets” of any shareholder that is a “benefit plan investor” under the Plan Asset Regulation, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Investment Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the “benefit plan investor” any profit realized on the transaction and (ii) reimburse the benefit plan investor for any losses suffered by the benefit plan investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. The fiduciary of a benefit plan investor who decides to invest in us could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in us or as co-fiduciaries for actions taken by or on behalf of us or the Investment Adviser. With respect to a benefit plan investor that is an individual retirement account (an “IRA”) that invests in us, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

In this respect we may require any person proposing to acquire our Common Shares to furnish such information as could be necessary to determine compliance with an exception under ERISA or the Plan Asset Regulation, including whether such person is a benefit plan investor. In addition, we have the power to (a) exclude any shareholder or potential shareholder from purchasing our Common Shares and (b) prohibit any redemption of our Common Shares if our Investment Adviser determines that there is a substantial likelihood that such holder’s purchase, ownership or redemption of Common Shares would result in our assets to be characterized as “plan assets,” for purposes of the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, and all of our Common Shares shall be subject to such terms and conditions.

Prospective investors should carefully review the matters discussed under “Certain ERISA Considerations” and should consult with their own advisors as to the consequences of making an investment in the Fund.

The NAV of our Common Shares could fluctuate significantly.

The NAV and liquidity, if any, of the market for our Common Shares could be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•	changes in regulatory policies, accounting pronouncements or tax guidelines, particularly with respect to RICs or BDCs;

•	loss of RIC or BDC status;

•	changes in market interest rates and decline in the price of debt;

•	changes in earnings or variations in operating results;

•	changes in the value of our portfolio of investments;

•	changes in accounting guidelines governing valuation of our investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

•	departure of either of our Investment Adviser or certain of its respective key personnel;

•	general economic trends and other external factors; and

•	loss of a major funding source.

We and/or our portfolio companies could be materially and adversely impacted by global climate change.

Climate change is widely considered to be a significant threat to the global economy. Our business operations and our portfolio companies could face risks associated with climate change, including risks related to the impact of climate-related legislation and regulation (both domestically and internationally), risks related to climate-related business trends (such as the process of transitioning to a lower-carbon economy), and risks stemming from the physical impacts of climate change, such as the increasing frequency or severity of extreme weather events and rising sea levels and temperatures.

We are subject to risks related to corporate social responsibility.

GC Advisors has the discretion to consider qualitative and reputational risks in the investment decision-making process in accordance with its Responsible Investing and Corporate Responsibility policy. In general, GC Advisors seeks to identify and assess risk factors related to operational practices, policies, and impacts that it believes could materially impact the performance of potential investments prior to making such investments. GC Advisors typically evaluates the materiality of such risk factors based on its assessment of their potential contribution to the credit risk of the investment.

Businesses, including ours, face increasing public scrutiny related to certain topics that may be considered as part of responsible investing, including environmental, social and governance, or “ESG,” activities. A variety of organizations measure the performance of companies on such topics, and the results of these assessments are widely publicized. If such ratings or performance assessments by these organizations do not meet the standards set by such investors or our shareholders, they may choose to exclude our securities from their investments. In addition, certain major institutional investors have publicly emphasized the importance of such measures to their investment decisions.

Our brand and reputation could be negatively impacted if we fail to act responsibly (or are perceived to have failed to act responsibly) in a number of areas, such as considering responsible investing factors in our investment processes. Adverse incidents with respect to responsible investing activities could impact the value of our brand and our relationships with investors, private equity sponsors, or portfolio companies which could adversely affect our business and results of operations. At the same time, there are various approaches to responsible investing activities and divergent views on the consideration of certain responsible investing topics. These differing views increase the risk that any action or lack thereof with respect to our Investment Adviser’s consideration of responsible investing practices will be perceived negatively.

“Anti-ESG” sentiment has also gained momentum across the U.S., with a growing number of states, federal agencies, the executive branch and Congress having enacted or proposed “anti-ESG” policies, legislation or issued related legal opinions and engaged in related investigations and litigation. If investors subject to such legislation view our practices as being in contradiction of such “anti-ESG” policies, legislation or legal opinions, such investors may not invest in us and it could negatively impact the price of our Common Shares. In addition, corporate diversity, equity and inclusion (“DEI”) practices have recently come under increasing scrutiny. For example, some advocacy groups and federal and state officials have asserted that the U.S. Supreme Court’s decision striking down race-based affirmative action in higher education in June 2023 should be analogized to private employment matters and private contract matters and several media campaigns and cases alleging discrimination based on such arguments have been initiated since the decision. Additionally, in January 2025, President Trump signed a number of Executive Orders focused on DEI, which indicate continued scrutiny of DEI initiatives and potential related investigations of certain private entities with respect to DEI initiatives, including publicly-traded companies. Further, asset managers have been subject to recent scrutiny related to responsible investing-focused industry working groups, initiatives and associations, including organizations advancing action to address climate change or climate-related risk. Such scrutiny could expose GC Advisors to the risk of antitrust investigations or challenges by federal authorities, result in reputational harm and discourage certain investors from investing in us. If GC Advisors does not successfully manage expectations across these varied interests, it could erode trust, impact our and their reputation and constrain our investment and fundraising opportunities. Such scrutiny of both ESG and DEI related practices could expose GC Advisors to the risk of litigation, investigations or challenges by federal or state authorities or result in reputational harm.

Additionally, certain regulations related to responsible investing across a variety of jurisdictions could adversely affect our business. For example, California has adopted statutes requiring companies doing business in the state and which exceed certain revenue thresholds to report on climate-related risks, as well as greenhouse gas emissions. Moreover, on January 5, 2023, the Corporate Sustainability Reporting Directive came into effect and, though it has been subject to subsequent delays in implementation and substantive changes to scoping, requires a broad range of companies, including non-EU companies with significant turnover and a legal presence in EU markets, to produce detailed reports on sustainability-related matters within their financial statements. There can be no assurance that adverse developments with respect to these laws will not adversely affect our assets or the returns from those assets. One or more of our portfolio companies may fall within the scope of such reporting laws and this may lead to increased management burdens and costs. There is also a risk that a significant reorientation in the market following the implementation of regulations could be adverse to our portfolio companies if they are perceived to be less valuable as a consequence of, for example, their carbon footprint or “greenwashing” (i.e., the holding out of a product as having green or sustainable characteristics where this is not, in fact, the case). We are, and our portfolio companies could be, or could in the future become subject to the risk that similar measures might be introduced in other jurisdictions. At this time, there is uncertainty regarding the scope of such proposals or when they would become effective (if at all). Compliance with any new laws or regulations increases our regulatory burden and could make compliance more difficult and expensive, affect the manner in which we or our portfolio companies conduct our businesses and adversely affect our profitability.

We are subject to risks related to the Investment Adviser’s expansion to new jurisdictions.

GC Advisors is expanding its global footprint and opening offices in several new jurisdictions to improve outreach to prospective investors in such jurisdictions. Such expansion subjects its operations to the legal and regulatory regimes of these jurisdictions and could adversely affect us. These risks include, but are not limited to, increased compliance costs, loss of management attention and time, and increased competition for capital allocations.

We are subject to risks related to fraud or misrepresentation in the investment process.

Any investment in an issuer carries the risk that the issuer will make a material misrepresentation or omission in connection with the investment. Such inaccuracy or incompleteness could adversely affect, among other things, the valuation of collateral underlying loans or other debt obligations, our ability to perfect or effectuate a lien on the collateral securing a loan or other debt obligation, the financial condition of the issuer or the business prospects of the issuer. We, as well as subsidiaries through which we may obtain indirect leveraged exposure to the underlying obligors or issuers of underlying loans, will rely upon the accuracy and completeness of representations made by the underlying obligors or issuers to the extent reasonable. However, there can be no guarantee that these representations are accurate or complete.

Item 2.	Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

We are a Delaware statutory trust structured as an externally managed, non-diversified closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. We are externally managed by GC Advisors, which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. GC Advisors is registered as an investment adviser with the SEC. We also intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under the Code.

Under our Investment Advisory Agreement, we pay the Investment Adviser a management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we reimburse the Administrator for costs and expenses including, but not limited to, those related to the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including fees and expenses associated with performing compliance functions and our allocable portion of the costs of our chief compliance officer and chief financial officer and their respective staffs.

Our investment objective is to generate current income and capital appreciation. Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) directly or indirectly in private credit investments (loans, bonds and other credit and related instruments that are issued in private offerings or issued by private companies). If we change our 80% test, we will provide shareholders with at least 60 days’ notice of such change.

Under normal circumstances, we expect that the majority of our portfolio will be directly or indirectly invested in privately originated and privately negotiated investments, predominantly through direct lending to U.S. private companies in the middle-market in the form of one stop loans (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) and other senior secured loans. We will also selectively invest in second lien and subordinated loans (including loans that rank senior only to a borrower’s equity securities and ranks junior to all of such borrower’s other indebtedness in priority of payment) of private companies. We also expect to, including potentially to a significant extent, invest in liquid credit instruments, including secured floating rate syndicated loans (e.g., broadly syndicated loans), securitized products and corporate bonds. Our portfolio may, but will not necessarily, initially be comprised of a greater percentage of such instruments than it will as our investment program matures, though the exact allocation may vary from time to time depending on market conditions and available investment opportunities. Our portfolio may also include other credit-related investments, including, without limitation, structured and synthetic debt investments and debt investments accompanied by equity securities, preferred equity and, to a limited extent, common equity investments not associated with a debt investment.

Under normal conditions, we expect to make investments that typically will have position sizes under 1% of our portfolio, on average. We expect to selectively invest more than 1% of our portfolio in some of our portfolio companies and generally expect that the size of our individual investments will vary proportionately with the size of our capital base, particularly during the period prior to raising sufficient capital, which may result in larger individual investments when and if our capital base increases. We may invest in companies of any size or capitalization.

We intend to primarily invest in U.S. middle-market companies and, to the extent we invest in foreign companies, we intend to do so in accordance with the limits of the 1940 Act applicable to BDCs and only in jurisdictions with, in our view, established legal frameworks and a history of respecting creditors’ rights as well as investment grade sovereign credit ratings, which generally includes countries that are members of the OECD such as the United Kingdom, countries that are members of the European Union, as well as Canada, Australia and Japan, among others. Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other funds affiliated with Golub Capital. We expect to co-invest with other funds affiliated with Golub Capital. See “Item 1. Business—Investment Criteria/Guidelines.”

We generally expect to invest in instruments that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These investments, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of the Fund’s debt investments have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which may increase the Fund’s risk of losing part or all of its investment.

We intend to finance our investments with borrowed money. The amount of leverage that we employ depends on GC Advisors’ and our Board of Trustees’ assessment of market and other factors at the time of any proposed borrowing. While we intend to target a leverage ratio of 0.85x to 1.25x debt-to-equity, we can exceed, deviate from and/or modify this target leverage ratio in our discretion, including for example during our ramp-up period, during periods when we are experiencing unusual market volatility or other unexpected conditions, in connection with material acquisitions or otherwise in the Investment Adviser’s discretion based on market conditions. We could issue senior debt securities to banks, insurance companies and other lenders, issue unsecured debt or notes through one or more wholly-owned CLOs, borrow under one or more credit facilities from banks or other affiliated or unaffiliated parties, including Golub Capital or its affiliates, and/or enter into reverse repurchase agreements or similar transactions. Under the terms of our Declaration of Trust, the Board of Trustees may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act.

In addition, investment in leveraged companies involves a number of significant risks. Leveraged companies in which we invest could have limited financial resources and could be unable to meet their obligations under their debt securities that we hold.

See “Item 1. Business—Investment Criteria/Guidelines” for more information about our investment strategies. Our investments are subject to a number of risks. See “Item 1A. Risk Factors.”

Revenues

We will generate revenue in the form of interest and fee income on debt investments and capital gains and distributions, if any, on portfolio company investments that we originate or acquire. Our debt investments, whether in the form of senior secured, one stop, second lien or subordinated loans, will typically have a term of three to seven years and bear interest at a fixed or floating rate. In some instances, we will receive payments on our debt investments based on scheduled amortization of the outstanding balances. In addition, we will receive repayments of some of our debt investments prior to their scheduled maturity date. The frequency or volume of these repayments will fluctuate significantly from period to period. Our portfolio activity will also reflect the proceeds of sales of securities. In some cases, our investments will provide for deferred interest payments or PIK interest. The principal amount of loans and any accrued but unpaid interest generally will become due at the maturity date. In addition, we will generate revenue in the form of commitment, origination, amendment, structuring or due diligence fees, fees for providing managerial assistance, administrative agent fees and consulting fees. Loan origination fees, original issue discount and market discount or premium will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums on loans as fee income. For additional details on revenues, see “Critical Accounting Policies—Revenue Recognition.” We will recognize realized gains or losses on investments based on the difference between the net proceeds from the disposition and the amortized cost basis of the investment or derivative instrument, without regard to unrealized gains or losses previously recognized. We will record current period changes in fair value of investments and derivative instruments that are measured at fair value as a component of the net change in unrealized appreciation (depreciation) on investment transactions in the Consolidated Statements of Operations.

Expenses

The Fund’s primary operating expenses include the payment of fees to GC Advisors under the Investment Advisory Agreement and interest expense on our outstanding debt. The Fund expects to bear all other out-of-pocket costs and expenses of our operations and transactions, including, but not limited to:

•	organizational expenses of the Fund;

•	calculating our NAV and/or our net offering price (including the cost and expenses of any independent valuation firm);

•	fees and expenses incurred by GC Advisors and payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for us and in monitoring our investments, performing due diligence on our prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments, which fees and expenses include, among other items, due diligence reports, appraisal reports, any studies commissioned by GC Advisors and travel and lodging expenses;

•	interest payable on debt, if any, incurred by the Fund to finance its investments and expenses related to unsuccessful portfolio acquisition efforts;

•	offerings of the Class S Shares and other securities, including any public or private offering of such securities;

•	investment advisory fees, including management fees and incentive fees;

•	administration fees and expenses payable under the Administration Agreement;

•	fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments in portfolio companies, including costs associated with meeting financial sponsors;

•	fees payable to transaction/brokerage platforms;

•	subscription processing fees and expenses;

•	reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices;

•	fees incurred by the Fund for transfer agent, dividend agent and custodial fees and expenses;

•	fees and expenses payable under any managing dealer and selected dealer agreements, if any;

•	U.S. federal and state registration and franchise fees;

•	all costs of registration and listing of the Fund’s securities on any securities exchange, if applicable;

•	U.S. federal, state and local taxes;

•	Independent Trustees’ fees and expenses;

•	costs of preparing and filing reports or other documents required by the SEC, state securities regulators or other regulators;

•	costs of any reports, proxy statements or other notices to shareholders, including printing costs;

•	costs associated with individual or group shareholders;

•	costs of registration rights granted to certain investors, if any;

•	costs associated with compliance with the Sarbanes-Oxley Act;

•	our allocable portion of any fidelity bond, trustees’ and officers’ errors and omissions liability insurance policies, and any other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

•	costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Investment Adviser or its affiliates for meetings with existing investors and any intermediaries, registered investment advisors, financial and other advisors representing such existing investors;

•	proxy voting expenses; and

•	any and all other expenses incurred by us or the Administrator in connection with administering our business, including payments made under the Administration Agreement based upon the Fund’s allocable portion (subject to the review and approval of the Fund’s Independent Trustees) of the Administrator’s overhead in performing its obligations under the Administration Agreement, including fees and expenses associated with performing compliance functions and the allocable portion of the cost of the Fund’s chief compliance officer and chief financial officer and their respective staffs.

We expect our general and administrative expenses to be relatively stable or decline as a percentage of total assets during periods of asset growth and to increase during periods of asset declines.

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Investment Adviser. The Investment Adviser may elect to pay certain of our expenses on our behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or shareholder servicing and/or distribution fees of the Fund. Any Expense Payment that the Investment Adviser has committed to pay must be paid by the Investment Adviser to us in any combination of cash or other immediately available funds no later than 45 days after such commitment was made in writing, and/or offset against amounts due from us to the Investment Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we shall pay such Excess Operating Funds, or a portion thereof, to the Investment Adviser until such time as all Expense Payments made by the Investment Adviser to the Fund within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” Available Operating Funds means the sum of (i) our net investment income calculated in accordance with GAAP, (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by us at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) our “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, management and incentive fees owed to Investment Adviser, and interest expense, by our net assets.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Investment Adviser has waived its right to receive such payment for the applicable month.

Financial Condition, Liquidity and Capital Resources

Our liquidity and capital resources will be generated primarily from the proceeds of the Offering, the net proceeds of our continuous offering of Common Shares, cash flows from interest, dividends and fees earned from our investments and principal repayments, and our credit facilities.

We intend to use the net proceeds from the Offering to (1) make investments in accordance with our investment strategy and policies, (2) fund interest expense for any borrowings, reduce borrowings and/or repay indebtedness incurred under various financing agreements we may enter into, (3) fund repurchases under our share repurchase program and (4) for general corporate purposes. Generally, our policy will be to pay distributions and operating expenses from cash flow from operation; however, we are not restricted from funding these items from proceeds from the Offering or other sources and may choose to do so, particularly in the earlier part of the Offering.

Revolving Debt Facilities

BANA Credit Facility - Effective December 31, 2025, we assumed, in connection with the GPIF S Purchase Agreement, GPIF S Funding’s revolving credit and security agreement (as amended and restated on December 31, 2025, the “BANA Credit Facility”) with the Fund, as servicer, Bank of America, N.A., as administrative agent and sole lender, and Computershare Trust Company, N.A., as collateral custodian, which, as of December 31, 2025, permits us to borrow up to $425.0 million at any time outstanding, subject to leverage and borrowing base restrictions.

Adviser Revolver - On December 23, 2025, we entered into an unsecured revolving credit facility with the Investment Adviser (“Adviser Revolver”), which, as of December 31, 2025, permits us to borrow up to $100 million at one time outstanding. We entered into the Adviser Revolver in order to have the ability to borrow funds on a short-term basis and generally intend to repay borrowings under the Adviser Revolver within 30 to 45 days from which they are drawn.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following items as critical accounting estimates.

Fair Value Measurements

The Valuation Designee is responsible for determining the fair value of our portfolio investments, subject to the oversight of the Board of Trustees. The Valuation Designee will value investments for which market quotations are readily available at their market quotations. However, a readily available market value is not expected to exist for many of the investments in our portfolio, and the Valuation Designee will value these portfolio investments at fair value as determined in good faith, subject to oversight by our Board of Trustees, in accordance with our valuation policy and process.

In accordance with Rule 2a-5 under the 1940 Act, our Board of Trustees has designated GC Advisors to be the Valuation Designee for the Fund. GC Advisors is responsible for determining the fair value of our portfolio investments, subject to the oversight of the Board of Trustees.

Valuation methods include comparisons of the portfolio companies to peer companies that are public, determination of the enterprise value of a portfolio company, discounted cash flow analysis and a market interest rate approach. The factors that are taken into account in fair value pricing investments include: available current market data, including relevant and applicable market trading and transaction comparables; applicable market yields and multiples; security covenants; call protection provisions; information rights; the nature and realizable value of any collateral; the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business; comparisons of financial ratios of peer companies that are public; comparable merger and acquisition transactions; and the principal market and enterprise values. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments can differ significantly from the values that would have been used had a readily available market value existed for such investments and differ materially from values that are ultimately received or settled.

With respect to investments that are not publicly traded or whose market price is not otherwise (a) readily available or (b) provided via a third-party pricing service or other quote, our Valuation Designee expects to undertake a multi-step valuation process each month (or more frequently, as may be determined by the Valuation Designee), as described below:

•	The monthly valuation process will begin with each portfolio investment being initially valued either by (i) the professionals of the Valuation Designee responsible for the valuation function or (ii) IVPs that have been engaged to support the valuation of portfolio investments.

•	Preliminary valuation conclusions are then documented and discussed with our senior management and the Valuation Designee.

•	Each month, the valuation for substantially all portfolio investments (subject to a de minimis threshold) will either be (i) performed by or (ii) reviewed by an IVP.

•	The Valuation Designee will review the valuation range and/or recommended valuations and determines the fair value of each portfolio investment in good faith.

Determination of fair values involves subjective judgments and estimates. Under current accounting standards, the notes to our consolidated financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our consolidated financial statements.

The Valuation Designee’s fair value methodology will be conducted in accordance with the fair value principles established by ASC Topic 820 for measuring fair value. Fair value is the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters, or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models involve some level of estimation and judgment, the degree of which is dependent on the price transparency for the assets or liabilities or market and the assets’ or liabilities’ complexity. Our fair value analysis, that will be undertaken by the Valuation Designee will include an analysis of the value of any unfunded loan commitments. Assets and liabilities will be categorized for disclosure purposes based upon the level of judgment associated with the inputs used to measure their value. The valuation hierarchical levels are based upon the transparency of the inputs to the valuation of the asset or liability as of the measurement date. The three levels are defined as follows:

Level 1: Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2: Inputs include quoted prices for similar assets or liabilities in active markets and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the assets or liabilities.

Level 3: Inputs include significant unobservable inputs for the assets or liabilities and include situations where there is little, if any, market activity for the assets or liabilities. The inputs into the determination of fair value are based upon the best information available and could require significant management judgment or estimation.

In certain cases, the inputs used to measure fair value could fall into different levels of the fair value hierarchy. In such cases, an asset’s or a liability’s categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and we consider factors specific to the asset or liability. The Valuation Designee assesses the levels of assets and liabilities at each measurement date, and transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfers. The following section describes the valuation techniques used by us to measure different assets and liabilities at fair value and includes the level within the fair value hierarchy in which the assets and liabilities are categorized.

Level 1 investments are valued using quoted market prices. Level 2 investments are valued using market consensus prices that are corroborated by observable market data and quoted market prices for similar assets and liabilities. Level 3 investments are valued at fair value based on unobservable inputs significant to their fair value as determined in good faith by the Valuation Designee and may be based on input of the Valuation Designee’s personnel and independent valuation firms that have been engaged by or at the direction of the Valuation Designee.

When determining fair value of Level 3 portfolio investments, the Valuation Designee may take into account the following factors, where relevant: the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons to publicly traded securities, and changes in the interest rate environment and the credit markets generally that could affect the price at which similar investments could be made and other relevant factors. One of the primary methods for determining enterprise value uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s EBITDA. A portfolio company’s EBITDA could include pro forma adjustments for items such as acquisitions, divestitures, or expense reductions. The enterprise value analysis is performed to determine the value of equity investments and to determine if debt investments are credit impaired. If debt investments are credit impaired, the Valuation Designee will use the enterprise value analysis or a liquidation basis analysis to determine fair value. For debt investments that are not determined to be credit impaired, the Valuation Designee uses a market interest rate yield analysis to determine fair value.

In addition, for certain debt investments, the Valuation Designee could base its valuation on indicative bid and ask prices provided by an independent third-party pricing service or directly from brokers. Bid prices reflect the highest price that we and others could be willing to pay. Ask prices represent the lowest price that we and others could be willing to accept. The Valuation Designee generally expects to use the midpoint of the independent third-party market “bid” and “ask” quotes to determine the value for portfolio investments but may use another value if the Valuation Designee determines it better represents the investment’s fair value. While market price quotes from third-party pricing sources may be available, the Valuation Designee has the discretion to seek and utilize independent quotes from independent broker dealers to determine the fair value of the applicable portfolio investment. The Valuation Designee may obtain and consider both “bid” and “ask” quotes from either independent third-party vendors or directly from independent brokers.

Due to the inherent uncertainty of determining the fair value of Level 3 investments that do not have a readily available market value, the fair value of the investments could differ significantly from the values that would have been used had a market existed for such investments and could differ materially from the values that may ultimately be received or settled. Further, such investments are generally subject to legal and other restrictions or otherwise are less liquid than publicly traded instruments. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which such investment had previously been recorded. Our investments are subject to market risk. Market risk is the potential for changes in the value due to market changes. Market risk is directly impacted by the volatility and liquidity in the markets in which the investments are traded.

Our most recently determined NAV per share will be available on our website, www.gpifbdc.com, when available.

Revenue Recognition

Our revenue recognition policies are as follows:

Investments and Related Investment Income:  Interest income is accrued based upon the outstanding principal amount and contractual interest terms of debt investments. Original issue discount, market discount or premium and certain loan origination or amendment fees that are deemed to be an adjustment to yield will be capitalized and we will accrete or amortize such amounts over the life of the loan as interest income. For investments with contractual PIK interest, which represents contractual interest accrued and added to the principal balance that generally becomes due at maturity, we will not accrue PIK interest if the portfolio company valuation indicates that the PIK interest is not likely to be collectible. In addition, we could generate revenue in the form of amendment, structuring or due diligence fees, fees for providing managerial assistance, administrative agent fees, consulting fees and prepayment premiums on loans that are not deemed to be an adjustment to yield and record these fees as fee income when earned. Origination fees, original issue discount and market discount or premium are capitalized, and we accrete or amortize such amounts as interest income. We will record prepayment premiums on loans as fee income. Dividend income on preferred equity securities will be recorded as dividend income on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. We will have certain preferred equity securities in our portfolio that contain a PIK dividend provision that are accrued and recorded as income at the contractual rates, if deemed collectible. The accrued PIK and non-cash dividends are capitalized to the cost basis of the preferred equity security and are generally collected when redeemed by the issuer. Dividend income on common equity securities will be recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. Distributions received from limited liability company, or “LLC,” and limited partnership, or “LP,” investments will be evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, we will not record distributions from equity investments in LLCs and LPs as dividend income unless there are sufficient accumulated tax-basis earnings and profits in the LLC or LP prior to the distribution. Distributions that are classified as a return of capital are recorded as a reduction in the cost basis of the investment.

We will account for investment transactions on a trade-date basis. Realized gains or losses on investments will be measured by the difference between the net proceeds from the disposition and the cost basis of investment, without regard to unrealized gains or losses previously recognized. We will report changes in fair value of investments from the prior period that is measured at fair value as a component of the net change in unrealized appreciation (depreciation) on investment transactions in our Consolidated Statements of Operations and fluctuations arising from the translation of foreign exchange rates on investments in unrealized appreciation (depreciation) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations.

Non-accrual loans: Loans may be left on accrual status during the period we are pursuing repayment of the loan. Management reviews all loans that become past due 90 days or more on principal and interest or when there is reasonable doubt that principal or interest will be collected for possible placement on non-accrual status. We generally will reverse accrued interest when a loan is placed on non-accrual. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment. We will restore non-accrual loans to accrual status when past due principal and interest are paid and, in our management’s judgment, are likely to remain current.

Income Taxes

We intend to elect to be treated as a RIC under Subchapter M of the Code. In order to be subject to tax as a RIC, we are required to meet certain source of income and asset diversification requirements, as well as timely distribute to our shareholders dividends for U.S. federal income tax purposes of an amount generally at least equal to 90% of our investment company taxable income, as defined by the Code and determined without regard to any deduction for dividends paid, for each tax year. We intend to make the requisite distributions to our shareholders, which will generally relieve us from U.S. federal income taxes on amounts distributed.

Depending on the level of taxable income earned in a tax year, we may choose to retain taxable income in excess of current year dividend distributions and would generally distribute such taxable income in the next tax year. We could then be required to incur a 4% excise tax on such income. To the extent that we determine that our estimated current year annual taxable income, determined on a calendar year basis, could exceed estimated current calendar year dividend distributions, we accrue excise tax, if any, on estimated excess taxable income as taxable income is earned.

Because federal income tax regulations differ from GAAP, distributions in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes. Differences may be permanent or temporary. Permanent differences are reclassified within capital accounts in the financial statements to reflect their tax character. For example, permanent differences in classification could result from the treatment of distributions paid from short-term gains as ordinary income dividends for tax purposes. Temporary differences arise when certain items of income, expense, gain or loss are recognized at some time in the future.

Distributions

To the extent that the Fund has taxable income available, the Fund intends to make regular monthly distributions and from time to time variable special distributions to its shareholders. Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of our Board of Trustees and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board of Trustees may deem relevant from time to time.

Contractual Obligations

We have entered into an Investment Advisory Agreement with the Investment Adviser to provide us with investment advisory services and the Administration Agreement with the Administrator to provide us with administrative services. Payments for investment advisory services under the Investment Advisory Agreements and reimbursements under the Administration Agreement are described in “Item 1. Business—Investment Advisory Agreement” and “—Administration Agreement.”

We have entered into the Adviser Revolver and the BANA Credit Facility. We intend to establish one or more other credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to-be-determined spreads over a specified reference rate, such as secured overnight financing rate. We cannot assure shareholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. A rise in the general level of interest rates typically will lead to higher interest rates applicable to our debt investments, which could result in an increase in the amount of incentive fees payable to GC Advisors. In addition, a decline in the prices of the debt we own could adversely affect our NAV. Also, an increase in interest rates available to investors could make an investment in our Common Shares less attractive if we are not able to increase our distribution rate, which could reduce the value of our Common Shares.

We plan to invest primarily in illiquid debt securities of private companies. We will value investments for which market quotations are readily available at their market quotations. However, a readily available market value is not expected to exist for many of the investments in our portfolio, and we will value these portfolio investments at fair value as determined in good faith by our Valuation Designee, subject to oversight by our Board of Trustees, in accordance with our valuation policy and process. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each investment while employing a consistently applied valuation process for the investments we hold. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments could fluctuate from period to period. If we were to sell or liquidate a portfolio investment, including, for example, in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. See “—Fair Value Measurements.”

Item 3.	Properties.

We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 200 Park Avenue, 25th Floor, New York, New York 10166 and are provided by the Administrator pursuant to the Administration Agreement. We believe that our office facilities are suitable and adequate for our business.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of February 2, 2026, the beneficial ownership of each current trustee, the Fund’s executive officers, the executive officers and trustees as a group, and each person known to us to beneficially own 5% or more of the outstanding Common Shares. Ownership information for those persons who beneficially own 5% or more of our Common Shares is based upon filings by such persons with the SEC and other information obtained from such persons, if available. Unless otherwise indicated, the Fund believes that each beneficial owner set forth in the table has sole voting and investment power over such Common Shares. Unless otherwise indicated, the address of all executive officers and trustees is c/o Golub Capital Private Income Fund S, 200 Park Avenue, 25th Floor, New York, NY 10166.

	Type of Ownership	Number of Common Shares Owned	Percentage
Interested Trustees
David B. Golub	-	-	-
Christopher C. Ericson	-	-	-
Independent Trustees
John T. Baily	-	-	-
Kenneth F. Bernstein	-	-	-
Lofton P. Holder	-	-	-
Anita J. Rival	-	-	-
William M. Webster IV	-	-	-
Executive Officers Who Are Not Trustees
Wu-Kwan Kit	-	-	-
All Trustees and Executive Officers as a Group (8 persons)	-	-	-

Item 5.	Trustees and Executive Officers

Board of Trustees and its Leadership Structure

Our business and affairs are managed under the direction of our Board of Trustees. Our Board of Trustees consists of seven members, five of whom are not “interested persons” of the Fund, GC Advisors or their respective affiliates as defined in Section 2(a)(19) of the 1940 Act. We refer to these individuals as our “Independent Trustees.” Our Board of Trustees elects our officers, who serve at the discretion of our Board of Trustees. The responsibilities of our Board of Trustees include, among other things, the oversight of our investment activities, the oversight of the Valuation Designee, oversight of our financing arrangements and corporate governance activities.

Oversight of our investment activities extends to oversight of the risk management processes employed by GC Advisors as part of its day-to-day management of our investment activities. Our Board of Trustees reviews risk management processes throughout the year, consulting with appropriate representatives of GC Advisors as necessary and periodically requesting the production of risk management reports or presentations. The goal of our Board of Trustees’ risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that our Board of Trustees’ oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

Our Board of Trustees has established an audit committee and a nominating and corporate governance committee and can establish additional committees from time to time as necessary. The scope of each committee’s responsibilities is discussed in greater detail below. David B. Golub, President of Golub Capital, and therefore an interested person of the Fund, serves as Chairman of our Board of Trustees. Our Board of Trustees believes that it is in the best interests of shareholders for Mr. Golub to lead our Board of Trustees because of his broad experience with the day-to-day management and operation of other investment funds and his significant background in the financial services industry, as described below. Our Board of Trustees does not have a lead Independent Trustee. However, William M. Webster IV, the chairman of the audit committee and the nominating and corporate governance committee, is an Independent Trustee and acts as a liaison between the Independent Trustees and management between meetings of our Board of Trustees. He is involved in the preparation of agendas for board and committee meetings. Our Board of Trustees believes that its leadership structure is appropriate in light of the characteristics and circumstances of the Fund because the structure allocates areas of responsibility among the individual trustees and the committees in a manner that enhances effective oversight. Our Board of Trustees also believes that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between GC Advisors and our Board of Trustees. Each of our trustees has been selected such that our Board of Trustees represents a range of backgrounds and experiences.

Board of Trustees

Our business and affairs are managed under the direction of our Board of Trustees. The responsibilities of our Board of Trustees include, among other things, the oversight of our investment activities, the oversight of the Valuation Designee, oversight of our financing arrangements and corporate governance activities. Our Board of Trustees consists of seven members, five of whom are not “interested persons” of the Fund or of the Investment Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by our Board of Trustees. We refer to these individuals as our Independent Trustees. Our Board of Trustees elects our executive officers, who serve at the discretion of the Board of Trustees.

Trustees

Information regarding the Board of Trustees is as follows:

Name	Year of Birth	Position	Trustee Since

Independent Trustees
John T. Baily	1944	Trustee	2025
Kenneth F. Bernstein	1961	Trustee	2025
Lofton P. Holder	1964	Trustee	2025
Anita J. Rival	1964	Trustee	2025
William M. Webster IV	1957	Trustee	2025
Interested Trustees
David B. Golub	1962	Chief Executive Officer, Chairman and Trustee	2025
Christopher C. Ericson	1980	Chief Financial Officer, Treasurer and Trustee	2025

The address for each trustee is c/o Golub Capital Private Income Fund S, 200 Park Avenue, 25th Floor, New York, NY 10166. While we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board of Trustees will be divided into three classes of trustees serving staggered terms of three years each.

Officers Who Are Not Trustees

We have a total of three officers who are not trustees. Information regarding our officers who are not trustees is as follows:

Name	Year of Birth	Position
Wu-Kwan Kit	1981	Chief Compliance Officer & Secretary
Timothy J. Topicz	1984	Chief Operating Officer
Paul Solini	1984	Chief Accounting Officer
Daniel J. Colaizzi	1983	Managing Director
Robert G. Tuchscherer	1974	Managing Director

The address for each officer is c/o Golub Capital Private Income Fund S, 200 Park Avenue, 25th Floor, New York, NY 10166.

Biographical Information

The following is information concerning the business experience of our Board of Trustees and officers. Our trustees have been divided into two groups—Interested Trustees and Independent Trustees. Interested Trustees are “interested persons” as defined in the 1940 Act.

Independent Trustees

John T. Baily

Mr. John T. Baily brings to the Board of Trustees over three decades of experience in the accounting industry and a substantial background in insurance industry matters. He is a member of the board of directors of GBDC, GDLC, GDLCU and GBDC 4 and the board of trustees of GPIF I, GCRED and the Fund. He also was a member of the board of directors of GBDC 3 and GCIC prior to their mergers with GBDC in 2024 and 2019, respectively. Mr. Baily rejoined the Albright College board of trustees in 2025; Mr. Baily previously served as a member and Chair of the board of trustees from 2003 to 2013. Mr. Baily is a member of the board of directors and serves as the Audit Committee Chair of Endurance U.S. Holding Corp., the U.S. holding company for the Sompo International Group, since 2017. Mr. Baily previously served on the board of directors of RLI Corp. (NYSE) from 2003 to 2023, of Erie Indemnity Company (Nasdaq) from 2003 to 2008, of NYMagic, Inc. (NYSE) from 2003 to 2010 and of Endurance Specialty Holdings, Ltd. from 2003 to October 2017. From 1999 until 2002, Mr. Baily was the President of Swiss Re Capital Partners. Prior to joining Swiss Re Capital Partners, Mr. Baily was a partner at PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, where he worked from 1965 until 1999. Mr. Baily was the National Insurance Industry Chairman of Coopers & Lybrand from 1986 until 1998 and a member of Coopers & Lybrand’s International Insurance Industry Committee from 1984 until 1998. Mr. Baily graduated cum laude from Albright College in 1965, received his CPA with honors in 1968 and received his MBA from the University of Chicago in 1979. Mr. Baily’s experience as an accountant and past service as a director of public companies led our Nominating and Corporate Governance Committee to conclude that Mr. Baily is qualified to serve as a trustee.

Kenneth F. Bernstein

Mr. Kenneth F. Bernstein brings to the Board of Trustees expertise in accounting and business operations. He is a member of the board of directors of GBDC, GDLC, GDLCU and GBDC 4 and the board of trustees of GPIF I, GCRED and the Fund. He also was a member of the board of directors of GBDC 3 and GCIC prior to their mergers with GBDC in 2024 and 2019, respectively. Mr. Bernstein has been the chief executive officer of Acadia Realty Trust since 2001 and the president and a trustee since its formation in 1998. Mr. Bernstein is responsible for strategic planning as well as overseeing the day-to-day activities of Acadia Realty Trust including operations, acquisitions and capital markets. He was an independent trustee of BRT Apartments Corp. from 2004 to 2016. From 1990 to 1998, he served as chief operating officer of RD Capital, Inc. until its merger into Acadia Realty Trust. He was an associate with the New York law firm of Battle Fowler LLP, from 1986 to 1990. He has been a member of the National Association of Corporate Directors, International Council of Shopping Centers, the National Association of Real Estate Investment Trusts, for which he serves on the Board of Governors, the Urban Land Institute and the Real Estate Roundtable. Mr. Bernstein was also the founding chairman of the Young Presidents’ Organization Real Estate Network and is currently a member of its board of advisors. He holds a BA from the University of Vermont and a JD from Boston University School of Law. Mr. Bernstein’s experience as a senior executive officer within finance companies led our Nominating and Corporate Governance Committee to conclude that Mr. Bernstein is qualified to serve as a trustee.

Lofton P. Holder

Mr. Lofton P. Holder brings to the Board of Trustees a diverse knowledge of business and finance. He is a member of the board of directors of GBDC, GDLC, GDLCU and GBDC 4 and the board of trustees of GPIF I, GCRED and the Fund, where he serves on the Nominating and Corporate Governance, Audit and GBDC Compensation committees. He also was a member of the board of directors of GBDC 3 prior to its merger with GBDC in 2024. Mr. Holder also served on the board of directors for Manning & Napier (NYSE), where he served as chair of the Compensation Committee. He also served as an advisor to the management team at Landed, a private company focused on helping essential professionals purchase homes. He is the co-founder and retired managing partner for Pine Street Alternative Asset Management Company. Pine Street invests seed capital with emerging hedge fund managers. Prior to creating Pine Street, Mr. Holder was a Managing Director at Investcorp and JP Morgan Asset Management. In these roles, he served the investment needs of major global institutional investors working across all equity and fixed income asset classes as well as hedge fund, private equity and real estate investments. Earlier in his career, Mr. Holder was a municipal finance investment banker at JP Morgan and The First Boston Corporation. He is actively engaged in the community and is particularly focused on ideas to advance educational opportunity and student achievement for young people from low-income backgrounds. Mr. Holder is a board member for The Edwin Gould Foundation and Maimonides Medical Center and serves as Chair of the Investment Committees for both organizations. Mr. Holder also serves on the Board of Directors of UpTogether and AARP Foundation. He previously served as a Trustee for Pace University where he was a member of the Audit Committee. Mr. Holder received a BA in Political Science from Columbia University and an MBA from the Yale School of Organization and Management. Mr. Holder’s experience as a senior executive officer within the alternative asset management business led our Nominating and Corporate Governance Committee to conclude that Mr. Holder is qualified to serve as a trustee.

Anita J. Rival

Ms. Anita J. Rival brings to the Board of Trustees a diverse knowledge of business and finance and expertise in capital markets, portfolio management and business operations. She is a member of the board of directors of GBDC, GDLC, GDLCU and GBDC 4 and the board of trustees of GPIF I, GCRED and the Fund. She also was a member of the board of directors of GBDC 3 and GCIC prior to their mergers with GBDC in 2024 and 2019, respectively. Ms. Rival became a trustee of Baron Investment Funds Trust in May 2013. From April 2022 to April 2023, Ms. Rival served as an independent director for Trian Investors 1 Limited, a Guernsey registered company listed on the London Stock Exchange. From January 2014 to September 2022, she served as an independent director for Impala Asset Management. From April 2011 through May 2012, she served as an independent advisor to Magnetar Capital, a multi-strategy hedge fund. From 1999 until her retirement in February 2009, Ms. Rival was a Partner and Portfolio Manager at Harris Alternatives, LLC, and its predecessor, Harris Associates, L.P. As a Portfolio Manager at Harris Alternatives, LLC, Ms. Rival managed all aspects of a $14 billion fund of hedge funds, including asset selection, risk assessment and allocation across investment strategies. Prior to Harris Alternatives, LLC, Ms. Rival held senior level positions at several large asset management/investment banking institutions, including Banker’s Trust, Global Asset Management and Merrill Lynch Capital Markets. Ms. Rival received her BA in 1985 from Harvard University. Ms. Rival’s experience as a partner and senior executive in several asset management firms led our Nominating and Corporate Governance Committee to conclude that Ms. Rival is qualified to serve as a trustee.

William M. Webster IV

Mr. William M. Webster IV brings to the Board of Trustees a diverse knowledge of business and finance. He is a member of the board of directors of GBDC, GDLC, GDLCU and GBDC 4 and the board of trustees of GPIF I, GCRED and the Fund. He also was a member of the board of directors of GBDC 3 and GCIC prior to their mergers with GBDC in 2024 and 2019, respectively. From March 2022 to October 2024, Mr. Webster served on the board of directors, and was the Chair of the board of directors and the audit committee, of International Battery Metals Ltd. Mr. Webster is one of the co-founders of Advance America, Advance Cash Centers, Inc. Mr. Webster served as a director from the company’s inception in 1997 through May 2012 and as the Chairman of the board of directors from August 2008 through May 2012 and previously from January 2000 through July 2004. He was the Chief Executive Officer of Advance America, Advance Cash Centers, Inc. from its inception through August 2005. From May 1996 to May 1997, Mr. Webster served as Executive Vice President of Education Management Corporation and was responsible for corporate development, human resources, management information systems, legal affairs and government relations. From October 1994 to October 1995, Mr. Webster served as Assistant to the President of the United States and Director of Scheduling and Advance. Mr. Webster served as Chief of Staff to U.S. Department of Education Secretary Richard W. Riley from January 1993 to October 1994. From November 1992 to January 1993, Mr. Webster was Chief of Staff to Richard W. Riley as part of the Presidential Transition Team. Mr. Webster previously served on the board of directors of LKQ Corporation (NYSE) from 2003 to May 2020 and on the board of directors of Compass Systems, Inc. from 2014 to May 2021. Mr. Webster holds an Executive Masters Professional Director Certification, the highest level, from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Webster is a 1979 summa cum laude graduate of Washington and Lee University and a Fulbright Scholar. Mr. Webster is also a graduate of the University of Virginia School of Law. Mr. Webster’s knowledge of business and finance developed as a senior executive officer led our Nominating and Corporate Governance Committee to conclude that Mr. Webster is qualified to serve as a trustee.

Interested Trustees

David B. Golub

Mr. David B. Golub serves as Chief Executive Officer of the Fund and as Chairman of our Board of Trustees. He brings to the Board of Trustees a diverse knowledge of business and finance. He is also the President of Golub Capital and serves on the Investment Committee of our Investment Adviser, GC Advisors LLC. Mr. Golub also serves as President, Chief Executive Officer and as chairman of the board of directors of GBDC, GDLC, GDLCU and GBDC 4 and the board of trustees of GPIF I and GCRED. He previously served as President and Chief Executive Officer of GBDC 3 and GCIC prior to their mergers with GBDC in 2024 and 2019, respectively. From 1995 through October 2003, Mr. Golub was a Managing Director of Centre Partners Management LLC, a leading private equity firm. From 1995 through 2000, Mr. Golub also served as a Managing Director of Corporate Partners, a private equity fund affiliated with Lazard formed to acquire significant minority stakes in established companies. Mr. Golub is a member of the Founder’s Council of the Michael J. Fox Foundation for Parkinson’s Research, where he was the first board Chairman and a long-time director. Mr. Golub is a member of the Association of Marshall Scholars’ Director’s Circle. Mr. Golub is also Co-founder and Chair of the Golub Capital Social Impact Labs and the Golub Capital Nonprofit Board Fellows Program. He previously was a member of the Stanford Graduate School of Business Advisory Council and served on the boards of the Loan Syndications and Trading Association, the Hudson Guild and the World Policy Institute. Mr. Golub is on the board of directors of The Burton Corporation and has served on the boards of numerous public and private companies. Mr. Golub earned his AB degree in Government from Harvard College. He received an MPhil in International Relations from Oxford University, where he was a Marshall Scholar, and an MBA from Stanford Graduate School of Business, where he was an Arjay Miller Scholar. Mr. Golub’s experiences with Golub Capital and his focus on middle-market lending led our Nominating and Corporate Governance Committee to conclude that Mr. Golub is qualified to serve as a trustee.

Christopher C. Ericson

Mr. Christopher C. Ericson is a member of the Board of Trustees and also serves as Chief Financial Officer and Treasurer of the Fund. Mr. Ericson is a member of the board of Trustees of GPIF I and GCRED. Mr. Ericson is the Chief Financial Officer and Treasurer for GBDC, GDLC, GDLCU, GBDC 4, GCRED and GPIF I. Prior to this position, Mr. Ericson served in various senior finance roles since first joining Golub Capital in 2009, including as Controller for Golub Capital BDC. He rejoined Golub Capital in 2018 as a Director on the Corporate Development team in the Investor Partners Group. Prior to joining Golub Capital, Mr. Ericson served as the Controller at Downsview Capital, a hedge fund focusing on private investments in public equities. Prior to that he worked at Guggenheim Partners and Deloitte. Mr. Ericson earned his BS degree in Commerce from the University of Virginia. He received an MS degree in Accountancy from the University of Illinois at Urbana - Champaign. He is a registered Certified Public Accountant in Illinois. Mr. Ericson’s experience with Golub Capital and his past experience with alternative asset management and public accounting firms led our Nominating and Corporate Governance Committee to conclude that Mr. Ericson is qualified to serve as a trustee.

Officers Who Are Not Trustees

Wu-Kwan Kit, Chief Compliance Officer & Secretary

Ms. Wu-Kwan Kit is Chief Compliance Officer and Secretary of the Fund. Ms. Kit also serves as Chief Compliance Officer and Secretary of GBDC, GDLC, GDLCU, GBDC 4, GCRED and GPIF I. Ms. Kit has served as Senior BDC Counsel to Golub Capital since September 2024. Prior to joining Golub Capital, Ms. Kit was Senior Vice President and Senior Counsel at PIMCO, where she primarily supported its registered funds. Prior to this position, she worked at Van Eck Associates as Assistant General Counsel. Prior to that, Ms. Kit worked as an Associate in Schulte Roth & Zabel’s Investment Management Group. Ms. Kit earned her BA degree cum laude from the University of Pennsylvania. She received a JD from the University of Pennsylvania Law School.

Timothy J. Topicz, Chief Operating Officer

Mr. Timothy J. Topicz is Chief Operating Officer of the Fund. He also serves as a Director in its Investor Partners Group. He is responsible for the program management of the BDC business for the firm. Mr. Topicz currently serves as Chief Operating Officer of GDLC, GDLCU, GBDC, GBDC 4, GCRED and GPIF I. Prior to joining Golub Capital, Mr. Topicz was a Vice President in the Financial Institutions Investment Banking group at Wells Fargo Securities, where he led the firm’s investment banking coverage effort for the Business Development Company sector. Mr. Topicz earned his BS with honors in Business Administration and Finance from The Ohio State University and his MBA from the University of Chicago Booth School of Business. He is a CFA® Charterholder.

Paul Solini, Chief Accounting Officer

Mr. Paul Solini is Chief Accounting Officer of the Fund. He also currently serves as Chief Accounting Officer of GDLC, GDLCU, GBDC 4, GCRED and GPIF I. Prior to joining Golub Capital in 2026, Mr. Solini served as a Senior Controller at TPG Twin Brook Capital Partners where he helped oversee financial reporting, regulatory filings, investor reporting, audit coordination, and key operational and control processes. Prior to this position, he worked as an Auditor at PricewaterhouseCoopers where he led engagements for public and private investment managers, private equity funds, hedge funds, and registered funds. Mr. Solini earned his BS in Accounting from Niagara University and his MS in Accounting from the University of Connecticut. He is currently a registered Certified Public Accountant in both New York and Illinois.

Daniel J. Colaizzi, Managing Director

Mr. Daniel J. Colaizzi joined Golub Capital in 2017 and is a Managing Director of the Fund. Mr. Colaizzi also serves as a Managing Director of GPIF I and GCRED. Mr. Colaizzi is a Managing Director and Co-Head of the Global Product Group, responsible for product origination and management, product specialist, investor diligence and thought leadership for the Firm. He was previously Co-Head of the Solutions Group, responsible for new product development for the Firm. Before that, Mr. Colaizzi was Deputy General Counsel on the Legal and Compliance Team, responsible for representing Golub Capital in all transactions in which the Firm obtains financing, including collateralized loan obligations, lines of credit and other financings. Prior to joining Golub Capital, Mr. Colaizzi was an Associate in the Finance and Real Estate group at Dechert, where he represented asset managers in the negotiation of collateralized loan obligation and other asset financing debt transactions. Prior to this position, he worked at Cohen & Grigsby as an Associate on the Business Services team, where he represented private equity funds, asset managers and commercial banks in mergers and acquisitions and acquisition financing transactions. Mr. Colaizzi earned his BA in Political Science from Coastal Carolina University. He received a JD summa cum laude from the University of Pittsburgh.

Robert G. Tuchscherer, Managing Director

Mr. Tuchscherer joined Golub Capital in 2007 and is a Managing director of the Fund. He is also a Senior Managing Director on the Direct Lending team at Golub Capital. He is a member of the Firm’s Investment Committee and is responsible for originating, underwriting, executing and monitoring investments for the Firm. Mr. Tuchscherer also serves as an officer of GBDC, GDLC, GDLCU, GBDC 4, GCRED and GPIF I. Prior to joining Golub Capital, Mr. Tuchscherer was a Vice President at GE Antares Capital, where he led the structuring, underwriting, documentation and syndication of leveraged finance transactions for middle market private equity sponsors. Prior to that, he was an Associate Director in the Asset-Backed Securities group at Heller Financial. Mr. Tuchscherer earned a BS degree in Finance from the University of Illinois at Urbana – Champaign. He received an MBA with honors in Accounting and Entrepreneurship from the University of Chicago Booth School of Business.

Committees of the Board

Audit Committee

The purpose of the Audit Committee is to monitor (i) the integrity of the financial statements of the Fund, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Fund’s internal audit function and independent auditors and (iv) the compliance by the Fund with legal and regulatory requirements. The Audit Committee is directly responsible for approving and overseeing our independent accountants, including review and discussion of material written communications between the independent accountants and management, and reviewing with our independent accountants the plans and results of the audit engagement, including critical accounting policies to be used, alternative treatment of financial information within generally accepted accounting principles that have been discussed with management. As part of its oversight, the Audit Committee is responsible for approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing and overseeing the adequacy of our internal accounting controls. The Audit Committee is responsible for reviewing and discussing with management and our independent accountants our annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommending to the Board of Trustees whether the audited financial statements should be included in the Fund’s annual report on Form 10-K. On a quarterly basis, the Audit Committee reviews and discusses with management and our independent accountants the Fund’s earnings releases and quarterly financial statements prior to the filing of the Fund’s quarterly reports on Form 10-Q, including the results of the independent accountants’ reviews of the quarterly financial statements. Periodically during each fiscal year, the Audit Committee meets, including private meetings, with our independent accountants and selected executive officers of the Fund, as appropriate, for consultation on audit, accounting and related financial matters. At least annually, the Audit Committee reviews a report from the independent accountants regarding the independent accountant’s internal quality-control procedures, any material issues raised by internal quality review, or peer review, of the firm or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues, as well as all relationships between the independent accountants and the Fund. The Audit Committee reviews and approves the amount of audit fees and any other fees paid to our independent accountants.

The function of the Audit Committee is oversight. The independent accountants are accountable to the Board of Trustees and the Audit Committee, as representatives of the Fund’s shareholders. The Board of Trustees and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Fund’s independent accountants (subject, if applicable, to shareholder ratification).

In fulfilling their responsibilities, the members of the Audit Committee are not full-time employees of the Fund or management and are not, and do not represent themselves to be, accountants or auditors by profession. Accordingly, it is not the duty or the responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to set auditor independence standards.

The responsibilities of the Audit Committee also include compliance oversight, including discussing with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Fund’s financial statements or accounting policies. In addition, the Audit Committee reviews related party transactions and considers any conflicts of interest brought to its attention pursuant to the Fund’s Code of Conduct. See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence.”

The Audit Committee is also responsible for aiding our Board of Trustees in overseeing the determination of fair value of investments by reviewing valuation information provided by GC Advisors, in its capacity as Valuation Designee, and any independent valuation firms and pricing services utilized in the valuation processes and procedures and assessing valuation recommendations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee considers Shareholder recommendations for possible nominees for election as trustees when such recommendations are submitted in accordance with the Fund’s bylaws, the Nominating and Corporate Governance Committee Charter and any applicable law, rule or regulation regarding trustee nominations. Our bylaws provide that a Shareholder who wishes to nominate a person for election as a trustee at a meeting of Shareholders must deliver written notice to our corporate secretary. This notice must contain, as to each nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees, or is otherwise required, in each case pursuant to Regulation 14A (or any successor regulations) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected) and whether such shareholder believes any such individual is, or is not, an Interested Person (as such term is defined in the Declaration of Trust) of the Fund and information regarding such individual that is sufficient, in the discretion of the Board or any committee thereof or any authorized officer of the Fund, to make such determination.

Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of the Board of Trustees includes compliance with the independence and other applicable requirements of the 1940 Act and the SEC, and all other applicable laws, rules and regulations; the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee Charter and the ability to contribute to the effective management of the Fund, taking into account the needs of the Fund and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which the Fund operates. The Nominating and Corporate Governance Committee also may consider such other factors as it may deem are in the best interests of the Fund and its Shareholders.

Investment Committee

The purpose of GC Advisors’ investment committee, which is comprised of officers of GC Advisors, is to evaluate and approve all of our investments, subject to the oversight of our Board of Trustees. The investment committee process is intended to bring the diverse experience and perspectives of the committee’s members to the analysis and consideration of each investment. See “Item 1. Business—Investment Committee” for information on the Investment Committee.

Portfolio Management

Each investment opportunity requires the consensus and generally receives the unanimous approval of GC Advisors’ investment committee. Follow-on investments in existing portfolio companies can require the investment committee’s approval beyond that obtained when the initial investment in the company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, can require approval by the investment committee. The day-to-day management of investments approved by the investment committee is overseen by Lawrence E. Golub and David B. Golub.

Each of Lawrence E. Golub and David B. Golub has ownership and financial interests in, and can receive compensation and/or profit distributions from, GC Advisors. Neither Lawrence Golub nor David Golub receives any direct compensation from us. As of September 30, 2025, GC Advisors is also primarily responsible for the day-to-day management of approximately 41 other pooled investment vehicles, with over $85.3 billion of capital under management, and approximately 31 other accounts, with over $11 billion of capital under management, in which their affiliates receive incentive fees.

Item 6.	Executive Compensation.

Compensation of Executive Officers

None of our executive officers is currently compensated by us. We do not currently have any employees. Our day-to-day operations are managed by GC Advisors.

Compensation of Trustees

The Independent Trustees receive an annual fee of $15,000 (if the Fund’s net assets are up to $250 million), $25,000 (if the Fund’s net assets are between $250 million to $750 million) or $35,000 (if the Fund’s net assets are greater than $750 million). They also receive $1,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each regular board meeting (in person or telephonically) and $500 for attending each special meeting (telephonically). They will also receive $1,000 for each committee meeting plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended in person or telephonically (provided that such compensation will only be paid if the committee meeting is not held on the same day as any regular board meeting). The chairman of the audit committee receives an annual fee of $7,500. We have obtained trustees’ and officers’ liability insurance on behalf of our trustees and officers. We do not have a profit-sharing or retirement plan, and trustees do not receive any pension or retirement benefits.

No compensation is paid to trustees who are “interested persons.” Our Board of Trustees reviews and determines the compensation of Independent Trustees.

Item 7.	Certain Relationships and Related Transactions, and Trustee Independence.

Certain Relationships and Related Transactions

We intend to enter into agreements with GC Advisors, in which members of our senior management, including our officers, our Interested Trustees and members of GC Advisors’ investment committee have ownership and/or financial interests. Members of our senior management and the investment committee also serve as principals of other investment advisers affiliated with GC Advisors that sponsor and/or manage accounts with investment objectives similar to ours as well as funds with different investment objectives. In addition, our officers and trustees and the members of GC Advisors and its investment committee also serve as officers, trustees or principals of entities that operate in the same, or related, line of business as we do or of accounts managed or sponsored by GC Advisors and its affiliates. Many of these accounts have investment objectives that are similar to our investment objective.

In serving in these multiple capacities, GC Advisors and its personnel have obligations to other Clients or investors in those entities, the fulfillment of which could conflict with the best interests of us or our shareholders. The allocation of time and focus by personnel of GC Advisors and its affiliates to these existing portfolio company investments held by other funds and accounts could reduce the time that such individuals have to spend on our investing activities.

GC Advisors offers us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objective, positions, policies, strategies and restrictions, as well as regulatory requirements and other relevant factors. Such offers are made in accordance with GC Advisors’ allocation policies, and therefore, while it is unlikely that we will participate in each individual opportunity we expect, on an overall basis, to participate equitably with other entities sponsored or managed by GC Advisors and its affiliates over time.

GC Advisors and its affiliates have both subjective and objective policies and procedures in place that are designed to identify and mitigate, where possible, conflicts of interest between GC Advisors’ fiduciary obligations to us and its similar fiduciary obligations to other Clients. To the extent that we compete with other Clients for a particular investment opportunity, GC Advisors will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its allocation policies, (2) the requirements of the Advisers Act and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates, as modified by no-action relief granted by the SEC as well as exemptive relief from the SEC to permit flexibility to negotiate the terms of co-investments, in each case in compliance with the terms and conditions of such no-action or exemptive relief, to the extent applicable. GC Advisors has adopted allocation policies reasonably designed to ensure that such opportunities are allocated fairly and equitably among its Clients over time and in a manner that is consistent with applicable laws, rules and regulations. The allocation policies also seek to achieve reasonable efficiency and provide flexibility to allocate investments among Clients in a manner that will benefit the Clients and promote the growth of the financing and advisory operations of the GC Advisors’ affiliates to the benefit of all Clients. There can be no assurance that GC Advisors’ or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

GC Advisors has Clients with similar or overlapping investment strategies and has policies and procedures designed to identify and mitigate, where possible, conflicts among such Clients. In addition, GC Advisors’ allocation policy seeks to ensure the equitable allocation of investment opportunities when we invest alongside other Clients. Under this allocation policy, GC Advisors will determine separately the amount of any proposed investment to be made by us and other Clients. We may receive smaller allocations relative to larger accounts, including accounts that can incur material amounts of leverage, and/or receive larger allocations relative to the Fund’s size as compared to allocations to larger accounts. In situations in which co-investment with other Clients is not permitted or appropriate, such as when, in the absence of exemptive relief described below, we and such other entities would be making different investments in the same issuer, GC Advisors will need to decide whether we or such other entity or entities will proceed with the investment. GC Advisors will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on a basis that will be fair and equitable over time. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—There are conflicts related to the obligations of GC Advisors’ investment committee, GC Advisors or its affiliates have to other Clients and conflicts related to fees and expenses of such other Clients.”

GC Advisors and its affiliates as well as certain of their Clients have received exemptive relief from the SEC that permits us, among other things, to co-invest alongside other Clients, in certain privately placed investments that involve the negotiation of certain terms of the securities to be purchased (in addition to price and quantity-related terms), subject to certain conditions. We believe that co-investment by us and other Clients of GC Advisors and its affiliates could afford us additional investment opportunities and the ability to achieve greater diversification.

In connection with investments made by us, GC Advisors and its affiliates often receive origination, commitment, documentation, structuring, facility, monitoring, amendment, refinancing, administrative agent and/or other fees from portfolio companies in which we invest or propose to invest. Where doing so is consistent with applicable law, SEC guidance and the co-investment exemptive relief order from the SEC, some or all of such fees can be retained by GC Advisors and its affiliates.

Our senior management, members of GC Advisors’ investment committee and other investment professionals from GC Advisors could serve as trustees of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a company, these individuals could obtain material non-public information that would restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law. In addition, we have adopted a formal code of ethics that governs the conduct of our and GC Advisors’ officers, trustees and employees. Our officers and trustees also remain subject to the duties imposed by both the 1940 Act and Delaware law.

We have entered into the Investment Advisory Agreement with GC Advisors, pursuant to which we pay GC Advisors a management fee and incentive fee. The incentive fee is computed and paid in part on income that we have not yet received in cash. This fee structure creates an incentive for GC Advisors to make certain types of investments. Additionally, in accordance with Rule 2a-5 under the 1940 Act, our Board of Trustees has designated GC Advisors to be the Valuation Designee for the Fund. GC Advisors is responsible for determining the fair value of our portfolio investments, subject to the oversight of the Board of Trustees. GC Advisors, in its capacity as Valuation Designee, is responsible for determining, in good faith, the fair value of investments that are not publicly traded, whose market prices are not readily available as part of the regular valuation process and in any other situation where portfolio investments require a fair value determination. We pay GC Advisors an incentive fee that is based on the performance of our portfolio and a management fee that is based on the value of our net assets. There is a conflict of interest when personnel of GC Advisors are involved in the valuation process of our portfolio investments. Under our incentive fee structure, GC Advisors benefits when we recognize capital gains and, because GC Advisors determines when a holding is sold, GC Advisors controls the timing of the recognition of such capital gains. In addition, because the management fee that we pay the Investment Adviser is based on the fair value of our net assets, including those assets acquired through the use of leverage, GC Advisors has a financial incentive to incur leverage. See “Item 1A. Risk Factors—Risks Relating to our Business and Structure—Our management and incentive fee structure creates incentives for GC Advisors that are not fully aligned with the interests of our shareholders and could induce GC Advisors to make certain investments, including speculative investments.”

We have entered into a license agreement with Golub Capital LLC, under which Golub Capital LLC has granted us a non-exclusive, royalty-free license to use the name “Golub Capital.”

Pursuant to the Administration Agreement, the Administrator furnishes us with office facilities and equipment and provides clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Under our Administration Agreement, the Administrator performs, or oversees, or arranges for, the performance of, our required administrative services, which include, among other things, being responsible for the financial and other records that we are required to maintain and preparing reports to our shareholders and reports filed with the SEC. GC Advisors is the sole member of and controls the Administrator.

GC Advisors is an affiliate of Golub Capital LLC, with whom it has entered into the Staffing Agreement. Under this agreement, Golub Capital LLC makes available to GC Advisors experienced investment professionals and access to the senior investment personnel and other resources of Golub Capital LLC and its affiliates. The Staffing Agreement provides GC Advisors with access to deal flow generated by the professionals of Golub Capital LLC and its affiliates and commits the members of GC Advisors’ investment committee to serve in that capacity. GC Advisors seeks to capitalize on what we believe to be the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Golub Capital LLC’s investment professionals.

We have entered into the Adviser Revolver with GC Advisors as the lender, pursuant to which GC Advisors has provided us with a $100 million unsecured, revolving line of credit.

Trustee Independence

The 1940 Act requires that at least a majority of our trustees not be “interested persons” (as defined in the 1940 Act) of the Fund. On an annual basis, each member of our Board of Trustees is required to complete an independence questionnaire designed to provide information to assist our Board of Trustees in determining whether the trustee is independent under the 1940 Act and our corporate governance guidelines. Our governance guidelines require any trustee who has previously been determined to be independent to inform the chairman of our Board of Trustees, the chairman of the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) and our corporate secretary of any change in circumstance that could cause his or her status as an Independent Trustee to change. Our Board of Trustees limits membership on the audit committee (the “Audit Committee”) and the Nominating and Corporate Governance committee to Independent Trustees.

Item 8.	Legal Proceedings

We, GC Advisors, the Administrator and our wholly-owned subsidiaries are not currently subject to any material litigation.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our Common Shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2), Regulation D and Regulation S. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Common Shares currently, nor can we give any assurance that one will develop.

Because shares of our Common Shares have been acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and can be required to be held indefinitely. Such shares cannot be sold, transferred, assigned, pledged or otherwise disposed of unless (1) our consent is granted, and (2) the shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder could, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares can be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

As of February 2, 2026, there are 818 holders of our Common Shares. Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Common Shares.

Distributions

We expect to pay regular monthly distributions and from time-to-time variable special distributions commencing with the first full calendar quarter after the Initial Closing. Any distributions we make will be at the discretion of our Board of Trustees, considering factors such as our earnings, cash flow, capital and liquidity needs and general financial condition and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time and are not guaranteed.

Our Board of Trustees’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC requirements. To qualify for and maintain our treatment as a RIC, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of our net investment income plus net realized short-term capital gains in excess of net realized long-term capital losses. See “Item 11. Description of Registrant’s Securities to be Registered” and “Item 1. Business—Certain U.S. Federal Income Tax Considerations.”

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings or return of capital will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. While possible at any time during the Fund’s operation, we believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering.

From time to time, we may also pay special interim distributions in the form of cash or Common Shares at the discretion of our Board of Trustees.

We have not established limits on the amount of funds we may use from any available sources to make distributions. There can be no assurance that we will achieve the performance necessary to sustain our distributions or that we will be able to pay distributions at a specific rate or at all. Further, if the Investment Adviser elects to cover certain of our expenses pursuant to the Expense Support Agreement, we may be able to pay distributions at times when we may otherwise be unable to. The Investment Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods. See “Item 1. Business—Investment Advisory Agreement” and “—Administration Agreement.”

Consistent with the Code, shareholders will be notified of the source of our distributions. Our distributions may exceed our earnings and profits. As a result, a portion of the distributions we make may represent a return of capital for tax purposes. The tax basis of shares must be reduced by the amount of any return of capital distributions, which will result in an increase in the amount of any taxable gain (or a reduction in any deductible loss) on the sale of shares.

Any distributions funded through expense reimbursements or waivers of advisory fees, if any, are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Investment Adviser or its affiliates continues to advance such expenses or waive such fees. Our future reimbursement of amounts advanced or waived by the Investment Adviser and its affiliates will reduce the distributions that you would otherwise receive in the future. Other than as set forth in this Registration Statement, the Investment Adviser and its affiliates have no obligation to advance expenses or waive advisory fees.

We intend to elect to be treated, and to qualify annually thereafter, as a RIC under the Code. To qualify for and maintain RIC tax treatment, we must distribute each taxable year at least 90% of our investment company taxable income (which is generally our net ordinary income plus the excess, if any, of our net short-term capital gains over our net long-term capital losses), determined without regard to any deduction for dividends paid, to our shareholders. A RIC may satisfy the 90% distribution requirement by actually distributing dividends (other than capital gain dividends) during the taxable year. In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M of the Code. If a RIC makes a spillback dividend, the amounts will be included in a shareholder’s gross income for the year in which the spillback dividend is paid.

We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of your pro rata share of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions. See “Item 1. Business—Certain U.S. Federal Income Tax Considerations.”

When issuing senior securities, we may be prohibited from making distributions if doing so causes us to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings.

Distribution Reinvestment Plan

We have adopted an “opt out” distribution reinvestment plan under which an investor’s distributions will, subject to legal, tax, regulatory or other similar considerations, be automatically reinvested under the distribution reinvestment plan in additional whole and fractional Shares, unless the investor “opts out” of the distribution reinvestment plan, thereby electing to receive cash dividends.

Investors who receive distributions in the form of additional Class S Shares will be subject to the same U.S. federal, state and local tax consequences as investors who elect not to reinvest distributions.

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares. Shareholders can elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription agreements. A shareholder may elect to receive its entire dividend in cash at any time by notifying the Fund’s transfer agent in writing. If, however, a shareholder requests to change its election within 95 days prior to a distribution, the request will be effective only with respect to distributions after the 95-day period. There will be no up-front selling commissions or managing dealer fees to you if you participate in the distribution reinvestment plan. We will pay the plan administrator fees under the plan.

The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recent NAV per share for such shares at the time the distribution is payable. Class S Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as our Class S Shares sold in the Offering.

If you are a registered shareholder, you may elect to have your entire distribution reinvested in additional shares by notifying the plan administrator and our transfer agent and registrar, in writing, so that such notice is received by the plan administrator no later than the record date to which such distribution relates. If you elect to reinvest your distributions in additional shares, the plan administrator will set up an account for shares you acquire through the plan and will hold such shares in non-certificated form. If your shares are held by a broker or other financial intermediary, you may “opt-out” of our distribution reinvestment plan by notifying your broker or other financial intermediary of your election.

During each quarter, but in no event later than 30 days after the end of each calendar quarter, our transfer agent or another designated agent will mail and/or make electronically available to each participant in the distribution reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of our Common Shares purchased during such quarter, and the per share purchase price for such shares. Annually, as required by the Code, we will include tax information for income earned on shares under the distribution reinvestment plan on a Form 1099-DIV that is mailed to shareholders subject to IRS tax reporting. We reserve the right to amend, suspend or terminate the distribution reinvestment plan. Any distributions reinvested through the issuance of shares through our distribution reinvestment plan will increase our gross assets on which the management fee and the incentive fee are determined and paid under the Investment Advisory Agreement.

For additional discussion regarding the tax implications of participation in the distribution reinvestment plan, see “Item 1. Business—Certain U.S. Federal Income Tax Considerations.” Additional information about the distribution reinvestment plan may be obtained by contacting the plan administrator, Ultimus Fund Solutions, 833-327-4024.

Item 10.	Recent Sales of Unregistered Securities.

On September 26, 2025 and December 19, 2025, GCP-PIF Feeder S, a Delaware statutory trust and indirectly wholly-owned subsidiary of GCP HS Fund, purchased 400 and 820,000 Common Shares of the Fund, respectively, at a price of $25.00 per Common Share. On December 31, 2025, the Fund held the Initial Closing and issued and sold 4,273,517.12 Common Shares at a price of $25.00 per Common Share for aggregate consideration of $106,837,928. Concurrent with the Initial Closing, the Fund issued and sold 400 promissory notes (the “Promissory Notes”) in a private offering, with each Promissory Note issued in connection with the issuance of one Common Share (the “Promissory Notes Offering”), for aggregate consideration of $800,000. On February 1, 2026, the Fund issued and sold 233,700 Common Shares at a price per Common Share equal to its NAV per Common Share as of January 31, 2026 of $24.89, for aggregate consideration of $5,816,805.

The offer and sale of the Common Shares were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder. The offer and sale of the Promissory Notes were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

Item 11.	Description of Registrant’s Securities to be Registered.

The terms of the Declaration of Trust authorize an unlimited number of Common Shares, par value $0.01 per share, and an unlimited number of shares of preferred shares, par value $0.01 per share. The Declaration of Trust provides that the Board of Trustees may classify or reclassify any unissued Common Shares into one or more classes or series of Common Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our Common Shares, and we can offer no assurances that a market for our shares will develop in the future. We do not intend for the shares offered pursuant to the Offering to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our shares. No shares have been authorized for issuance under any equity compensation plans. Under the terms of our Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. Our Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund’s assets or the affairs of the Fund by reason of being a shareholder.

None of our shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Fund or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board of Trustees in setting the terms of any class or series of Common Shares, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Common Shares

Under the terms of our Declaration of Trust, all Common Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to the holders of our Common Shares if, as and when authorized by our Board of Trustees and declared by us out of funds legally available therefore. Except as may be provided by our Board of Trustees in setting the terms of classified or reclassified shares, our Common Shares will have no preemptive, exchange, conversion, appraisal or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire Common Shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person, restrict or prohibit transfers of such shares or redeem any outstanding shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board of Trustees. In the event of our liquidation, dissolution or winding up, each share of our Common Shares would be entitled to share pro rata in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of our Common Shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of our Common Shares will possess exclusive voting power. There will be no cumulative voting in the election of trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect trustees, each trustee will be elected by a plurality of the votes cast with respect to such trustee’s election except in the case of a “contested election” (as defined in our bylaws), in which case trustees will be elected by a majority of the votes cast in the contested election of trustees. Pursuant to our Declaration of Trust, our Board of Trustees may amend the bylaws to alter the vote required to elect trustees.

Class S Shares

The Fund is offering Class S Shares in the Offering to certain qualified investors who are “accredited investors,” as defined under the Securities Act and who have pre-existing relationships with Golub Capital and/or its agents.

We intend to sell our Class S Shares at a purchase price per share (exclusive of any upfront placement or other fees) equal to our NAV per share as of the last calendar day of the month immediately prior to the effective date of the monthly share purchase date. Investors who buy Class S Shares through certain financial intermediaries may be directly charged transaction or other fees by such intermediaries, including upfront placement fees or brokerage commissions, in such amounts as the financial intermediaries may determine, provided that selling agents limit such charges to 3.5% for Class S Shares, as a percentage of the NAV of Class S Shares. Only Class S Shares are being offered in the Offering. Class S Shares are not expected to be registered or offered under the Securities Act or the securities laws of any state or other jurisdiction. The minimum initial investment amount for Class S Shares is $2,500. Subsequent purchases of Shares must be in increments of $500. The Fund reserves the right to waive investment minimums.

Class S Shares are not currently or expected to be listed on a national securities exchange, and it is not currently expected that a secondary market will develop for Class S Shares.

Repurchases of Common Shares by the Fund, if any, are expected to be limited. An investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.

Promissory Notes

Concurrent with the Initial Closing, the Fund issued and sold 400 Promissory Notes in the Promissory Notes Offering to a select group of individual investors who are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. The Promissory Notes have a face value of $2,000 and a maturity of 30 years, and the Fund pays interest on the Promissory Notes at an interest rate equal to 12.0% per annum. Each Promissory Note was issued at an original issue discount equal to the NAV per Common Share as determined as of a date within 48 hours (excluding Sundays and holidays) prior to the purchase. Some or all of the Promissory Notes may be prepaid by the Fund at any time on or following the date on which the Fund has repurchased the Common Share purchased by the Promissory Note holder in connection with the issuance of the Promissory Note, by notice of such prepayment to the holder of such Promissory Note, which notice shall indicate the date selected by the Fund for such prepayment (the “Prepayment Date”). If the Fund elects to cause the prepayment of a Promissory Note, the Fund will prepay, in cash, the outstanding $2,000 (the “Initial Stated Value”) of such Promissory Note as of the Prepayment Date, in whole or in part, as applicable together with all accrued, unpaid and past due interest due to the Prepayment Date on the Initial Stated Value being prepaid and, if the first such prepayment occurs prior to the last day of the 24th consecutive calendar month following the issue date of the Promissory Note, the Fund will pay on the Prepayment Date a one-time cash premium equal to ten percent (10%) of the Initial Stated Value of each Promissory Note. The Promissory Notes are general unsecured senior obligations of the Fund and rank equally with all outstanding and future unsecured, unsubordinated indebtedness issued by the Fund. With respect to the Promissory Notes Offering, the Fund paid fees to, and covered certain expenses of, REIT Funding, LLC (“REIT Funding”). From the fees paid, REIT Funding was responsible for paying any brokerage or placement fees to H&L Equities, LLC, a registered broker dealer and an affiliate of REIT Funding. The Fund also pays fees to, and covers certain expenses of, REIT Administration, LLC (“REIT Administration”), an affiliate of REIT Funding, for its administrative services related to the Promissory Notes. The Fund’s obligation to pay the fees to REIT Administration will end on the date when the Promissory Notes have been paid in full and all administrative duties have been completed.

Preferred Shares

Under the terms of the Declaration of Trust, our Board of Trustees may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board of Trustees has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. In the event we issue preferred shares, we will make any required disclosure to shareholders. We will not offer preferred shares to the Investment Adviser or our affiliates except on the same terms as offered to all other shareholders.

Preferred shares could be issued with terms that would adversely affect the common shareholders, provided that we may not issue any preferred shares that would limit or subordinate the voting rights of holders of our Common Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Common Shares and before any purchase of Common Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two trustees at all times and to elect a majority of the trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of our Independent Trustees not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel and counsel to Independent Trustees.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee, officer or beneficial owner or other person from and against claims and demands. Our Declaration of Trust provides that our trustees and officers will not be liable to us or our shareholders for money damages to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person, including trustees and officers, to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former trustee, officer, employee or agent of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a trustee, officer, employee or agent of the Fund and at the request of the Fund, serves or has served as a trustee, officer, employee or agent of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Indemnitee determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of the Indemnitee to the Fund in the case that the Indemnitee is a trustee, officer, employee, or agent of the Fund, and (iv) such indemnification is recoverable only out of assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Fund’s receipt of (i) a written affirmation by the Indemnitee of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Fund and (ii) a written agreement by him or her or on his or her behalf to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

The Fund was formed on July 22, 2025 as a Delaware statutory trust, and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. Our Board of Trustees may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; our Board of Trustees may, without shareholder action, amend our Declaration of Trust to increase the number of our Common Shares, of any class or series, that we will have authority to issue; and our Declaration of Trust provides that, while we do not intend to list our shares on any securities exchange, if any class of our shares is listed on a national securities exchange, our Board of Trustees will be divided into three classes of trustees serving staggered terms of three years each. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Trustees. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Trustees; Vacancies; Removal

Our Declaration of Trust provides that the number of trustees will be set by our Board of Trustees in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Trustees may at any time increase or decrease the number of trustees. Our Declaration of Trust provides that the number of trustees generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board of Trustees in setting the terms of any class or series of preferred shares, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board of Trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will serve for the remainder of the full term of the trustee for whom the vacancy occurred and until a successor is duly elected and qualified, subject to any applicable requirements of the 1940 Act.

Our Declaration of Trust provides that a trustee may be removed from office (i) upon a vote by the shareholders of more than two-thirds of all outstanding shares of the Fund entitled to vote with cause or (ii) by a majority of the remaining trustees (or in the case of the removal of a trustee that is not an Interested Person, a majority of the remaining trustees that are not Interested Persons) but only for cause.

Our Board of Trustees is comprised of a total of seven members, five of whom are Independent Trustees. Our Declaration of Trust provides that a majority of our Board of Trustees must be Independent Trustees, except for a period of up to 60 days or such longer period permitted by law, after the death, removal or resignation of an Independent Trustee pending the election of his or her successor. Each trustee will hold office until his or her successor is duly elected and qualified.

Agreement to be Bound by the Declaration of Trust

By subscribing for the Common Shares, investors will be deemed to have agreed to be bound by the terms of the Declaration of Trust.

Action by Shareholders

Our bylaws provide that shareholder action can be taken at an annual meeting or a special meeting of shareholders. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust, the Fund is not required to hold annual meetings and does not intend to do so. Special meetings may be called by the trustees and certain of our officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board of Trustees or (3) provided that the Board of Trustees has determined that trustees will be elected at such special meeting, by any shareholder who is a shareholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting, as required by the 1940 Act, and who complied with the notice procedures.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our Board of Trustees a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Trustees, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Bylaws do not give our Board of Trustees any power to disapprove shareholder nominations for the election of trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Amendment of the Declaration of Trust and Bylaws

Our Declaration of Trust provides that shareholders are entitled to vote upon a proposed amendment to the Declaration of Trust if the amendment would adversely affect the rights of shareholders. Approval of any such amendment must be approved by a majority of the votes cast at a meeting of shareholders at which a quorum is present. In addition, the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter are necessary to effect (a) any amendment to our Declaration of Trust to make our Common Shares a “redeemable security” or to convert the Fund, whether by merger or otherwise, from a closed-end company to an open-end company and (b) any amendment to certain specific provisions of our Declaration of Trust. If the Board of Trustees approves a proposal or amendment pursuant to the prior sentence by a vote of at least two-thirds of such Board of Trustees, then only the affirmative vote of the holders of more than 50% of the outstanding shares of the Fund entitled to vote on the matter shall be required to approve such matter.

Our Declaration of Trust provides that our Board of Trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Except as described above and for certain provisions of our Declaration of Trust relating to shareholder voting and the removal of trustees, our Declaration of Trust provides that our Board of Trustees may amend our Declaration of Trust without any vote of our shareholders.

Actions by the Board Related to Merger, Conversion or Reorganization

The Board of Trustees may, without the approval of holders of our outstanding shares if such approval is not required by the 1940 Act, approve a merger, conversion, consolidation or other reorganization of the Fund, provided that the resulting entity is a BDC under the 1940 Act.

Derivative Actions

No person, other than a trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. No shareholder may maintain a derivative action on behalf of the Fund unless holders of at least ten percent (10%) of the outstanding shares join in the bringing of such action. A “derivative” action does not include any derivative or other action arising under the U.S. federal securities laws and certain state securities laws.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed; and a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Board of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) above, the Board of Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board of Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Board of Trustees determine not to bring such action. For purposes of this paragraph, the Board of Trustees may designate a committee of one or more trustees to consider a shareholder demand.

Access to Records

To the fullest extent permitted by applicable law, no Shareholder shall have any right to inspect any account, book or document of the Fund that is not publicly available, except as conferred by our trustees, or the Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer. For the avoidance of doubt, Shareholders shall not have any rights granted under Section 3819 of the Delaware Statutory Trust Act. The books and records of the Fund may be kept at such place or places as the Board of Trustees or the Chief Executive Officer, Chief Financial Officer or Chief Compliance Officer may from time to time determine, except as otherwise required by law.

Reports to Shareholders

The Fund will furnish to shareholders as soon as commercially practicable after the end of each taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.

Annual and quarterly reports, including audited financial statements filed with the SEC, will be made available to investors.

Depending on legal requirements, the Fund may provide this information to shareholders via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about the Fund will also be available on the SEC’s website at www.sec.gov.

Conflict with the 1940 Act

Our Declaration of Trust provides that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Item 12.	Indemnification of Trustees and Officers.

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee, officer or beneficial owner or other person from and against claims and demands. Our Declaration of Trust provides that our trustees will not be liable to us or our shareholders for money damages. Our Declaration of Trust provides for the indemnification of any person, including trustees and officers, to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of the Indemnitee in the case that the Indemnitee is a trustee, officer, employee, or agent of the Fund.

Item 13.	Financial Statements and Supplementary Data.

Set forth below is a list of our audited financial statements included in this Registration Statement.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices or financial statement disclosure.

Item 15.	Financial Statements and Exhibits.

(a)	List separately all financial statements filed

The financial statements included in this Registration Statement are listed under Item 13, Financial Statements and Supplementary Data.”

(b)	Exhibits

Exhibit Index

3.1	Certificate of Trust of the Registrant(1)

3.2	Amended and Restated Declaration of Trust of the Registrant(1)

3.3	Bylaws of the Registrant(1)

4.1	Form of Subscription Agreement(1)

10.1	Investment Advisory Agreement by and between Registrant and GC Advisors LLC(2)

10.2	Expense Support and Conditional Reimbursement Agreement by and between Registrant and GC Advisors LLC(1)

10.3	Administration Agreement by and between Registrant and Golub Capital LLC(2)

10.4	Loan Administration and Custodial Agreement by and between the Registrant and Computershare Trust Company, N.A.(1)

10.5	Transfer Agent Services Agreement by and between the Registrant, Golub Capital Private Income Fund I and Ultimus Fund Solutions, LLC(1)

10.6	Trademark License Agreement by and between Golub Capital LLC and Registrant(1)

10.7	Dividend Reinvestment Plan(1)

10.8	Managing Dealer Agreement by and between the Registrant and Arete Wealth Management, LLC(1)

10.9	Form of Selected Intermediary Agreement(1)

10.10	Share Purchase and Sale Agreement, dated as of December 29, 2025, by and among the Registrant, GCP OS Cayman Trust and GC Advisors LLC(3)

10.11	Revolving Loan Agreement, dated as of December 23, 2025, by and between the Registrant, as borrower, and GC Advisors LLC as lender(3)

10.12	Amended and Restated Credit Agreement, dated as of December 31, 2025, by and among GPIF S Funding, as borrower, the Registrant, as servicer, Bank of America, N.A., as administrative agent, sole lead arranger and book manager, Computershare Trust Company, N.A., as collateral custodian, the lenders parties thereto and each of the securitization subsidiaries parties thereto(3)

21.1	List of Subsidiaries.

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 10 filed on October 31, 2025.
(2)	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form 10 filed on December 19, 2025.
(3)	Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q filed on February 17, 2026.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLUB CAPITAL PRIVATE INCOME FUND S

By:	/s/ David B. Golub
Name: David B. Golub
Title: Chief Executive Officer

Date: March 24, 2026

Golub Capital Private Income Fund S

Financial Statements

As of September 30, 2025

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Trustees of Golub Capital Private Income Fund S

Opinion on the Financial Statements

We have audited the accompanying statement of financial condition of Golub Capital Private Income Fund S (the Company) as of September 30, 2025, the related statement of operations for the period from September 26, 2025 (seeding) to September 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2025 and the results of its operations for the period from September 26, 2025 (seeding) to September 30, 2025, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2025.

Chicago, Illinois

October 29, 2025

Golub Capital Private Income Fund S

Statement of Financial Condition

September 30, 2025

Assets
Cash	$10,000
Deferred offering costs	354,895

Total Assets	$364,895

Liabilities
Due to affiliate	$354,895

Total Liabilities	354,895

Commitments and contingencies (Note 4)

Net Assets
Common stock, par value $0.01 per share, unlimited shares authorized, and 400 shares issued and outstanding as of September 30, 2025	$4
Paid in capital in excess of par	9,996

Total Net Assets	10,000

Total Liabilities and Total Net Assets	$364,895

Number of common shares outstanding	400.000
Net asset value per common share	$25.00

See Notes to Financial Statements

Golub Capital Private Income Fund S

Statement of Operations

For the period from September 26, 2025 (seeding) to

September 30, 2025

Expenses
Organization expenses	$627,300

Total Expenses	627,300

Expense support (Note 3)	(627,300)

Net expenses	-

Net increase (decrease) in net assets resulting from operations	$-

See Notes to Financial Statements

Golub Capital Private Income Fund S

Notes to Financial Statements

Note 1.	Organization

Golub Capital Private Income Fund S (“GPIF S” or the “Company”), was organized in the state of Delaware on July 22, 2025 as a Delaware statutory trust for the purpose of making investments primarily through direct lending to U.S. private companies in the middle-market. The Company’s investment objective is to generate current income and capital appreciation by investing primarily in senior secured and one stop (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) loans to U.S. middle-market companies. The Company may also selectively invest in second lien and subordinated loans (including loans that rank senior only to a borrower’s equity securities and ranks junior to all of such borrower’s other indebtedness in priority of payment) of private companies. The Company also expects to, including potentially to a significant extent, invest in liquid credit instruments, including secured floating rate syndicated loans (e.g., broadly syndicated loans), securitized products and corporate bonds. The Company’s portfolio may, but will not necessarily, initially be comprised of a greater percentage of such instruments than it will as the Company’s investment program matures, though the exact allocation may vary from time to time depending on market conditions and available investment opportunities. The Company’s portfolio may also include other credit-related investments, including, without limitation, structured and synthetic debt investments and debt investments accompanied by equity securities, preferred equity and, to a limited extent, common equity investments not associated with a debt investment. The Company’s fiscal year end is September 30.

The Company intends to enter into an investment advisory agreement (the “Investment Advisory Agreement”) with GC Advisors, LLC (“GC Advisors” or the “Investment Adviser”), an investment adviser that is registered with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company also intends to enter into an administration agreement (the “Administration Agreement”) with Golub Capital LLC (the “Administrator”), an affiliate of GC Advisors. The Company intends to elect to be regulated as a business development company (“BDC”) under the 1940 Act.

The Company intends to offer its common shares of beneficial interest, par value $0.01 per share (“Common Shares”), in one or more private placement transactions exempt from registration under the U.S. Securities Act of 1933 (the “Offering”), including a private placement of Common Shares of beneficial interest to certain qualified purchasers that is expected to close prior to the commencement of the Offering (the “Initial Offering”). The Company intends to invest the proceeds from the Initial Offering in a portfolio of investments in accordance with its investment objective.

On September 26, 2025, GCP-PIF Feeder S (“GPIF S Feeder”), a Delaware statutory trust and indirectly wholly-owned subsidiary of GCP HS Fund, purchased 400 shares of the Company’s Common Shares at $25.00 per share.

GC Investment Management LLC (the “Investment Manager”) serves as the investment manager of GCP HS Fund. GC Investment Management LLC is a relying adviser of GC OPAL Advisors LLC, which is a registered investment adviser with the SEC, and an affiliate of GC Advisors.

As of September 30, 2025, the Company had not commenced its investing activities.

Note 2.	Accounting Policies

Basis of presentation: The Company is an investment company as defined in the accounting and reporting guidance under Accounting Standards Codification (“ASC”) Topic 946 - Financial Services - Investment Companies (“ASC Topic 946”).

Golub Capital Private Income Fund S

Notes to Financial Statements

Note 2.	Accounting Policies (Continued)

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as established by the Financial Accounting Standards Board.

Use of estimates: The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

Consolidation: As provided under ASC Topic 946, the Company will generally not consolidate any investments in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company.

Cash and cash equivalents: Cash and cash equivalents are highly liquid investments with an original maturity of three months or less at the date of acquisition. The Company deposits its cash in financial institutions and, at times, such balances may be in excess of the Federal Deposit Insurance Corporation insurance limits. The Company held no cash equivalents as of September 30, 2025.

Income taxes: ASC Topic 740 - Income Taxes (“ASC Topic 740”) provides guidelines for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. ASC Topic 740 requires the evaluation of tax positions taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense or tax benefit in the current year. There were no material unrecognized tax benefits or unrecognized tax liabilities related to uncertain income tax positions through September 30, 2025.

Deferred offering costs: Costs associated with the offering of Common Shares of the Company will be capitalized as deferred offering expenses and amortized on a straight line basis. Deferred offering costs consist of fees paid in relation to legal, accounting, regulatory and printing work completed in preparation of equity offerings. For the period ended September 30, 2025, there was no amortization of deferred offering costs as the Company had not commenced its investing activities.

Note 3.	Agreements and Related Party Transactions

Managing Dealer Agreement: The Company has entered into a managing dealer agreement (as amended, the “Managing Dealer Agreement”) with Arete Wealth Management, LLC (the “Managing Dealer”). Under the terms of the Managing Dealer Agreement, the Managing Dealer will manage relationships with third-party brokers engaged by the Managing Dealer to participate in the distribution of the Company’s Common Shares (referred to as “participating brokers”), and financial advisors. The Managing Dealer will be entitled to receive shareholder servicing and/or distribution fees monthly in arrears at an annual rate of 0.85% of the aggregate net asset value (“NAV”) attributable to the Company’s Common Shares. The shareholder servicing and/or distribution fees will be payable to the Managing Dealer, but the Managing Dealer anticipates that all or a portion of the shareholder servicing fees and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers. In addition, pursuant to the Managing Dealer Agreement, the Company will pay the Managing Dealer certain fees for its services as Managing Dealer, which will be borne indirectly by all shareholders of the Company.

Golub Capital Private Income Fund S

Notes to Financial Statements

Note 3.	Agreements and Related Party Transactions (Continued)

The Managing Dealer is a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”).

The Managing Dealer Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons”, as defined in the 1940 Act, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution and servicing plan or the Managing Dealer Agreement or by vote of a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Managing Dealer or the Investment Adviser. The Managing Dealer Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Expense Support and Conditional Reimbursement Agreement: The Company has entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with GC Advisors. GC Advisors may elect to pay certain expenses (each, an “Expense Support Payment”), provided that no portion of the payment will be used to pay any interest or distributions and/or shareholder servicing fees of the Company. Any Expense Support Payment that GC Advisors has committed to pay must be paid by GC Advisors or its affiliates to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to GC Advisors or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to GC Advisors until such time as all Expense Payments made by GC Advisors to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment”. “Available Operating Funds” means the sum of (i) the Company’s net investment income calculated in accordance with GAAP, (ii) net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Investment Adviser has waived its right to receive such payment for the applicable month.

Expense Support Payments will only be borne by the Company if the Company commences the Initial Offering. Refer to “Note 4 Commitments and Contingencies” for additional details. As of September 30, 2025, the Company had not commenced the Offering.

Note 4.	Commitments and Contingencies

GC Advisors has agreed to advance certain expenses along with any other expenses through the date on which the Company commences the Initial Offering in accordance with the Expense Support Agreement. The Company will be obligated to reimburse GC Advisors for such advanced expenses upon commencement of the Initial Offering. The total Expense Support Payments incurred through September 30, 2025 were $627,300. As of September 30, 2025, GC Advisors has paid $354,895 of offering costs that would be reimbursable by the Company subsequent to the Initial Offering. The total of these costs have been accrued and are included in due to affiliate on the statement of financial condition as of September 30, 2025.

Golub Capital Private Income Fund S

Notes to Financial Statements

Note 5.	Net Assets

In connection with its formation, the Company has the authority to issue an unlimited number of Common Shares of beneficial interest at $0.01 per share par value. On September 26, 2025, GPIF S Feeder purchased 400 shares of the Company’s Common Shares of beneficial interest at $25.00 per share.

The Company intends to offer Common Shares of beneficial interest pursuant to the Initial Offering. The Company will accept purchase orders and hold investors’ funds in a non-interest-bearing escrow account until the date the Company’s Board has authorized the release of the funds in the escrow account. The per share purchase price for Common Shares in the Initial Offering will be $25.00 per share. Thereafter, the purchase price per share for Common Shares will equal the net asset value per share as of the last calendar day of the month immediately prior to the effective date of the monthly share purchase date.

Note 6.	Subsequent Events

The Company’s management evaluated subsequent events through the date of issuance of the financial statements. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the financial statements as of September 30, 2025.